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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on November 4, 2016

Registration No. 333-214116

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOPHARMX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	59-3843182 (I.R.S. Employer Identification Number)

1098 Hamilton Court
Menlo Park, California 94025
(650) 889-5020
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Anja Krammer
President
BioPharmX Corporation
1098 Hamilton Court
Menlo Park, California, 94025
(650) 889-5020
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Jorge del Calvo, Esq. Davina K. Kaile, Esq. Patty M. DeGaetano, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500	Ivan K. Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)

Common stock, $0.001 par value(3)	$8,000,000	$928

Warrants to purchase shares of common stock(4)	—	—

Shares of common stock issuable upon exercise of warrants(3)	$6,000,000	$696

Representative's Warrant to purchase common stock(3)(5)	$200,000	$24

Common stock underlying Representative's Warrant(4)	—	—

Total	$14,200,000	$1,648(6)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(3)
Includes shares of common stock which may be issued upon exercise of an option granted to the underwriters to cover overallotments, if any.
(4)
No registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The warrants are exercisable at a per share exercise price equal to 100% of the public offering price.
(6)
$1,416 of this amount was previously paid in connection with the initial filing of this registration statement.

            The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 4, 2016

PRELIMINARY PROSPECTUS

22,440,392 Shares of Common Stock

Warrants to Purchase 16,830,294 Shares of Common Stock

        We are offering 22,440,392 shares of our common stock and warrants to purchase an aggregate of 16,830,294 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the warrants). Each share of common stock is being sold together with a warrant to purchase up to 0.75 of a share of our common stock (which equates to 75% warrant coverage on the shares purchased in this offering), at an exercise price of $        per share. The warrants will be exercisable following our next annual meeting at which our shareholders approve an increase in our authorized common stock and will expire on the sixth anniversary of the date of issuance. The shares of common stock and warrants will be issued separately and will be immediately separable upon issuance. Our common stock is listed on the NYSE MKT under the symbol "BPMX." On November 3, 2016 the last reported sale price of our common stock on the NYSE MKT was $0.31 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the warrants on any national securities exchange.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 11 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to us	$	$

(1)
The public offering price is $        per share of common stock and $0.01 per accompanying warrant.
(2)
We have also agreed to issue to Roth Capital Partners, LLC warrants to purchase up to 645,161 shares of our common stock, which equates to 2.5% of the number of shares of our common stock to be issued and sold in this offering. See "Underwriting" beginning on page 141 of this prospectus for additional information regarding compensation payable to the underwriters.

        We have granted the underwriters an option, exercisable for up to 30 days from the date of this prospectus, to purchase up to 3,366,059 additional shares of our common stock, at a price of $             per share, and/or additional warrants to purchase up to 2,524,544 shares, at a price of $              per warrant, to cover overallotments, if any.

        Delivery of the shares of our common stock and the warrants offered hereby is expected to be made on or about                , 2016.

Roth Capital Partners

The date of this prospectus is                , 2016

        The registration statement we filed with the Securities and Exchange Commission, or the SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading "Where You Can Find Additional Information," before making your investment decision. You should rely only on the information provided in this prospectus or any amendment thereto. We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the underwriters are not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

i

        Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources, and on our knowledge of, and our experience to date in, the markets for our products. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications that is included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors." These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

        Unless the context otherwise requires, references in this prospectus to "BioPharmX," "the Company," "we," "us" and "our" or similar terms refer to BioPharmX Corporation or BioPharmX, Inc., taken together, as the context may require. "VIOLET," "VI2OLET," "BIOPHARMX," "GET IT OFF YOUR CHEST," and the BioPharmX and VI2OLET logos are registered trademarks of BioPharmX. All other product and company names are trademarks of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies' trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

 PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes and the information set forth under the sections "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section "Special Note Regarding Forward-Looking Statements."

Company Overview

        We are a specialty pharmaceutical company focused on utilizing our proprietary drug delivery technologies to develop and commercialize novel prescription and over-the-counter, or OTC, products that address large markets in dermatology and women's health. Our objective is to develop products that treat health or age-related conditions that: (1) are not presently being addressed or treated at all or (2) are currently treated with drug therapies or drug delivery approaches that are sub-optimal. Our strategy is designed to bring new products to market by identifying optimal delivery mechanisms and/or alternative applications for United States Food and Drug Administration, or FDA, approved active pharmaceutical ingredients, or APIs, and biological materials, while, in appropriate circumstances, reducing the time, cost and risk typically associated with new product development by repurposing drugs with demonstrated safety profiles and, when applicable, taking advantage of the regulatory approval pathway under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FDC Act. We believe these approaches may reduce drug development risk and could reduce the time and resources we spend during development. Our current platform technologies include innovative delivery mechanisms for antibiotics, biologic materials and molecular iodine (I2).

        The product candidates in our current portfolio target significant market opportunities and include two clinical-stage product candidates, BPX01, a topical antibiotic for the treatment of acne based on a unique formulation of minocycline currently in a Phase 2b clinical trial, and BPX03, a molecular iodine (I2) tablet for the treatment of benign breast pain associated with fibrocystic breast condition, or FBC, and cyclic mastalgia, as well as one development-stage product candidate, BPX02, an injectable product utilizing biological materials for aesthetic dermatology applications. The molecular iodine project includes a marketed OTC dietary supplement version, or VI2OLET, for the alleviation of symptoms of FBC, as well as an investigational prescription drug version for the treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia. VI2OLET is currently the subject of a non-investigational new drug application, or IND, clinical trial overseen by Health Canada and an Institutional Review Board, or IRB, to provide additional insight on how to design a Phase 3 safety and efficacy clinical trial.

Our Markets

        We believe that the industry dynamics in the areas of dermatology and women's health represent significant opportunities for innovative new products to emerge as attractive solutions for unmet needs in multi-billion dollar therapeutic categories. In particular, we believe that both the dermatology and women's health markets are large specialty markets with significant global patient demand, and we believe that our focus on these markets coupled with our proprietary platform technologies should enable us to develop and commercialize attractive products within these categories.

Our Products and Product Candidates

Overview

        We have developed our product portfolio using our proprietary drug delivery technologies, including innovative delivery mechanisms for antibiotics, biologic materials and molecular iodine. We currently have one marketed product, our VI2OLET iodine dietary supplement, two clinical-stage product candidates, BPX01 and BPX03 and one development-stage product candidate, BPX02. The following table presents a summary of this marketed product and our product candidates:

Product/ Product Candidates	Delivery Mechanism	Platform Technology/ Application	Product Type	Stage of Development
VI2OLET	Oral	Molecular iodine (I2) for the alleviation of symptoms of FBC	OTC Dietary Supplement	Currently Marketed
BPX03	Oral	Molecular iodine (I2) for treatment of moderate to severe periodic breast pain associated with FBC and cyclic mastalgia	Prescription Drug	Pre-Phase 3 Clinical Trial in Progress
BPX01	Topical	Topical antibiotic for treatment of acne	Prescription Drug	Phase 2b in Progress
BPX02	Injectable	Injectable product for aesthetic dermatology applications	Injectable Product	Internal Development

VI2OLET Iodine

        Our first commercial product, VI2OLET, is a patented OTC molecular iodine dietary supplement that addresses cyclic breast discomfort and is clinically demonstrated to alleviate the symptoms associated with FBC, including tenderness, aches and swelling. Women who suffer from menstrual-related breast discomfort are recommended to take one to two tablets per day on an empty stomach for at least 60 days to realize initial symptom relief. Our patented molecular iodine formula is delivered to breast tissue and is intended to reduce the fibrocystic changes that results in breast discomfort. Recently, we conducted two in vitro studies on human mammary epithelial cells derived from FBC (MCF10A) cells, common breast cancer cell lines (MCF7, a Luminal A subtype, and MDA-MB231, a triple-negative subtype), and primary human breast epithelial cells, which found our patented molecular iodine formulation has an apoptotic effect on both the FBC and cancer cells. We launched VI2OLET in December 2014 in online stores and have since expanded into over 7,000 retail pharmacies, specialty chain outlet and grocery chain outlet stores throughout the United States. We are exploring commercial growth opportunities for the expansion of VI2OLET, which may include strategic partnerships with women's and/or consumer health companies.

BPX03

        In addition to VI2OLET, we are also developing BPX03, a prescription drug version of our molecular iodine tablet for the treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia. We in-licensed this prescription iodine drug candidate, which was previously under development by the licensors, and refer to both the prior sponsor's investigational drug and our investigational drug as BPX03. We are currently in the process of conducting a clinical trial (using VI2OLET) under Health Canada and institutional review board, or IRB, oversight to provide additional insight on how to design a Phase 3 safety and efficacy clinical trial. We are currently seeking a partner(s) to pursue any necessary clinical development and additional regulatory approvals for the product using the learnings from our ongoing clinical trial.

BPX01

        BPX01, a hydrophilic, topical antibiotic gel for the treatment of acne vulgaris, is currently the subject of a Phase 2 clinical trial. BPX01 combines the most widely used oral antibiotic drug for the treatment of moderate severe acne (minocycline) with a proprietary anhydrous hydrophilic topical delivery system specifically designed to localize the delivery of the drug while minimizing systemic side effects. This proprietary topical delivery system allows us to minimize the dosage required by improving bioavailability with enhanced and targeted delivery of a fully solubilized minocycline. In addition to its bacteriostatic properties, the active pharmaceutical ingredient, minocycline also has anti-inflammatory properties, which can help to reduce the swelling and redness commonly associated with acne vulgaris.

        In addition to BPX01, we believe our anhydrous hydrophilic topical delivery system may also be utilized with other APIs including other antibiotics.

BPX02

        We are developing BPX02, an injectable product utilizing biologic materials for aesthetic dermatology applications. This research stage product candidate is currently under internal development with preclinical testing expected to begin in calendar year 2017. We will likely pursue regulatory approval for this product via a Biologics License Application, or BLA. As such, BPX02 would still be subject to regulation under the FDC Act, except the section of the FDC Act that governs the approval of NDAs. Instead, BPX02 would be subject to the marketing and exclusivity provisions of the Public Health Service Act, or PHSA, for approval of BLAs. However, the application process and requirements for approval of BLAs are very similar to those for NDAs.

Our Strategy and Competitive Strengths

        We believe that the combination of our proprietary platform technologies and the expertise of our team in the areas of product development and commercialization, for both prescription and OTC products, are the core elements driving our company. The key elements of our corporate strategy and the competitive advantages we believe these elements provide us include the following:

    •
    patented platform technologies;

    •
    potentially shorter time to market for product introductions due to disruptive characteristics;

    •
    bifurcated market penetration;

    •
    diverse models of commercialization;

    •
    efficient advancement of early stage product candidates into late stage development;

    •
    strategic partnerships, joint development and licensing; and

    •
    continued development of committed, experienced employees and relationships with members of the women's health and dermatology communities.

Strategic Alliances and Relationships

        As part of our business strategy, we augment our internal and external development efforts by establishing global strategic relationships and alliances with third parties that have technologies, patents, other know how or commercialization capabilities that we believe will be additive to our internal efforts in the areas of dermatology and women's health. Our existing strategic relationships and alliances include:

Iogen

        We have executed collaboration and licensing agreements with Iogen, a biotechnology company with iodine-based solutions and associated intellectual property. Our molecular iodine OTC dietary supplement, VI2OLET, and the development of our molecular iodine prescription product, BPX03, build upon this licensed technology and its associated intellectual property. Under the terms of the agreement, we received an exclusive, worldwide, perpetual, irrevocable license to Iogen's patented technology relating to an oral iodine tablet. In consideration of the license granted under the agreement, we agreed to pay to Iogen a non-refundable license issue fee of $150,000, which we paid in full, and 30% of net profit associated with direct commercialization of an OTC iodine tablet product or 30% of net royalties received from any sub-licensee. For other products developed and commercialized using licensed technology and associated intellectual property covered by this agreement, including a prescription iodine tablet, we agreed to pay to Iogen a royalty of 3% of net sales for the first 12 months of commercialization and 2% of net sales thereafter.

NuTech

        We have executed a collaboration and supply agreement with NuTech Medical, Inc., or NuTech, a biologics company specializing in the spinal and orthopedics markets. This agreement describes the collaboration between NuTech and us to develop products in the field of dermatology. Products and intellectual property developed under this agreement are exclusively owned by us and licensed to NuTech for use in indications outside of dermatology. In exchange for an exclusive license to NuTech's intellectual property in the field of dermatology, we will pay to NuTech a royalty of 3% of net sales on products sold in the field of dermatology. In exchange for granting NuTech an exclusive license to our intellectual property and intellectual property developed in collaboration with NuTech in indications outside of dermatology, we will receive from NuTech a royalty of 3% of net sales on products they sell.

Risks Associated with Our Business and this Offering

        Since our inception, we have incurred substantial losses. Our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the "Risk Factors" section of this prospectus, and among these important risks are the following:

    •
    Since inception, we have experienced recurring operating losses and negative cash flows and we expect to continue to generate operating losses and consume significant cash resources for the foreseeable future. As a result, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. We are unable to predict the extent of any future losses or if or when we will become profitable, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we do not have sufficient funds to continue operations and satisfy our obligations and liabilities, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us.

    •
    We will require substantial additional financing and capital. To raise additional capital, we may in the future issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions or in liquidation and may have other rights superior to existing stockholders. We may also issue these securities at prices that may not be the same as, and may be lower than, the price per share paid by other investors, and our stockholders could experience significant dilution.

    •
    As a result of our operating losses in recent years and decline in our stock price and stockholders' equity, we may be unable to satisfy the continued listing requirements of the NYSE MKT. In the event our common stock is delisted, our stockholders may experience decreased liquidity. On July 20, 2016, we received a deficiency notice from the NYSE MKT stating we were not in compliance with the stockholders' equity requirement. We have subsequently responded to the NYSE MKT with our plan to regain compliance, which plan was accepted by the NYSE MKT, but there is no assurance we will be able to achieve the plan to regain and maintain compliance.

    •
    We have identified material weaknesses in our internal control over financial reporting, which may negatively impact our ability to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

    •
    Our operating results may fluctuate significantly, are difficult to predict and could fall below expectations due to a variety of other factors, including: our financial condition, delays in the commencement, enrollment and the timing of clinical testing for our product candidates; the timing and success or failure of clinical trials for our product candidates or competing product candidates; delays in regulatory review and approval of product candidates; the timing and level of investment in research and development activities; the cost of manufacturing VI2OLET and product candidates; and our ability to obtain additional funding.

    •
    Our business is dependent on the successful development and commercialization of our product candidates, in particular BPX01 and BPX03. We also have a limited operating history and have yet to recognize more than a de minimis amount of revenue from sales of VI2OLET. We may never successfully commercialize any of our product candidates. Accordingly, we may not generate revenue through the sale of our product candidates or any future product candidates sufficient to continue operations.

    •
    We have limited experience in the conduct of clinical trials, and may be unable to obtain, regulatory approval for BPX01, BPX02, BPX03 or other early-stage product candidates. The FDA and foreign regulatory bodies have substantial discretion in the approval process, including the ability to delay, limit or deny approval of product candidates, any of which would adversely impact commercialization, our potential to generate revenue, our business and our operating results. We may also be subject to healthcare laws, regulation and enforcement and our failure to comply with those laws could adversely affect our business, operations and financial condition.

    •
    Our product candidates may cause serious or undesirable side effects or possess other unexpected properties that could delay or prevent their regulatory approval, limit the commercial profile of approved labeling or result in post-approval regulatory action.

    •
    Even if our current product candidates or any future product candidates obtain regulatory approval, they may fail to achieve the broad degree of physician and patient adoption and use necessary for commercial success. Our product candidates, if approved, will also face significant competition and our failure to compete effectively may prevent us from achieving significant market penetration.

    •
    We rely on a single, qualified supplier to manufacture our VI2OLET product and our BPX01 product candidate and our manufacturing contracts are short-term in nature. If we cannot renew these agreements or cannot find replacement manufacturers, we cannot be certain that manufacturing sources will continue to be available or that we can continue to outsource the manufacturing of our products and product candidates on commercially reasonable or acceptable terms.

Corporate Information

        We were originally incorporated on August 30, 2010 in Nevada under the name Thompson Designs, Inc., or Thompson. On January 23, 2014, Thompson, BioPharmX, Inc. and stockholders of BioPharmX, Inc., who collectively owned 100% of BioPharmX, Inc., entered into and consummated transactions pursuant to a share exchange agreement, or the Share Exchange Agreement, whereby Thompson issued to the stockholders of BioPharmX, Inc. an aggregate of 7,025,000 shares of its common stock in exchange for 100% of the shares of BioPharmX, Inc., or the Share Exchange. The shares of Thompson common stock received by the stockholders of BioPharmX, Inc. in the Share Exchange constituted approximately 77.8% of Thompson's then issued and outstanding common stock, after giving effect to the issuance of shares pursuant to the Share Exchange Agreement. As a result of the Share Exchange, BioPharmX, Inc. became our wholly-owned subsidiary. On March 3, 2014, we changed our name to BioPharmX Corporation. On May 16, 2014, we reincorporated from Nevada to Delaware.

        Our headquarters are located at 1098 Hamilton Court, Menlo Park, California 94025, and our telephone number is (650) 889-5020. Our website address is www.biopharmx.com. The information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

The Offering

Common stock offered by us	22,440,392 shares
Warrants offered by us	Warrants to purchase up to 16,830,294 shares of common stock. Each share of our common stock is being sold together with a warrant to purchase 0.75 of a share of our common stock, which equates to 75% warrant coverage on the shares purchased in this offering. Each warrant will have an exercise price of $ per share, will be immediately exercisable following our next annual meeting at which our shareholders approve an increase in our authorized common stock and will expire on the sixth anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.
Common stock outstanding after this offering	57,228,153 shares (assuming none of the warrants issued in this offering are exercised).
Overallotment option(1)	The underwriters have a 30-day option to purchase a maximum of 3,366,059 additional shares of common stock and/or up to 2,524,544 additional warrants.
Use of proceeds	We estimate that the net proceeds from the sale of shares of our common stock and accompanying warrants in this offering will be approximately $6.1 million, assuming a combined public offering price of $0.31 per share of common stock and accompanying warrant, which is the last reported sale price of our common stock on the NYSE MKT on November 3, 2016, or approximately $7.1 million if the underwriters exercise their overallotment option in full, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. We currently expect to use the net proceeds from this offering to fund further clinical development of BPX01, as well as the ongoing expenses of our operations during such development and for working capital and general corporate purposes.

(1)

(1) Because our common stock is publicly traded, but the warrants are not listed on a national securities exchange or other nationally recognized trading market, the underwriters may satisfy some or all of the overallotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the overallotment option with respect to our common stock. If the underwriters exercise their overallotment option with respect to the warrants in full, but do not exercise their overallotment option with respect to our common stock, then the effective warrant coverage for each share of common stock sold in this offering would be approximately 86% instead of the 75% stated on the cover page of this prospectus.

Our existing resources, together with the proceeds from this offering, will not be adequate to permit us to complete such clinical development or fund our operations over the longer term. We will need to secure significant additional resources to complete such development and to support our continued operations. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments. See "Use of Proceeds."
Risk factors	See the "Risk Factors" section beginning on page 11 of this prospectus for factors to consider before deciding to purchase our securities.
NYSE MKT symbol	Our common stock is listed on the NYSE MKT under the symbol "BPMX." We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

        Unless otherwise indicated, the number of shares of common stock outstanding after this offering is based on 32,912,761 shares of common stock outstanding as of October 31, 2016 and excludes:

    •
    5,139,369 shares of common stock issuable upon the exercise of stock options outstanding as of October 31, 2016 at a weighted average exercise price of $0.99 per share;

    •
    5,614,547 shares of common stock issuable upon the exercise of warrants outstanding as of October 31, 2016 at a weighted average exercise price of $1.95 per share;

    •
    the conversion of the original principal amount (excluding accrued but unpaid interest) under our outstanding convertible promissory notes issued in August 2016 into 1,875,000 shares of common stock immediately prior to completion of this offering;

    •
    2,203,212 shares of common stock available for future grants under our equity incentive plans as of October 31, 2016;

    •
    645,161 shares of common stock issuable upon exercise of warrants to be issued to Roth Capital Partners, LLC in connection with this offering, at an exercise price per share equal to 100% of the public offering price, as described in the "Underwriting – Representative's Warrants" section of this prospectus;

    •
    any shares of common stock issuable upon exercise of warrants issued by us in this offering; and

    •
    any shares issued upon the exercise by the underwriters of the option to purchase additional shares of common stock and/or warrants from us to cover overallotments, if any.

        Unless otherwise indicated, all information in this prospectus also reflects and assumes:

    •
    no exercise of the representative's warrants to be issued to Roth Capital Partners, LLC described above; and

    •
    no exercise by the underwriters of their option to purchase additional shares of our common stock and/or warrants to purchase shares of our common stock to cover overallotments, if any.

 Summary Consolidated Financial Data

        The following summary consolidated statements of operations data for the fiscal year ended January 31, 2016, the one-month period ended January 31, 2015 and the year ended December 31, 2014 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the six months ended July 31, 2016 and 2015 and the consolidated balance sheet data as of July 31, 2016 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the six months ended July 31, 2016 are not necessarily indicative of our operating results to be expected for the full fiscal year ending January 31, 2017 or any other period. You should read the summary consolidated financial data together with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other information included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

				Six months ended July 31,
	Year ended January 31, 2016	One month ended January 31, 2015	Year ended December 31, 2014
				2016	2015
	(in thousands, except share and per share data)
				(unaudited)
Revenues, net	$64	$1	$—	$52	$9
Cost of goods sold	237	1	—	37	19

Gross (deficit) margin	(173)	—	—	15	(10)
Operating expenses:
Research and development	5,702	365	2,519	5,146	2,217
Sales and marketing	5,109	378	2,299	2,002	2,388
General and administrative	4,174	401	2,953	2,362	2,144

Total operating expenses	14,985	1,144	7,771	9,510	6,749

Loss from operations	(15,158)	(1,144)	(7,771)	(9,495)	(6,759)
Other income (expense), net	(436)	—	40	2	(436)
Interest expense	—	—	(76)

Loss before income taxes	(15,594)	(1,144)	(7,807)	(9,493)	(7,195)
Provision for income taxes	4	—	—	2	—

Net and comprehensive loss	(15,598)	(1,144)	(7,807)	(9,495)	(7,195)
Accretion on Series A convertible redeemable preferred stock	(202)	(43)	(163)	—	(202)
Deemed dividend on Series A convertible redeemable preferred stock	(201)	(50)	(159)	—	(201)

Net loss available to common stockholders	$(16,001)	$(1,237)	$(8,129)	$(9,495)	$(7,598)

Basic and diluted net loss available to common stockholders per share	$(0.89)	$(0.11)	$(0.80)	$(0.35)	$(0.56)

Shares used in computing basic and diluted net loss per share	17,950,000	11,408,000	10,217,000	27,459,000	13,616,000

        The following table presents our consolidated balance sheet data as of July 31, 2016 on:

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    an actual basis;

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    a pro forma basis to give effect to the issuance of 2,423,077 shares of common stock in a private placement in August and September 2016, the automatic conversion of the original principal amount (excluding accrued but unpaid interest) under our outstanding convertible promissory notes issued in August 2016 into 1,875,000 shares of common stock immediately prior to completion of this offering, and the issuance of 1,550,000 shares of common stock in a registered direct offering consummated in September 2016; and

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    the pro forma basis set forth above, as adjusted to give effect to the sale by us of 22,440,392 shares of common stock in this offering at an assumed combined public offering price of $0.31 per share and accompanying warrant, which is the last reported sale price of our common stock on the NYSE MKT on November 3, 2016, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering.

        The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information in conjunction with our consolidated financial statements and related notes included in this prospectus.

	As of July 31, 2016
	Actual	Pro Forma	Pro Forma as Adjusted(1)
	(in thousands)
	(unaudited)
Cash and cash equivalents	$436	$4,186	$10,304
Working (deficit) capital	(3,494)	(311)	5,808
Total assets	1,382	5,132	11,251
Total liabilities	4,518	5,084	5,084
Additional paid-in capital	32,562	35,740	41,835
Accumulated deficit	(35,727)	(35,727)	(35,727)
Total stockholders' (deficit) equity	(3,136)	47	6,166

(1)
A $0.10 increase or decrease in the assumed combined public offering price of $0.31 per share of common stock and accompanying warrant, which is the last reported sale price of our common stock on the NYSE MKT on November 3, 2016, would increase or decrease our pro forma as adjusted cash and cash equivalents, total assets and total stockholders' equity by approximately $2.2 million, assuming the number of shares offered by us as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. Similarly, a 1,000,000 share increase or decrease in the number of shares and accompanying warrants offered by us, based on the assumed combined public offering price of $0.31 per share of common stock and accompanying warrant, would increase or decrease our pro forma as adjusted cash and cash equivalents, total assets and total stockholders' (deficit) equity by approximately $0.3 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should consider the following risk factors, as well as other information contained in this prospectus, before deciding to invest in our securities. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our common stock could decline and you could lose all or part of your investment in our securities.

Risks Related to Our Business

We have experienced losses since inception and anticipate that we will continue to incur losses, which makes it difficult to assess our future prospects and financial results.

        We are a specialty pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. Pharmaceutical product development is a highly speculative and costly undertaking and involves a substantial degree of uncertainty. We have never been profitable and, as of July 31, 2016, we had an accumulated deficit of $35.7 million and incurred net losses available to common stockholders of $5.0 million and $3.7 million in the three months ended July 31, 2016 and 2015, respectively, and $9.5 million and $7.6 million in the six months ended July 31, 2016 and 2015, respectively. We expect to continue to incur net losses for the foreseeable future as we advance our current and potential additional product candidates through clinical development, seek regulatory approval for them and prepare for and proceed to commercialization. Because of the risks and uncertainties associated with developing and commercializing our product candidates, we are unable to predict when we may introduce additional products commercially, the extent of any future losses or when we will become profitable, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We will need substantial additional funding. If we are unable to raise capital when needed, we may need to significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates.

        We incurred a net loss available to common stockholders of approximately $5.0 million and $3.7 million for the three months ended July 31, 2016 and 2015, respectively, and approximately $9.5 million and $7.6 million for the six months ended July 31, 2016 and 2015, respectively. As of July 31, 2016, we had cash and cash equivalents of $0.4 million and significant liabilities and obligations. In August and September 2016, we raised net proceeds of approximately $2.9 million in a private placement of our common stock and through the sale of convertible promissory notes. In September 2016, we raised net proceeds of approximately $0.8 million in a registered direct offering of 1,550,000 shares of our common stock and concurrent private placement of warrants to purchase up to 1,286,501 shares of our common stock. Our existing resources, together with the proceeds from this offering, will not be adequate to permit us to complete clinical development of BPX01 or fund our operations over the longer term. We will need to secure significant additional resources to complete such development and to support our continued operations. Absent additional funding, we believe that our cash will be sufficient to fund our operations only for a relatively short period of time.

        The development of our business will require substantial additional capital in the future to conduct research and develop our other product candidates, as well as to fund our ongoing operations and satisfy our obligations and liabilities. We have historically relied upon both private and public sales of equity or debt securities to fund our operations. Delays in obtaining funding could adversely affect our ability to develop and commercially introduce products and cause us to be unable to comply with our obligations. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, and in order to fund our operations and execute our business plan we will require additional financing.

        Since inception, we have experienced recurring operating losses and negative cash flows and we expect to continue to generate operating losses and consume significant cash resources for the foreseeable future. Without additional financing, these conditions raise substantial doubt about our ability to continue as a going concern, meaning that we may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements for the year ended January 31, 2016, for the one month ended January 31, 2015 and for the year ended December 31, 2014 with respect to this uncertainty. Such an opinion may materially and adversely affect the price per share of our common stock and/or otherwise limit our ability to raise additional funds through the issuance of debt or equity securities or otherwise. Further, the perception that we may be unable to continue as a going concern may impede our ability to raise additional funds or operate our business due to concerns regarding our ability to discharge our contractual obligations.

        We have prepared our condensed consolidated financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our condensed consolidated financial statements for the three and six months ended July 31, 2016 and 2015 do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Without additional funds, however, we may be unable to continue as a viable entity, in which case our stockholders may lose all or some of their investment in us.

The terms of our registered direct offering, which was consummated in September 2016, may materially and adversely impact our ability to obtain additional financing in the future.

        We are subject to certain restrictions and obligations in connection with our registered direct offering that was consummated in September 2016, which may materially and adversely affect our ability to obtain additional financing in the future. These restrictions and obligations include:

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    a prohibition on issuances of common stock or common stock equivalents, subject to certain exceptions, for 30 days following the closing of the registered direct offering, including a prohibition on issuances conducted primarily for capital raising purposes;

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    a prohibition on issuances of convertible securities with variable or adjustable conversion rates, subject to certain exceptions;

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    participation rights whereby each investor in the registered direct offering (each, an "RDO investor" and collectively, the "RDO investors") is entitled to purchase up to 50% in the aggregate of the securities sold in any subsequent issuance of common stock and common stock equivalents, including in this offering, for 18 months following the closing of the registered direct offering;

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    certain rescission rights if we do not act in a timely manner with respect to our obligations related to the various documents executed in connection with the registered direct offering, or the RDO Transaction Documents;

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    our obligation to purchase warrants issued to the RDO investors, based on the warrants' Black Scholes value, in the event of certain fundamental transactions, including, but not limited to, any sale, license, transfer or other disposition of all or substantially all of our assets, any purchase, tender or exchange offer that has been accepted by the holders of 50% or more of our then outstanding shares of common stock, a reclassification, reorganization or recapitalization, or the consummation of a business combination (including, but not limited to, a reorganization, recapitalization, spin-off or scheme of arrangement) involving the acquisition of more than 50% of our then outstanding shares of common stock;

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    indemnification obligations; and

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    our obligation to pay liquidated damages in connection with certain events, including failure to comply with the public information requirements under Rule 144 of the Securities Act or to remove restrictive legends in a timely manner.

        We have also provided the RDO investors with various representations and warranties in connection with the RDO Transaction Documents, including those related to solvency, no integrated offerings, maintenance of stock exchange listing, internal controls, and absence of liens, among others. In the event any of our representations or warranties in the RDO Transaction Documents are determined to be inaccurate, or if we are deemed to have otherwise violated any provisions of the RDO Transaction Documents, we may be found to be in breach of the RDO Transaction Documents. This in turn may result in litigation against us, which could be costly and time-consuming, divert management's attention and resources, damage our reputation and otherwise harm our business, results of operations and financial condition.

We have a limited operating history and have yet to recognize more than a de minimis amount of revenue from sales of VI2OLET and have yet to obtain regulatory approvals for any of our product candidates, which makes it difficult to evaluate our future prospects and viability.

        Our operations to date have been primarily limited to researching and developing our product candidates and undertaking preclinical studies and clinical trials of our product candidates. While VI2OLET went on the market in December 2014 in online stores and in drug, grocery and retail chains throughout the United States, we have only recognized a de minimis amount of revenue from sales to date. We have also not yet obtained regulatory approvals for any of our product candidates. Consequently, the ability to accurately assess and predict our future operating results or business prospects is more limited than if we had a longer operating history or FDA-approved products on the market.

Our business is dependent on the successful development, regulatory approval and commercialization of our product candidates, in particular BPX01 and BPX03.

        Our portfolio of product candidates includes two clinical-stage drug product candidates, BPX01, a topical antibiotic for the treatment of acne, and BPX03, a molecular iodine tablet for the treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia. The success of our business, including our ability to finance our company and generate revenues in the future, will primarily depend on the successful development, regulatory approval and commercialization of these clinical-stage product candidates. In the future, we may become dependent on one or more of our early-stage product candidates or any of our product candidates that we may in-license, acquire or develop. The clinical and commercial success of our product candidates will depend on a number of factors, including the following:

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    the ability to raise additional capital on acceptable terms, or at all;

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    timely completion of our clinical trials, which may be significantly slower or cost more than we currently anticipate and will depend substantially upon the performance of third-party contractors;

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    whether we are required by the FDA or similar foreign regulatory agencies to conduct additional clinical trials beyond those planned to support the approval and commercialization of our product candidates or any future product candidates;

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    acceptance of our proposed indications and primary endpoint assessments relating to the proposed indications of our product candidates by the FDA and similar foreign regulatory authorities;

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    our ability to demonstrate to the satisfaction of the FDA and similar foreign regulatory authorities the safety and efficacy of our product candidates or any future product candidates;

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    the prevalence, duration and severity of potential side effects experienced in connection with the use of our product candidates or future approved products, if any;

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    the timely receipt of necessary marketing approvals from the FDA and similar foreign regulatory authorities;

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    achieving and maintaining, and, where applicable, ensuring that our third-party contractors achieve and maintain, compliance with our contractual obligations and with all regulatory requirements applicable to our product candidates or any future product candidates or approved products, if any;

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    the ability of third parties with whom we contract to (i) manufacture clinical trial and commercial supplies of our product candidates or any future product candidates, (ii) remain in good standing with regulatory agencies and (iii) develop, validate and maintain commercially viable manufacturing processes that are compliant with cGMPs;

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    a continued acceptable safety profile during clinical development and subsequent to approval of our product candidates or any future product candidates, if any;

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    our ability to successfully commercialize our product candidates or any future product candidates in the United States and internationally, if approved for marketing, sale and distribution in such countries or territories, whether alone or in collaboration with others;

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    acceptance by physicians and patients of the benefits, safety and efficacy of our product candidates or any future product candidates, if approved, including relative to alternative and competing treatments;

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    our ability to establish and enforce intellectual property rights in and to our product candidates or any future product candidates;

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    our ability to avoid third-party patent interference or intellectual property infringement claims; and

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    our ability to in-license or acquire additional product candidates or commercial-stage products that we believe we can successfully develop and commercialize.

        If we are unable to achieve any of the above factors, many of which are beyond our control, in a timely manner or at all, we could experience significant delays or fail to obtain regulatory approvals or commercialize our product candidates. Even if we obtain the necessary regulatory approvals, we may never successfully commercialize any of our product candidates. Accordingly, we may not generate revenue through the sale of our product candidates or any future product candidates sufficient to continue operations.

Given the passage of time since we entered into the subscription agreement for the sale of shares to KIP, it appears doubtful that the private placement will close, and therefore, we may not receive the proceeds from this sale.

        Pursuant to a subscription agreement dated October 24, 2014, Korea Investment Partners Overseas Expansion Platform Fund, or KIP, an existing stockholder, agreed to purchase 1,081,081 shares of common stock from us at a price of $1.85 per share in a private placement, or the "KIP private placement", upon the earlier to occur of (i) our receiving revenues from VI2OLET of $2,000,000 or (ii) our receipt of approval to list on any tier of the NYSE or Nasdaq stock market at a market price of at least $3.70 per share. In addition, KIP previously informed us of its intention to complete the KIP private placement even if our stock price was not at least $3.70 per share. As of the date of this prospectus, this private placement has not closed, and we do not expect it to close. As a consequence, we may never receive the proceeds from this sale and will need to rely upon other financing sources to support our operations.

We currently have limited marketing and sales capabilities. If we are unable to establish sales and marketing capabilities on our own or through third parties, we will be unable to successfully commercialize our product candidates, if approved, or generate product revenue.

        To successfully commercialize our product candidates, if approved, in the United States, Canada, the European Union and other jurisdictions we seek to enter, we must build our marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services, and we may not be successful in doing so. Although our employees have experience in the marketing, sale and distribution of pharmaceutical products from prior employment at other companies, we, as a company, have limited prior experience in the marketing, sale and distribution of pharmaceutical products and there are significant risks involved in building and managing a sales organization, including our ability to hire, retain and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively manage a geographically dispersed sales and marketing team. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of these products. We may choose to collaborate with additional third parties that have direct sales forces and established distribution systems, either to augment or in lieu of our own sales force and distribution systems. If we are unable to enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize our product candidates. If we are unable to successfully commercialize our product candidates, either on our own or through collaborations with one or more third parties, our business, financial condition, operating results and prospects would suffer.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations.

        Our operating results may fluctuate due to a variety of other factors, many of which are outside of our control and may be difficult to predict, including the following:

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    delays in the commencement, enrollment and the timing of clinical testing for our product candidates;

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    the timing and success or failure of clinical trials for our product candidates or competing product candidates, or any other change in the competitive landscape of our industry, including consolidation among our competitors or partners;

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    any delays in regulatory review and approval of product candidates in clinical development;

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    the timing and cost of, and level of investment in, research and development activities relating to our product candidates, which may change from time to time;

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    the cost of manufacturing VI2OLET and product candidates, which may vary depending on FDA guidelines and requirements, and the quantity of production;

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    our ability to obtain additional funding to develop our product candidates;

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    expenditures that we will or may incur to acquire or develop additional product candidates and technologies;

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    the level of demand for VI2OLET and product candidates, should they receive approval, which may vary significantly;

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    potential side effects of VI2OLET and product candidates that could delay or prevent commercialization or cause the dietary supplement or an approved drug to be taken off the market;

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    the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for our product candidates, if approved;

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    our dependency on third-party manufacturers to supply or manufacture VI2OLET and product candidates;

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    our ability to establish and maintain an effective sales, marketing and distribution infrastructure;

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    market acceptance of VI2OLET and product candidates, if approved, and our ability to forecast demand for VI2OLET and those product candidates;

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    our ability to receive approval and commercialize VI2OLET and our product candidates outside of the United States;

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    our ability to establish and maintain collaborations, licensing or other arrangements;

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    our ability and third parties' abilities to protect intellectual property rights;

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    costs related to and outcomes of potential litigation or other disputes;

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    our ability to adequately support future growth;

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    our ability to attract and retain key personnel to manage our business effectively;

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    potential liabilities associated with hazardous materials;

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    our ability to maintain adequate insurance policies; and

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    future accounting pronouncements or changes in our accounting policies.

        In addition, we measure compensation cost for stock-based awards made to employees at the grant date of the award, based on the fair value of the award as determined by our board of directors, and recognize the cost as an expense over the employee's requisite service period. As the variables that we use as a basis for valuing these awards change over time, including our underlying stock price and stock price volatility, the magnitude of the expense that we must recognize may vary significantly.

Our ability to utilize our net operating loss, or NOL, carryforwards and research and development income tax credit carryforwards may be limited.

        We have significant NOL carryforwards available to reduce future taxable income, if any, for federal and California state income tax purposes. If not utilized, both the federal and California state NOL carryforwards will begin expiring in 2030. Under Section 382 of the Internal Revenue Code of 1986, as amended, or Code, if a corporation undergoes an "ownership change," generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation's ability to use its pre-change NOL carryforwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We believe that, with the transactions that have occurred over the past three years, we may have triggered an "ownership change" limitation. We may also experience ownership changes in the future as a result of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change NOL carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOL carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Risks Related to Development and Commercialization of Our Product Candidates and Regulatory Approval and Other Legal Compliance Matters

We rely on a single, qualified supplier to manufacture each of our products or product candidates.

        We rely on one third-party manufacturer for our product and product candidate manufacturing needs. Currently, we engage with DPT Laboratories, Ltd. (DPT), a subsidiary of Mylan N.V. as our clinical Phase 2 contract manufacturer for BPX01. UPM, a division of Gregory Pharmaceutical Holdings, Inc., manufactures solid dose iodine supplement tablets for VI2OLET.

        Each of these third-party manufacturers is required by law to comply with the FDA's regulations, including the applicable cGMP regulations for the type of product manufactured. These regulations set forth standards for both quality assurance and quality control. Third-party manufacturers also must maintain records and other documentation as required by applicable laws and regulations. In addition to a legal obligation to comply, the manufacturer is contractually obligated to comply with all applicable laws and regulations. However, although we are responsible for ensuring compliance with applicable laws and regulations, including cGMPs, we cannot guarantee that each of our manufacturing partners will so comply. Failure of either manufacturer to maintain compliance with applicable laws and regulations could result in decreased sales of our products, decreased revenues and reputational harm to us and may subject us to sanctions by the FDA, including request for a voluntary recall, warning letter, seizure of products, injunctions prohibiting some or all further sales and/or recalling product already on the market, possible decree imposing substantial fines, preclusion of government contracts, import alerts and criminal liability for us and our individual employees. In addition, failure of a contract manufacturer for a product undergoing review by the FDA to maintain an acceptable cGMP compliance status could result in a decision by the FDA not to approve the pending NDA.

        Our manufacturing contracts are short-term agreements. We are dependent upon renewing agreements with each of our third-party manufacturers or finding replacement manufacturers to satisfy our requirements. If we do not renew our agreement with our manufacturing partners, there can be no assurance that we will be able to find or engage a replacement manufacturer on a timely basis, on acceptable terms, or at all. As a result, we cannot be certain that manufacturing sources will continue to be available or that we can continue to outsource the manufacturing of our products on commercially reasonable or acceptable terms. Further, due to the short-term nature of our agreement, our expenses for manufacturing are not fixed and may change from contract to contract. If the cost of production increases, our gross margins could be negatively affected.

        In addition, we rely on our outside manufacturer to provide us with an adequate and reliable supply of our products on a timely basis and in accordance with good manufacturing standards and applicable product specifications. As a result, we are subject to and have little or no control over delays and quality control lapses that our third-party manufacturer may suffer.

We and our third-party manufacturers rely on a limited number of suppliers of the raw materials of our products. A disruption in supply of raw material would be disruptive to our inventory supply.

        We and the manufacturers of our products rely on suppliers of raw materials used in the production of our products. Some of these materials are available from only one source. We try to maintain inventory levels that are no greater than necessary to meet our current projections, which could have the effect of exacerbating supply problems. Any interruption in the supply of finished products could hinder our ability to distribute timely our finished products. If we are unable to obtain adequate product supplies to satisfy our customers' orders, we may lose such orders and, possibly, our customers. This, in turn, could result in a loss of our market share and a corresponding reduction in our revenues. In addition, any disruption in the supply of raw materials or an increase in the cost of raw materials to our manufacturers could have a significant effect on their ability to supply us with our products, which would adversely affect our financial condition and operating results.

Our only commercialized product, VI2OLET, is subject to regulation by U.S. regulatory authorities.

        Our first and only commercialized product, launched in December 2014, is our women's health dietary supplement distributed under the brand name "VI2OLET" iodine. The processing, formulation, safety, manufacturing, packaging, labeling, advertising and distribution of VI2OLET is subject to federal laws and regulation by one or more federal agencies, including the FDA, the Federal Trade Commission, or FTC, the Consumer Product Safety Commission, or CPSC, the United States Department of Agriculture and the Environmental Protection Agency. These activities are also regulated by various state, local and international laws and agencies of the states and localities in which our products are or may be sold including non-governmental entities such as the National Advertising Division of the Council of Better Business Bureaus, or NAD. NAD oversees an industry sponsored, self-regulatory system that permits competitors to resolve disputes over advertising claims. The NAD has no enforcement authority of its own, but may refer matters that appear to violate the FTC Act or the FDC Act to the FTC or the FDA for further action, as appropriate.

        All facilities that manufacture, process, package, or store food for human consumption must register with the FDA as a food facility under the Public Health Security and Bioterrorism Preparedness and Response Act of 2002 or the Bioterrorism Act. A dietary supplement is considered a food substance under the FDC Act and FDA regulations. We are registered with the FDA as a food facility and we renew our registration every two years. The FDA annually schedules inspections at a number of registered food facilities to determine whether the inspected facilities are in compliance with food-related FDA regulations. While the FDA has not yet inspected or scheduled an upcoming inspection at our facility, the FDA could choose to conduct such an inspection at any time. If the FDA observed any evidence of violation or noncompliance during an inspection, we would be required to respond adequately to the observations, typically by developing and executing appropriate corrective and preventive actions. Any inspection of our facility could entail inspection of our third-party manufacturer, UPM Pharmaceuticals, which is responsible for production of VI2OLET under the terms of our commercial supply agreement. Any observations related to the third-party manufacturer as a result of an FDA inspection may require the third-party manufacturer to implement significant corrective or preventive measures related to its production process, which could impact our commercial supply of VI2OLET. Any uncorrected violation or noncompliance could lead to further regulatory action by the FDA.

        Although dietary supplements may generally be marketed without FDA premarket review and approval, the FDA regulates, among other things, the manufacturing, labeling, and claims for such products. We cannot represent, expressly or implicitly, that a dietary supplement will diagnose, cure, mitigate, treat or prevent a disease, or the FDA will consider such products as drugs. The FDA could determine that a particular statement of nutritional support is an unacceptable drug claim, is not substantiated, is an unauthorized version of a health claim or that the product is otherwise misbranded and/or adulterated. In addition, claims on labeling and promotional materials for our dietary supplement products could be challenged by the FDA, the FTC, self-regulatory bodies such as the NAD, competitors or consumers. For example, we make certain claims relating to VI2OLET that may be alleged to be non-compliant with FDA or FTC regulations. If the FDA or the FTC determines that particular claims relating to our products are violative, we could be subject to regulatory action, such as investigations, warning or untitled letters and cease and desist orders, corrective labeling or advertising orders, consumer redress (for example, offers to repurchase products previously sold to consumers), injunctive relief or product seizures, civil penalties or criminal prosecution. Enforcement action by the FDA or the FTC, or class action lawsuits stemming from an enforcement action or allegation, could materially and adversely affect our business, financial position and operating results and could cause the market value of our common stock to decline.

        In addition, the FDA regulates the manufacturing and safety of dietary supplements. The manufacturing of dietary supplements is subject to dietary supplement cGMPs. We are also required to submit to the FDA serious advent reports, and the FDA may determine that a particular dietary supplement or ingredient presents an unacceptable health risk based on the required submission of this information or other information about the product. During development of BPX03 by the prior sponsor, the FDA expressed concern about the potential for teratogenicity of molecular iodine in a use similar to that of VI2OLET. If the FDA determines that our dietary supplement is unsafe or adulterated or otherwise in violation of FDA requirements, the FDA could take regulatory action as described above.

        From time to time, the above-mentioned agencies and lawmakers consider the implementation of more stringent laws and regulations of dietary supplements and other products. These developments could require reformulation of some products to meet new standards, recalls or discontinuance of some products unsusceptible to reformulation, additional recordkeeping requirements, increased documentation of the properties of some products, additional or different labeling, additional scientific substantiation or other new requirements. Any of these developments could increase our costs significantly. In addition, regulators' evolving interpretation of existing laws could have similar effects. For example, in August 2016, the FDA issued an updated draft guidance explaining its interpretation of the requirement for the notification to the FDA of certain new dietary ingredients. Although FDA guidance is not mandatory, and companies are free to use an alternative approach if the approach satisfies the requirements of applicable laws and regulations, FDA guidance is a strong indication of the FDA's current thinking on the topic discussed in the guidance, including its position on enforcement. At this time, it is difficult to determine whether the draft guidance, if finalized, would have a material impact on our operations. However, if the FDA were to enforce the applicable statutes and regulations in accordance with the draft guidance as written, we would incur significant additional expenses, which could materially and adversely affect our business in several ways, including, but not limited to, the enjoinment of manufacturing of our products if and until the FDA determines that we are in compliance and can resume manufacturing, which would reduce our growth prospects.

Clinical drug development is costly, time-consuming and uncertain, and we may suffer setbacks in our clinical development program that could harm our business.

        Clinical drug development for our product candidates is costly, time-consuming and uncertain. Our product candidates are in various stages of development and while we expect that clinical trials for these product candidates will continue for several years, such trials may take significantly longer than expected to complete. In addition, we, the FDA, an IRB or other regulatory authorities, including state and local agencies and counterpart agencies in foreign countries, may suspend, delay, require modifications to or terminate our clinical trials at any time, for various reasons, including:

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    discovery of safety or tolerability concerns, such as serious or unexpected toxicities or side effects or exposure to otherwise unacceptable health risks, with respect to study participants;

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    lack of effectiveness of any product candidate during clinical trials or the failure of our product candidates to meet specified endpoints;

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    delays in subject recruitment and enrollment in clinical trials or inability to enroll a sufficient number of patients in clinical trials to ensure adequate statistical ability to detect statistically significant treatment effects;

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    difficulty in retaining subjects and volunteers in clinical trials;

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    difficulty in obtaining IRB approval for studies to be conducted at each clinical trial site;

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    delays in manufacturing or obtaining, or inability to manufacture or obtain, sufficient quantities of materials for use in clinical trials;

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    inadequacy of or changes in our manufacturing process or the product formulation or method of delivery;

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    delays or failure in reaching agreement on acceptable terms in clinical trial contracts or protocols with prospective contract research organizations, or CROs, clinical trial sites and other third-party contractors;

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    inability to add a sufficient number of clinical trial sites;

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    uncertainty regarding proper formulation and dosing;

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    failure by us, our employees, our CROs or their employees or other third-party contractors to comply with contractual and applicable regulatory requirements or to perform their services in a timely or acceptable manner;

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    scheduling conflicts with participating clinicians and clinical institutions;

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    failure to design appropriate clinical trial protocols;

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    inability or unwillingness of medical investigators to follow our clinical protocols;

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    difficulty in maintaining contact with subjects during or after treatment, which may result in incomplete data; or

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    changes in applicable laws, regulations and regulatory policies.

        As with other pharmaceutical and biotechnology companies, we may suffer significant setbacks in our clinical trials despite promising results in earlier trials. In the event that we abandon or experience delays in the clinical development efforts related to our product candidates, we may not be able to execute on our business plan effectively and our business, financial condition, operating results and prospects may be harmed.

We may be unable to obtain regulatory approval for BPX01, BPX02, BPX03 or other early-stage product candidates under applicable regulatory requirements. The FDA and foreign regulatory bodies have substantial discretion in the approval process, including the ability to delay, limit or deny approval of product candidates. The delay, limitation or denial of any regulatory approval would adversely impact commercialization, our potential to generate revenue, our business and our operating results.

        We are not permitted to market any of our current product candidates in the United States until we receive approval of an NDA or BLA from the FDA. We are also not permitted to market any of our current product candidates in any foreign countries until we receive the requisite approval from the applicable regulatory authorities of such countries. Failure to obtain such regulatory approvals will delay or prevent us from commercializing any of our current or future product candidates.

        To gain approval to market a new drug such as BPX01 or BPX03, or a new biological product such as BPX02, we must provide the FDA and/or foreign regulatory authorities with, among other things, extensive preclinical and clinical data that adequately demonstrates the safety and efficacy of the drug in its intended indication and information to demonstrate the adequacy of the manufacturing methods to assure the drug's identity, strength, quality and purity. The development and approval of new drug product candidates involves a long, expensive and uncertain process, and delay or failure can occur at any stage. A number of companies in the pharmaceutical and biopharmaceutical industries have suffered significant setbacks in clinical trials, including in Phase 3 clinical development, even after promising results in earlier preclinical studies or clinical trials. These setbacks have been caused by, among other things, observations during clinical trials regarding safety or efficacy, such as previously unreported adverse events. Success in preclinical testing and early clinical trials does not ensure success in later clinical trials, and the results of clinical trials by other parties may not be indicative of the results in trials we may conduct. Further, different results may be achieved depending upon whether the "per protocol", or PP, analysis is used to report data results or whether the "modified intent-to-treat," or MITT, approach is used. For example, we reported that findings from our Phase 2a clinical trial of BPX01 in the PP population showed a mean reduction from baseline with the BPX01 topical gel formulation of minocycline of 91% of acne-causing bacteria after four weeks, a statistically significant difference from the mean reduction with the vehicle control (65%). However, the findings from this same Phase 2a clinical trial using the MITT approach showed, due to several protocol deviations by study participants during the course of the study, that the difference between the mean reduction from baseline of 89% for the BPX01 arm compared to 81% for the vehicle control at week 4 of the study was not statistically significant. Nevertheless, we believe the PP analysis is more applicable to this Phase 2a study because its purpose is to determine the biological effect of BPX01 and eliminate data relating to study participants that did not adhere to the trial protocol. However, the primary analysis for our Phase2b study is in the MITT population, and we expect that any pivotal Phase 3 clinical trials would need to show efficacy in an MITT population in order to be used as a basis for approval of the product candidate. Further, for example, Phase 2 studies may be conducted in populations that may differ from those in Phase 3 trials and may be conducted using endpoints or measures that differ from those used in later clinical trials. For example, the Phase 2 trial of BPX03 conducted by the prior sponsor used the Lewin pain scale, which was not a validated patient-reported outcome instrument, or PRO, and which the FDA suggested not be used to assess the primary efficacy endpoint in Phase 3 trials. In addition, despite positive results from the Phase 2 trial of BPX03 comparing the 3.0 mg and 6.0 mg doses to the 1.5 mg dose and placebo on the Lewin pain scale, a Phase 3 clinical trial for BPX03, was not completed due to insufficient funds of the prior sponsor and did not meet any of its primary or secondary efficacy endpoints. Accordingly, regardless of the outcome of any Phase 2 trials, our Phase 3 trials may not be successful.

        In the case of our topical product candidate, BPX01, we are seeking to deliver sufficient concentrations of the API through the skin barrier to the targeted dermal tissue to achieve the intended therapeutic effect. The topical route of administration may involve new dosage forms, which can be difficult to develop and manufacture and may raise novel regulatory issues and result in development or review delays. For example, the antibiotic delivered in BPX01 is very difficult to stabilize and prone to epimerization in most formulations and delivery systems and, as such, presents great challenges for transepidermal delivery. We believe potential competitors have attempted to resolve these problems by stabilizing the antibiotic in certain lipophilic formulation, but the solutions either failed to adequately deliver the antibiotic or required overly high concentration (i.e., dosage) for clinical efficacy. As a result, safety and efficacy of BPX01 may be difficult to establish.

        In the case of our research-phase product candidate, BPX02, because it is a biological product, it may be difficult to characterize the clinically active component(s) by testing methods available in the laboratory, and some of the components of the finished product may be unknown. Therefore, to ensure product consistency, quality, and purity, we must ensure the manufacturing process remains substantially the same over time. The systems used to produce biological products can be sensitive to very minor changes in the manufacturing process. Small process differences can significantly affect the nature of the finished biological product, and more importantly, the way it functions in the body. We will have to tightly control the source and nature of starting materials, and consistently employ hundreds of process controls that assure predictable manufacturing outcomes. Our ability to ensure that the manufacturing process remains stable over time may be difficult to establish. In addition, for a novel biological product, there may be uncertainties regarding the size and design of the clinical trials to establish safety, efficacy, purity or potency, and there are no assurances that data generated in any clinical trials we might conduct will be acceptable to the FDA or foreign regulatory bodies to support marketing approval.

        The FDA and foreign regulatory bodies have substantial discretion in the drug approval process, including the ability to delay, limit or deny approval of product candidates for many reasons. The FDA or the applicable foreign regulatory body may:

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    disagree with the design or implementation of one or more clinical trials;

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    decline to deem a product candidate safe and effective for its proposed indication, or deem a product candidate's safety or other perceived risks to outweigh its clinical or other benefits. For example, the FDA has expressed concern over the risk-benefit profile of BPX03 and indicated to the prior sponsor that, due to potential thyroid toxicity and teratogenic effects, BPX03 should be used primarily for the management of severe breast pain that does not respond adequately to treatment with OTC analgesics and other conservative measures and that the proportion of responders in the treatment group should be at least two-fold greater than the proportion of responders in the placebo group;

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    find the data from preclinical studies and clinical trials does not sufficiently support approval, or the results of clinical trials may not meet the level of statistical or clinical significance required for approval;

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    disagree with our interpretation of data from preclinical studies or clinical trials performed by us or third parties;

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    determine the data collected from clinical trials are insufficient to support the submission or approval of an NDA or other applicable regulatory filing. For example, the FDA has stated that two adequate and well-controlled Phase 3 clinical trials would be required for submission of an NDA for BPX03 and that it would require a safety database of at least 1,500 patients exposed to the proposed formulation;

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    require additional preclinical studies or clinical trials;

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    identify deficiencies in the formulation, quality control, labeling or specifications of our current or future product candidates;

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    grant approval contingent on the performance of costly additional post-approval clinical trials;

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    approve our current or any future product candidates for a more limited indication or a narrower patient population than we originally requested or with strong warnings that may affect marketability;

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    decline to approve the labeling that we believe is necessary or desirable for the successful commercialization of our product candidates;

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    require a Risk Evaluation and Mitigation Strategy, or REMS, with monitoring requirements or distribution limitations. For example, it is possible that the FDA could require distribution controls in the approval, if any, of our product candidates to prevent inadvertent exposure to pregnant women;

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    decline to approve of the manufacturing processes, controls or facilities of third-party manufacturers or testing labs with whom we contract; or

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    change its approval policies or adopt new regulations in a manner rendering our clinical data or regulatory filings insufficient for approval.

        Any delay, limitation or denial of any regulatory approval would adversely impact commercialization, our potential to generate revenue, our business and our operating results.

Delays or difficulties in the enrollment of patients in clinical trials may result in additional costs and delays in our ability to generate significant revenues, and may delay or prevent our receipt of any regulatory approvals necessary to commercialize our planned and future products.

        We may not be able to initiate or continue clinical trials for BPX01, BPX03 or other product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States. In addition, some of our competitors are currently conducting clinical trials for product candidates that treat the same indications as BPX01 and BPX03, and patients who are otherwise eligible for our clinical trials may instead enroll in clinical trials of our competitors' product candidates.

        Patient enrollment is affected by other factors including:

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    the severity of the disease under investigation;

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    the eligibility criteria for the study in question;

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    the perceived risks and benefits of the product candidate under study;

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    the efforts to facilitate timely enrollment in clinical trials;

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    the patient referral practices of physicians;

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    the ability to monitor patients adequately during and after treatment; and

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    the proximity and availability of clinical trial sites for prospective patients.

        Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays, could require us to abandon one or more clinical trials altogether and could delay or prevent our receipt of necessary regulatory approvals. Enrollment delays in our clinical trials may result in increased development costs for our product candidates, which would cause the value of our company to decline and impede our ability to obtain additional financing.

We intend to pursue Section 505(b)(2) regulatory approval filings with the FDA for at least one of our product candidates. If the FDA concludes that certain of our product candidates fail to satisfy the requirements under Section 505(b)(2), or if the requirements for such product candidates under Section 505(b)(2) are not as we expect, the approval pathway for such product candidates may take significantly longer, cost substantially more and entail greater complications and risks than anticipated and, in either case, may not be successful.

        We are currently developing one product candidate, BPX01, for which we intend to seek FDA approval through the Section 505(b)(2) regulatory pathway, and may decide to seek FDA approval for other early-phase products through the Section 505(b)(2) regulatory pathway in the future. A Section 505(b)(2) NDA is a special type of NDA that enables the applicant to rely, in part, on the FDA's findings of safety and efficacy of an existing previously approved product, or published literature, in support of its application. Section 505(b)(2) NDAs often provide an alternate path to FDA approval for new or improved formulations or new uses of previously approved products. Such filings involve significant filing costs, including filing fees.

        BPX01 is a topical formulation of minocycline (Solodyn), a previously approved oral antibiotic. Reliance on safety findings made by the FDA in approving Solodyn, the antibiotic we will reference in our NDA, could expedite the development program for our product candidates by decreasing the amount of preclinical or clinical data that we would need to generate in order to obtain FDA approval. BPX01's route of administration and dosage form, however, differs from Solodyn's and, as a result, the FDA may not permit us to use this approach to regulatory approval. If the FDA does not allow us to pursue the Section 505(b)(2) regulatory pathway as anticipated, or if the Section 505(b)(2) regulatory pathway fails to significantly decrease the amount of testing we must conduct, we may need to conduct additional preclinical or clinical trials, provide additional data and information and meet additional standards to obtain regulatory approval. In such case, the time and financial resources required to obtain FDA approval for BPX01, or any other product candidate for which we seek approval pursuant to the Section 505(b)(2) regulatory pathway in the future, and complications and risks associated with these product candidates, likely would increase substantially. Moreover, our inability to pursue the Section 505(b)(2) regulatory pathway could prevent us from introducing our product candidates into the market prior to our competitors, which could harm our competitive position and prospects. Further, even if the FDA allows us to pursue the Section 505(b)(2) regulatory pathway, we cannot guarantee that it would ultimately lead to faster product development, and our product candidates may not receive the requisite approvals for commercialization.

        In addition, notwithstanding the approval of a number of products by the FDA under Section 505(b)(2) over the last few years, certain competitors and others have objected to the FDA's interpretation of Section 505(b)(2). If the FDA's interpretation of Section 505(b)(2) is successfully challenged, the FDA may be required to change its Section 505(b)(2) policies and practices, which could delay or even prevent the FDA from approving any NDA that we submit under Section 505(b)(2).

        Furthermore, the pharmaceutical industry is highly competitive, and Section 505(b)(2) NDAs are subject to special requirements designed to protect the patent rights of sponsors of previously approved drugs referenced in a Section 505(b)(2) NDA. As part of any NDA we would submit to the FDA for BPX01, we would be required to make certifications to all patents listed in the Orange Book for

Solodyn, the listed drug we intend to reference in our NDA. There are currently six patents listed in the Orange Book for Solodyn. If we make a Paragraph IV certification to any of the patents listed in the Orange Book, those patent certifications may give rise to patent litigation and mandatory delays in approval of our NDA for up to 30 months depending on the outcome of any litigation. It is not uncommon for a manufacturer of an approved referenced product to file a citizen petition with the FDA seeking to delay approval of, or impose additional approval requirements for, pending competing products. If successful, such petitions can significantly delay, or even prevent, the approval of the new product. However, even if the FDA ultimately denies such a petition, the FDA may substantially delay approval while it considers and responds to the petition.

Use of PROs in our BPX03 clinical trials may delay the development of BPX03 or increase our development costs.

        Due to the difficulty of objectively measuring the symptoms of FBC, PROs may have an important role in the development and regulatory approval of our BPX03 product candidate. PROs involve patients' subjective assessments of efficacy, and this subjectivity increases the uncertainty in determining clinical endpoints. Such assessments can be influenced by factors outside of our control, and can vary widely from day-to-day for a particular patient, and from patient-to-patient and site-to-site within a clinical trial. Furthermore, we intend to use PROs in our planned Phase 3 clinical program for BPX03 and if the FDA does not accept or requires changes to the PRO, this could delay clinical development of BPX03, increase our costs and necessitate additional clinical trials.

We have limited experience in the conduct of clinical trials and have never obtained approval of any product candidates, and may be unable to do so successfully.

        As a company, we have limited experience in conducting clinical trials or progressing a product candidate through to regulatory approval. In part because of this lack of experience, our clinical trials may require more time and incur greater costs than we anticipate. We cannot be certain that planned clinical trials will begin or conclude on time, if at all. Large-scale trials would require significant additional financial and management resources, and reliance on third-party clinical investigators, CROs and/or consultants. Any performance failure on the part of such third parties could delay clinical development or delay or prevent us from obtaining regulatory approval or commercializing our current or future product candidates, depriving us of potential product revenue and resulting in additional losses.

Any product candidates that we commercialize will be subject to ongoing and continued regulatory review.

        Even after we achieve U.S. regulatory approval for a product candidate, if any, we will be subject to continued regulatory review and compliance obligations. For example, the FDA may impose significant restrictions on the approved indicated uses for which our product candidates may be marketed or on the conditions of approval. A product candidate's approval may contain requirements for potentially costly post-approval studies and surveillance, including Phase 4 clinical trials or a REMS to monitor the safety and efficacy of the product. We will also be subject to ongoing FDA obligations and continued regulatory review with respect to, among other things, the manufacturing, processing, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for our product candidates. These requirements include submissions of safety and other post-marketing information and reports, registration, continued compliance with the FDA's good clinical practice, or GCP, requirements and good laboratory practice requirements, which are regulations and guidelines the FDA would apply to all of our product candidates in clinical and preclinical development, along with any clinical trials that we conduct post-approval, and continued compliance with the FDA's cGMP requirements pursuant to which manufacturing facilities are subject to continual review and periodic inspections by the FDA. To the extent that a product candidate is approved for sale in other countries, we may be subject to similar restrictions and requirements imposed by laws and government regulators in those countries.

        If we, our product candidates or the manufacturing facilities for our product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

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    impose restrictions on the marketing or manufacturing of the product, suspend or withdraw product approvals or revoke necessary licenses;

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    issue warning letters, show cause notices or untitled letters describing alleged violations, which may be publicly available;

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    mandate modifications to promotional materials or require us to provide corrective information to healthcare practitioners;

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    require us to enter into a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

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    commence criminal investigations and prosecutions;

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    impose injunctions;

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    impose other civil or criminal penalties;

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    suspend any ongoing clinical trials;

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    delay or refuse to approve pending applications or supplements to approved applications filed by us;

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    refuse to permit drugs or active ingredients to be imported or exported to or from the United States;

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    suspend or impose restrictions on operations, including costly new manufacturing requirements; or

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    seize or detain products or require us to initiate a product recall.

        The regulations, policies or guidance of the FDA and other applicable government agencies may change and new or additional statutes or government regulations may prevent or delay regulatory approval of our product candidates or further restrict or regulate post-approval activities. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are not able to achieve and maintain regulatory compliance, we may not be permitted to market our product candidates, which would materially and adversely affect our ability to generate revenue and achieve or maintain profitability.

Our product candidates may cause serious or undesirable side effects or possess other unexpected properties that could delay or prevent their regulatory approval, limit the commercial profile of approved labeling or result in post-approval regulatory action.

        Unforeseen side effects from any of our product candidates could arise either during clinical development or, if approved, after marketing such product. Undesirable side effects caused by product candidates could cause us or regulatory authorities to interrupt, modify, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or comparable foreign authorities. Results of clinical trials could reveal a high and unacceptable severity and prevalence of side effects. In such an event, trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny approval of product candidates for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in product liability claims. Any of these occurrences may harm our business, financial condition, operating results and prospects.

        Additionally, if we or others identify undesirable side effects, or other previously unknown problems, caused by our product candidates after obtaining U.S. or foreign regulatory approval or other products with the same or related active ingredients, a number of potentially negative consequences could result, including:

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    regulatory authorities may withdraw their approval of the product;

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    regulatory authorities may require a recall of the product or we may voluntarily recall a product;

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    regulatory authorities may require the addition of warnings or contraindications in the product labeling, narrowing of the indication in the product label or issuance of field alerts to physicians and pharmacies;

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    we may be required to create a medication guide outlining the risks of such side effects for distribution to patients or institute a REMS;

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    we may be subject to limitations as to how we promote the product;

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    we may be required to change the way the product is administered or modify the product in some other way;

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    the FDA or applicable foreign regulatory authority may require additional clinical trials or costly post-marketing testing and surveillance to monitor the safety or efficacy of the product;

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    sales of the product may decrease significantly;

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    we could be sued and held liable for harm caused to patients; and

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    our brand and reputation may suffer.

        Any of the above events could prevent us from achieving or maintaining market acceptance of the affected product candidate and could substantially increase the costs of commercializing our product candidates.

If any of our product candidates are approved for marketing and we are found to have improperly promoted off-label uses, or if physicians misuse our products or use our products off-label, we may become subject to prohibitions on the sale or marketing of our products, product liability claims and significant fines, penalties and sanctions, and our brand and reputation could be harmed.

        The FDA and other regulatory agencies strictly regulate the marketing and promotional claims that are made about drug products. In particular, a product may not be promoted for uses or indications that are not approved by the FDA or such other regulatory agencies as reflected in the product's approved labeling. If we are found to have promoted off-label uses of any of our product candidates, we may receive warning or untitled letters and become subject to significant liability, which would materially harm our business. Both federal and state governments have levied large civil and criminal fines against companies for alleged improper promotion and have enjoined several companies from engaging in off-label promotion. If we become the target of such an investigation or prosecution based on our marketing and promotional practices, we could face similar sanctions, which would materially harm our business. In addition, management's attention could be diverted from our business operations, significant legal expenses could be incurred and our brand and reputation could be damaged. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. If we are deemed by the FDA to have engaged in the promotion of our products for off-label use, we could be subject to FDA regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they determine our business activities constitute promotion of an off-label use, which could result in significant penalties, including criminal, civil or administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs and the curtailment or restructuring of our operations.

        We cannot, however, prevent a physician from using our product candidates in ways that fall outside the scope of the approved indications, as he or she may deem appropriate in his or her medical judgment. Physicians may also misuse our product candidates or use improper techniques, which may lead to adverse results, side effects or injury and, potentially, subsequent product liability claims. Furthermore, the use of our product candidates for indications other than those cleared by the FDA and/or other regulatory agencies may not effectively treat such conditions, which could harm our brand and reputation among both physicians and patients.

We may also be subject to healthcare laws, regulation and enforcement and our failure to comply with those laws could adversely affect our business, operations and financial condition.

        Certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients' rights are and will be applicable to our business. We are subject to regulation by both the federal government and the states in which we conduct our business. The laws and regulations that may affect our ability to operate include:

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    the federal healthcare program anti-kickback statute, which prohibits, among other things, any person or entity from knowingly and willfully offering, soliciting, receiving or providing any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce either the referral of an individual or in return for the purchase, lease, or order of any good, facility item or service, for which payment may be made, in whole or in part, under federal healthcare programs such as the Medicare and Medicaid programs;

    •
    federal civil and criminal false claims laws and civil monetary penalty laws, including, for example, the United States False Claims Act, which impose criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, to the federal government, including the Medicare and Medicaid programs, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

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    the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HIPAA, which prohibits knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (i.e., public or private), knowingly and willfully embezzling or stealing from a health care benefit program, willfully obstructing a criminal investigation of a health care offense and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters;

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    HIPAA and related implementing regulations, which impose obligations on covered entities, including healthcare providers, health plans, and healthcare clearinghouses, as well as their respective business associates that create, receive, maintain or transmit individually identifiable health information for or on behalf of a covered entity, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

    •
    the federal physician sunshine requirements under the Patient Protection and Affordable Care Act, or ACA, which require manufacturers of drugs, devices, biologics and medical supplies to report annually to the Centers for Medicare & Medicaid Services information related to payments and other transfers of value provided to physicians and teaching hospitals, and ownership and investment interests held by physicians and their immediate family members, with such information published on a searchable website on an annual basis; and

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    state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws, which may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry's voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government, or otherwise restrict payments that may be provided to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to healthcare providers or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

        Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the recently enacted ACA, among other things, amended the intent requirement of the federal anti-kickback statute and certain criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it. In addition, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act.

        Achieving and sustaining compliance with these laws may prove costly. In addition, any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. If our operations are found to be in violation of any of the laws described above or any other governmental laws or regulations that apply to us, we may be subject to penalties, including administrative, civil and criminal penalties, damages, fines, disgorgement, the exclusion from participation in federal and state healthcare programs, individual imprisonment or the curtailment or restructuring of our operations, any of which could materially and adversely affect our ability to operate our business and our financial results.

Our employees, independent contractors, principal investigators, consultants, vendors and CROs may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

        We are exposed to the risk that our employees, independent contractors, principal investigators, consultants, vendors and CROs may engage in fraudulent or other illegal activity. Misconduct by these persons could include intentional, reckless or negligent conduct or unauthorized activity that violates: laws or regulations, including those laws requiring the reporting of true, complete and accurate information to the FDA or foreign regulatory authorities; manufacturing standards; federal, state and foreign healthcare fraud and abuse laws and data privacy; or laws that require the true, complete and accurate reporting of financial information or data. In particular, sales, marketing and other business arrangements in the healthcare industry are subject to extensive laws intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws may restrict or prohibit a wide range of business activities, including research, manufacturing, distribution, pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use of information obtained in the course of clinical trials, or illegal misappropriation of drug product, which could result in regulatory sanctions or other actions or lawsuits stemming from a failure to comply with such laws or regulations, and serious harm to our reputation. In addition, federal procurement laws impose substantial penalties for misconduct in connection with government contracts and require certain contractors to maintain a code of business ethics and conduct. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, FDA debarment, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our operating results.

Even if our current product candidates or any future product candidates obtain regulatory approval, they may fail to achieve the broad degree of physician and patient adoption and use necessary for commercial success.

        The commercial success of any of our current or future product candidates, if approved, will depend significantly on the broad adoption and use of the resulting product by physicians and patients for approved indications, and may not be commercially successful. The degree and rate of physician and patient adoption of our current or future product candidates, if approved, will depend on a number of factors, including:

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    the clinical indications for which the product is approved and patient demand for approved products that treat those indications;

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    the effectiveness of our product as compared to other available therapies;

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    the availability of coverage and adequate reimbursement from managed care plans and other healthcare payors for any of our product candidates that may be approved;

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    the cost of treatment with our product candidates in relation to alternative treatments and willingness to pay for the product, if approved, on the part of patients;

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    acceptance by physicians, major operators of clinics and patients of the product as a safe and effective treatment;

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    physician and patient willingness to adopt a new therapy over other available therapies to treat approved indications;

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    in the case of FBC, patients' perceptions of the condition as one for which medical treatment may be appropriate and a prescription therapy may be available;

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    overcoming any biases physicians or patients may have toward particular therapies for the treatment of approved indications;

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    proper training and administration of our product candidates by physicians and medical staff;

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    patient satisfaction with the results and administration of our product candidates and overall treatment experience;

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    the willingness of patients to pay for certain of our product candidates relative to other discretionary items, especially during economically challenging times;

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    the revenue and profitability that our product candidate may offer a physician as compared to alternative therapies;

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    the prevalence and severity of side effects;

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    limitations or warnings contained in the FDA-approved labeling for our product candidates;

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    any FDA requirement to undertake a REMS;

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    the effectiveness of our sales, marketing and distribution efforts;

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    adverse publicity about our product candidates or favorable publicity about competitive products; and

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    potential product liability claims.

        If any of our current or future product candidates are approved for use but fail to achieve the broad degree of physician and patient adoption necessary for commercial success, our operating results and financial condition will be adversely affected, which may delay, prevent or limit our ability to generate revenue and continue our operations.

If we are unable to achieve and maintain coverage and adequate levels of reimbursement for any of our product candidates for which we receive regulatory approval, or any future products we may seek to commercialize, their commercial success may be severely hindered.

        As to any of our product candidates that become available by prescription only, our success will depend on the availability of coverage and adequate reimbursement for our product from third-party payors. Patients who are prescribed medicine for the treatment of their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their prescription drugs. The availability of coverage and adequate reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and private third-party payors is critical to new product acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new drug products when more established or lower cost therapeutic alternatives are already available or subsequently become available. If any of our product candidates fail to demonstrate attractive efficacy profiles, they may not qualify for coverage and reimbursement. In addition, certain currently approved therapies for the treatment of dermatological and women's health-related issues have received limited or no reimbursement coverage by insurers and, accordingly, coverage for BPX03 and BPX01, if approved, may not be available. Even if we obtain coverage for a given product, the resulting reimbursement payment rates might not be adequate or may require co-payments that patients find unacceptably high. Patients are unlikely to use our prescription-only products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of our products.

        In addition, the market for certain of our product candidates will depend significantly on access to third-party payors' drug formularies, or lists of medications for which third-party payors provide coverage and reimbursement. The industry competition to be included in such formularies often leads to downward pricing pressures on pharmaceutical companies. Also, third-party payors may refuse to include a particular branded drug in their formularies or otherwise restrict patient access to a branded drug when a less costly generic equivalent or other alternative is available.

        Further, third-party payors, whether foreign or domestic, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In addition, in the United States, although private third-party payors tend to follow Medicare, no uniform policy of coverage and reimbursement for drug products exists among third-party payors. Therefore, coverage and reimbursement for drug products can differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our product candidates to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained.

        Further, we believe that future coverage and reimbursement will likely be subject to increased restrictions in both the United States and in international markets. Third-party coverage and reimbursement for any of our product candidates for which we may receive regulatory approval may not be available or adequate in either the United States or international markets, which could harm our business, financial condition, operating results and prospects.

Our product candidates, if approved, will face significant competition and our failure to compete effectively may prevent us from achieving significant market penetration.

        The pharmaceutical industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on developing proprietary therapeutics. Numerous companies are engaged in the development, patenting, manufacturing and marketing of healthcare products competitive with those that we are developing. We face competition from a number of sources, such as pharmaceutical companies, including generic drug companies, biotechnology companies and academic and research institutions, many of which have greater financial resources, marketing capabilities, sales forces, manufacturing capabilities, research and development capabilities, clinical trial expertise, intellectual property portfolios, experience in obtaining patents and regulatory approvals for product candidates and other resources than us. Some of the companies that offer competing products also have a broad range of other product offerings, large direct sales forces and long-term customer relationships with our target physicians, which could inhibit our market penetration efforts. In addition, certain of our product candidates, if approved, may compete with other dermatological products, including OTC treatments, for a share of some patients' discretionary budgets and for physicians' attention within their clinical practices.

        We anticipate that, if we obtain regulatory approval of our product candidates, we will face significant competition from other approved therapies and may need to compete with unregulated, unapproved and off-label treatments. Certain of our product candidates, if approved, will present novel therapeutic approaches for the approved indications and will have to compete with existing therapies, some of which are widely known and accepted by physicians and patients. To compete successfully in this market, we will have to demonstrate that the relative cost, safety and efficacy of our approved products, if any, provide an attractive alternative to existing and other new therapies. Such competition could lead to reduced market share for our product candidates and contribute to downward pressure on the pricing of our product candidates, which could harm our business, financial condition, operating results and prospects.

        Due to less stringent regulatory requirements in certain foreign countries, there are many more dermatological products and procedures available for use in those international markets than are approved for use in the United States. In certain international markets, there are also fewer limitations on the claims that our competitors can make about the effectiveness of their products and the manner in which they can market them. As a result, we expect to face more competition in these markets than in the United States.

BPX01 and BPX03, if approved, will face intense competition and most of our competitors have significantly greater resources than we do.

        If approved for the treatment of acne, BPX01 will face direct competition from numerous other topical products such as antimicrobials, retinoids or some combination of the two, and the existence of these products may limit the market size for BPX01. In addition, BPX01 will compete against oral systemic treatments for acne, which include isotretinoins, antibiotics, antimicrobials and contraceptives, and against a number of approved topical treatments for acne, including branded drugs and generic versions where available. If approved for the treatment of FBC, BPX03 will face direct competition from numerous other products such as Danocrine, Tamoxifen and Bromocriptine and the existence of these products may limit the market size for BPX03. Certain alternative treatments offered by competitors may be available at a lower price and may offer greater efficacy or a better safety profile. Even if a generic product or an OTC product is less effective than our product candidates, a less effective generic or OTC product may be more quickly adopted by health insurers, physicians and patients than our competing product candidates based upon cost or convenience.

We may face product liability exposure, and if successful claims are brought against us, we may incur substantial liability if our insurance coverage for those claims is inadequate.

        We face an inherent risk of product liability as a result of the clinical testing of our product candidates and will face an even greater risk if we commercialize any products. This risk exists even if a product is approved for commercial sale by the FDA and manufactured in facilities regulated by the FDA or an applicable foreign regulatory authority. Our products and product candidates are designed to affect bodily functions and processes. Any side effects, manufacturing defects, misuse or abuse associated with our product candidates could result in injury and possibly death to a patient. An inability to obtain sufficient insurance coverage on commercially reasonable terms or otherwise to protect against potential product liability claims could inhibit our business.

        In addition, a liability claim may be brought against us even if our product candidates merely appear to have caused an injury. Product liability claims may be brought against us by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with our product candidates, among others. If we cannot successfully defend ourselves against product liability claims we will incur substantial liabilities and reputational harm. In addition, regardless of merit or eventual outcome, product liability claims may result in:

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    withdrawal of clinical trial participants;

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    termination of clinical trial sites or entire trial programs;

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    the inability to commercialize our product candidates;

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    decreased demand for our product candidates;

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    impairment of our brand and/or reputation;

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    product recall or withdrawal from the market or labeling, marketing or promotional restrictions;

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    substantial costs of any related litigation or similar disputes;

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    distraction of management's attention and other resources from our primary business;

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    substantial monetary awards to patients or other claimants against us that may not be covered by insurance; or

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    loss of revenue.

        Although we maintain product liability insurance coverage for clinical trials, our insurance coverage may not be sufficient to cover all of our product liability-related expenses or losses and may not cover us for any expenses or losses we suffer. Moreover, insurance coverage is becoming increasingly expensive, and, in the future, we may not be able to maintain insurance coverage at a reasonable cost, in sufficient amounts or upon adequate terms to protect us against losses due to product liability, particularly if any of our product candidates receive regulatory approval. Further, a successful product liability claim or series of claims brought against us could cause our stock price to decline and, if judgments exceed our insurance coverage, could decrease our cash and harm our business, financial condition, operating results and prospects.

If we suffer negative publicity concerning the safety of our products, our sales may be harmed and we may be forced to withdraw products.

        Physicians and potential patients may have a number of concerns about the safety of our products, whether or not such concerns have a basis in generally accepted science or peer-reviewed scientific research. Negative publicity concerning our products, whether accurate or inaccurate, could reduce market or governmental acceptance of our products and could result in decreased product demand or product withdrawal. In addition, significant negative publicity could result in an increased number of product liability claims, whether or not these claims are supported by applicable law.

We may choose not to continue developing or commercializing any of our product candidates at any time during development or after approval, which would reduce or eliminate our potential return on investment for those product candidates.

        At any time, we may decide to discontinue the development or commercialization of any of our products or product candidates for a variety of reasons, including the appearance of new technologies that render our product obsolete, competition from a competing product or changes in or failure to comply with applicable regulatory requirements. If we terminate a program in which we have invested significant resources, we will not receive any return on our investment and we will have missed the opportunity to allocate those resources to potentially more productive uses.

Failure to obtain marketing approval in international jurisdictions would prevent our product candidates from being marketed abroad.

        In order to market and sell our products in the European Union and many other jurisdictions, we or our third-party collaborators must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the United States, it is required that the product be approved for reimbursement before the product can be approved for sale in that country. We or these third parties may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. We may not be able to file for marketing approvals and may not receive necessary approvals to commercialize our products in any market.

Risks Related to Dependence on Third Parties, Employee Matters, Managing Growth and Macroeconomic Conditions

Future discovery and preclinical development collaborations may be important to us. If we are unable to maintain these collaborations, or if these collaborations are not successful, our business could be adversely affected.

        For some of our product candidates, we may in the future determine to collaborate with pharmaceutical and biotechnology companies for development of products. We face significant competition in seeking appropriate collaborators. Our ability to reach a definitive agreement for any collaboration will depend, among other things, upon our assessment of the collaborator's resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator's evaluation of a number of factors. If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential development schedule or reduce the scope of research activities, or increase our expenditures and undertake discovery or preclinical development activities at our own expense. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development activities, we may not be able to further develop our product candidates or continue to develop our product candidates and our business may be materially and adversely affected.

Future collaborations we may enter into may involve the following risks:

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    collaborators may have significant discretion in determining the efforts and resources that they will apply to these collaborations;

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    collaborators may not perform their obligations as expected;

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    changes in the collaborators' strategic focus or available funding, or external factors, such as an acquisition, may divert resources or create competing priorities;

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    collaborators may delay discovery and preclinical development, provide insufficient funding for product development of targets selected by us, stop or abandon discovery and preclinical development for a product candidate, repeat or conduct new discovery and preclinical development for a product candidate;

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    collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed than ours;

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    product candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own product candidates or products, which may cause collaborators to cease to devote resources to the development of our product candidates;

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    disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or termination of the discovery, preclinical development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

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    collaborators may not properly maintain or defend our intellectual property rights or intellectual property rights licensed to us or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

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    collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability; and

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    collaborations may be terminated for the convenience of the collaborator and, if terminated, we could be required to raise additional capital to pursue further development or commercialization of the applicable product candidates.

        Additionally, subject to its contractual obligations to us, if a collaborator of ours is involved in a business combination, the collaborator might deemphasize or terminate the development of any of our product candidates. If one of our collaborators terminates its agreement with us, we may find it more difficult to attract new collaborators and our perception in the business and financial communities could be adversely affected.

        If we are unable to maintain our collaborations, development of our product candidates could be delayed and we may need additional resources to develop them. All of the risks relating to product development, regulatory approval and commercialization described in this report also apply to the activities of our collaborators.

We will need to further increase the size and complexity of our organization in the future, and we may experience difficulties in executing our growth strategy and managing our growth.

        Our current management, personnel, systems and facilities are not adequate to support our future growth plans. We will need to further expand our scientific, sales and marketing, operational, financial and other resources to support our planned research, development and commercialization activities.

        To manage our operations, growth and various projects effectively, we must:

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    continue to improve our operational, financial, management and regulatory compliance controls and reporting systems and procedures;

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    attract and retain sufficient numbers of talented employees;

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    develop a marketing, sales and distribution capability;

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    manage our commercialization activities for our product candidates effectively;

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    establish and maintain relationships with development and commercialization partners;

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    manage our preclinical and clinical trials effectively;

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    manage our third-party supply and manufacturing operations effectively and in a cost-effective manner, while increasing production capabilities for our current product candidates to commercial levels; and

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    manage our development efforts effectively while carrying out our contractual obligations to partners and other third parties.

        In addition, we have utilized and continue to utilize the services of part-time outside consultants to perform a number of tasks for us, including tasks related to preclinical and clinical testing. Our growth strategy may also entail expanding our use of consultants to implement these and other tasks going forward. We rely on consultants for certain functions of our business and will need to effectively manage these consultants to ensure that they successfully carry out their contractual obligations and meet expected deadlines. There can be no assurance that we will be able to manage our existing consultants or find other competent outside consultants, as needed, on economically reasonable terms, or at all. If we are not able to manage our growth effectively and expand our organization by hiring new employees and expanding our use of consultants, we might be unable to implement successfully the tasks necessary to execute effectively on our planned research, development and commercialization activities and, accordingly, might fail to achieve our research, development and commercialization goals.

If we fail to attract and retain management and other key personnel, we may be unable to continue to develop successfully or commercialize our product candidates or otherwise implement our business plan.

        Our ability to compete in the highly-competitive pharmaceuticals industry depends upon our ability to attract and retain highly-qualified managerial, scientific, medical, sales and marketing and other personnel. In May 2016, our Chief Executive Officer resigned from the Company, and there is no guarantee we will be able to find a replacement on a timely basis or at all. We are highly dependent on our management and scientific personnel, including: our President and Secretary, Anja Krammer, our Executive Vice President of Research & Development, Kin F. Chan, PhD, our Chief Financial Officer, Greg Kitchener and our Executive Vice President of Clinical and Regulatory Affairs, AnnaMarie Daniels. We do not maintain "key man" insurance policies on the lives of these individuals or the lives of any of our other employees. The loss of the services of any of these individuals, along with other key executives or employees, could impede, delay or prevent the successful development of our product pipeline, completion of our planned clinical trials, commercialization of our product candidates or in-licensing or acquisition of new assets and could negatively impact our ability to successfully implement our business plan. If we lose the services of any of these individuals, we might not be able to find suitable replacements on a timely basis or at all, and our business could be harmed as a result. In order to retain valuable employees at our company, in addition to salary and cash incentives, we provide stock options that vest over time. The value to employees of stock options that vest over time will be significantly affected by movements in our stock price that are beyond our control, and may at any time be insufficient to counteract offers from other companies.

        We might not be able to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses, particularly in the San Francisco Bay Area where we are headquartered. We could have difficulty attracting experienced personnel to our company and may be required to expend significant financial resources in our employee recruitment and retention efforts. Many of the other pharmaceutical companies with whom we compete for qualified personnel have greater and other resources, different risk profiles and longer histories in our industry than we do. They may also provide more diverse opportunities and better chances for career advancement. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will harm our ability to implement our business strategy and achieve our business objectives.

        In addition, we have scientific and clinical advisors who assist us in formulating our development and clinical strategies. These advisors are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours.

Our failure to successfully in-license, acquire, develop and market additional product candidates or approved products would impair our ability to grow our business.

        Our strategy is to in-license and acquire product candidates and we may in-license and acquire commercial-stage products or engage in other strategic transactions. Additional potential transactions that we may consider include a variety of different business arrangements, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We are currently exploring commercial growth opportunities, which may include strategic partnerships with women's health companies, but there is no guarantee that such opportunities will materialize. The success of this strategy depends partly upon our ability to identify and select promising pharmaceutical product candidates and products, negotiate licensing or acquisition agreements with their current owners and finance these arrangements.

        The process of proposing, negotiating and implementing a license or acquisition of a product candidate or approved product is lengthy and complex. Other companies, including some with substantially greater financial, marketing, sales and other resources, may compete with us for the license or acquisition of product candidates and approved products. We have limited resources to identify and execute the acquisition or in-licensing of third-party products, businesses and technologies and integrate them into our current infrastructure. Moreover, we may devote resources to potential acquisitions or licensing opportunities that are never completed, or we may fail to realize the anticipated benefits of such efforts. Any such transaction may require us to incur non-recurring or other charges, may increase our near- and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. We may not be able to acquire the rights to additional product candidates on terms that we find acceptable, or at all.

        Further, any product candidate that we acquire may require additional development efforts prior to commercial sale, including preclinical or clinical testing and approval by the FDA and applicable foreign regulatory authorities. All product candidates are prone to risks of failure typical of pharmaceutical product development, including the possibility that a product candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot provide assurance that any approved products that we acquire will be manufactured or sold profitably or achieve market acceptance.

We currently develop our clinical drug products exclusively in one research and development facility and may utilize this facility in the future to support commercial production if our product candidates are approved. If this or any future facility or our equipment were damaged or destroyed, or if we experience a significant disruption in our operations for any other reason, our ability to continue to operate our business would be materially harmed.

        We currently research and develop our product candidates exclusively in a single laboratory located in our corporate headquarters at 1098 Hamilton Court, Menlo Park, California. If this or any future facility were to be damaged, destroyed or otherwise unable to operate, whether due to war, acts of hostility, earthquakes, fire, floods, hurricanes, storms, tornadoes, other natural disasters, employee malfeasance, terrorist acts, power outages or otherwise, or if performance of our research and development facility is disrupted for any other reason, such an event could delay our clinical trials or, if our product candidates are approved and we choose to manufacture all or any part of them internally, jeopardize our ability to timely manufacture our products, if at all. If we experience delays in achieving our development objectives, or if we are unable to manufacture an approved product within a timeframe that meets our prospective customers' expectations, our business, prospects, financial results and reputation could be materially harmed.

        Currently, we maintain insurance coverage totaling $10 million against product liability claims, $5 million against damage to our property and equipment and $1 million in worker's compensation coverage, subject to deductibles and other limitations. If we have underestimated our insurance needs with respect to an interruption, or if an interruption is not subject to coverage under our insurance policies, we may not be able to cover our losses.

We may be adversely affected by natural disasters and other catastrophic events, and by man-made problems such as terrorism, that could disrupt our business operations and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

        Our corporate headquarters are located in Menlo Park, California, near major earthquake and fire zones. If a disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters, that damaged critical infrastructure, such as enterprise financial systems, manufacturing resource planning or enterprise quality systems, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. Our contract manufacturers' and suppliers' facilities are located in multiple locations, where other natural disasters or similar events, such as blizzards, tornadoes, fires, explosions or large-scale accidents or power outages, could severely disrupt our operations and have a material adverse effect on our business, financial condition, operating results and prospects. In addition, acts of terrorism and other geo-political unrest could cause disruptions in our business or the businesses of our partners, manufacturers or the economy as a whole. All of the aforementioned risks may be further increased if we do not implement a disaster recovery plan or our partners' or manufacturers' disaster recovery plans prove to be inadequate. To the extent that any of the above should result in delays in the regulatory approval, manufacture, distribution or commercialization of our product candidates, our business, financial condition, operating results and prospects would suffer.

Our business and operations would suffer in the event of failures in our internal computer systems or those of our collaborators.

        Despite the implementation of security measures, our internal computer systems and those of our current and any future partners, contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our manufacturing activities, development programs and our business operations. For example, the loss of manufacturing records or clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further commercialization and development of our products and product candidates could be delayed.

Risks Related to Our Intellectual Property

We may not be able to obtain or enforce patent rights or other intellectual property rights that cover our product candidates and technologies that are of sufficient breadth to prevent third parties from competing against us.

        Our success with respect to our product candidates and technologies will depend in part upon our ability to obtain and maintain patent protection in both the United States and other countries, to preserve our trade secrets and to prevent third parties from infringing upon our proprietary rights. Our ability to protect any of our product candidates from unauthorized or infringing use by third parties depends in substantial part upon our ability to obtain and maintain valid and enforceable patents.

        Our patent portfolio includes patent applications in the United States. Any patents that we may obtain may be narrow in scope and thus easily circumvented by competitors. Further, in countries where we do not have granted patents, third parties may be able to make, use or sell products identical to or substantially similar to, our product candidates. Additionally, restrictive regulations governing the precise labeling of ingredients and percentages for supplements, the large number of manufacturers that produce products with many active ingredients in common and the rapid change and frequent reformulation of products may make patent protection impractical.

        The patent application process, also known as patent prosecution, is expensive and time-consuming, and we and our current or future licensors and licensees may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we or our current licensors, or any future licensors or licensees, will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, these and any of our patent applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. It is possible that defects of form in the preparation or filing of our patent applications may exist, or may arise in the future, such as with respect to proper priority claims, inventorship, claim scope or patent term adjustments. If our current licensors, or any future licensors or licensees, are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised and we might not be able to prevent third parties from making, using and selling competing products. If there are material defects in the form or preparation of our patent applications, such applications may be invalid and unenforceable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business, financial condition and operating results.

        Due to legal standards relating to patentability, validity, enforceability and claim scope of patents covering pharmaceutical inventions, our ability to obtain, maintain and enforce patents is uncertain and involves complex legal and factual questions. Accordingly, rights under any patents we might obtain or license may not cover our product candidates, or may not provide us with sufficient protection for our product candidates to afford a commercial advantage against competitive products or processes, including those from branded and generic pharmaceutical companies. In addition, we cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us. Even if patents issue, we cannot guarantee that the claims of these patents will be held valid or enforceable by a court of law or will provide us with any significant protection against competitive products or otherwise be commercially valuable to us.

        Competitors in the fields of women's health and dermatologic therapeutics have created a substantial amount of prior art, including scientific publications, patents and patent applications. Our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our technology and the prior art allow our technology to be patentable over the prior art. Although we believe that our technology includes certain inventions that are unique and not duplicative of any prior art, we do not currently own or license issued patents covering all of the recent developments in our technology and we are unsure of the extent to which we will obtain adequate patent protection, if any. Even if the patents do successfully issue, third parties may design around or challenge the validity, enforceability or scope of such issued patents or any other issued patents we own or license, which may result in such patents being narrowed, invalidated or held unenforceable. In particular, due to the extensive prior art relating to antibiotics for topical acne and iodine for breast health and because BPX01 and VI2OLET represent forms of such therapies, respectively, the patent protection available for BPX01 and VI2OLET may not prevent competitors from developing and commercializing similar products or products that otherwise target similar indications. If the breadth or strength of protection provided by the patents we hold or pursue with respect to our product candidates is challenged, companies may be dissuaded from collaborating with us to develop, or threaten our ability to commercialize, our product candidates.

        The degree of future protection of our proprietary rights is uncertain. Patent protection may be unavailable or severely limited in some cases and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

    •
    we might not have been the first to invent or the first to file the inventions covered by each of our pending patent applications and issued patents;

    •
    others may independently develop similar or alternative technologies or duplicate any of our technologies;

    •
    the patents of others may have an adverse effect on our business;

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    any patents we obtain or our licensors' issued patents may not encompass commercially viable products, may not provide us with any competitive advantages or may be challenged by third parties;

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    any patents we obtain or our in-licensed issued patents may not be valid or enforceable; and

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    we may not develop additional proprietary technologies that are patentable.

        Patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. While various extensions may be available, the life of a patent, and the protection it affords, is limited. Without patent protection for our product candidates, however, we may be open to competition from generic versions of our product candidates. Further, the extensive period of time between patent filing and regulatory approval for a product candidate limits the time during which we can market a product candidate under patent protection, which may affect the profitability of our early-stage product candidates, in particular.

        Proprietary trade secrets and unpatented know-how are also very important to our business. Although we have taken steps to protect our trade secrets and unpatented know-how by entering into confidentiality agreements with third parties, and intellectual property protection agreements with certain employees, consultants and advisors, third parties may still obtain this information or we may be unable to protect our rights. We also have limited control over the protection of trade secrets used by our suppliers, manufacturers and other third parties. There can be no assurance that binding agreements will not be breached, that we would have adequate remedies for any breach or that our trade secrets and unpatented know-how will not otherwise become known or independently discovered by our competitors. If trade secrets are independently discovered, we would not be able to prevent their use. Further, enforcing a claim that a third party illegally obtained and is using our trade secrets or unpatented know-how is expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secret information.

Changes in patent law or patent jurisprudence could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

        The United States has recently enacted and is currently implementing wide-ranging patent reform legislation. Further, recent United States Supreme Court rulings have either narrowed the scope of patent protection available in certain circumstances or weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the scope and value of patents, once obtained.

        For our U.S. patent applications containing a priority claim after March 16, 2013, there is a greater level of uncertainty in the patent law. In September 2011, the Leahy-Smith America Invents Act, also known as the America Invents Act, or AIA, was signed into law. The AIA includes a number of significant changes to U.S. patent law, including provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The USPTO is currently developing regulations and procedures to govern administration of the AIA, and many of the substantive changes to patent law associated with the AIA. It is not clear what other, if any, impact(s) the AIA will have on the operation of our business. Moreover, the AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have an adverse effect on our business. One important change introduced by the AIA is that, as of March 16, 2013, the United States transitioned to a "first-to-file" system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. A third party who files a patent application with the USPTO after such date but prior to us may therefore be awarded a patent covering an invention of ours even if we were the first to invent. This "first-inventor-to-file" system will require us both to remain cognizant, going forward, of the timing between invention and filing of a patent application.

        Among some of the other changes introduced by the AIA are those that (i) limit where a patentee may file a patent infringement suit and (ii) provide opportunities for third parties to challenge any issued patent in the USPTO. Such changes apply to all of our U.S. patents, even those issued prior to March 16, 2013. Because of a lower evidentiary standard in USPTO proceedings, as compared to the evidentiary standard applied in U.S. federal courts, necessary to invalidate a patent claim, a third party could potentially present evidence in a USPTO proceeding sufficient for the USPTO to find a claim invalid, notwithstanding that the same evidence would be insufficient to invalidate a claim first presented in a district court action. Accordingly, a third party may attempt opportunistically to use USPTO procedures to invalidate our patent claims.

        Depending on decisions by the United States Congress, the U.S. federal courts, the USPTO or similar authorities in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that may weaken our and our licensors' abilities to obtain new patents or to enforce existing patents we and our licensors or partners may obtain in the future.

If we are unable to protect our trademarks from infringement, our business prospects may be harmed.

        We have applied for trademark protection for trademarks in the United States, the European Union and China. Although we take steps to monitor the possible infringement or misuse of our trademarks, it is possible that third parties may infringe, dilute or otherwise violate our trademark rights. Any unauthorized use of our trademarks could harm our reputation or commercial interests. In addition, our enforcement against third-party infringers or violators may be unduly expensive and time-consuming, and any remedy obtained may constitute insufficient redress relative to the damages we may suffer.

We may not be able to protect our intellectual property rights throughout the world.

        Filing, prosecuting and defending patents on our product candidates in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly developing countries. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection insufficient to guard against such infringement. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

        The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to pharmaceuticals. In such instances, we may be unable to enjoin or otherwise prevent infringement of our patents or marketing of competing products in violation of our proprietary rights, generally. Proceedings to enforce our patent rights in foreign jurisdictions could (i) result in substantial costs and divert our efforts and attention from other aspects of our business, (ii) put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and (iii) provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, certain countries in Europe and certain developing countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we may be unable to seek adequate remedies to address infringement and/or material diminishment of the value of our patents, which could limit our potential revenue opportunities in such jurisdictions. Accordingly, our efforts to establish or enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from our intellectual property. Finally, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws.

If we fail to comply with our obligations under our intellectual property license agreements, we could lose license rights that are important to our business and development of our product candidates.

        We are a party to certain license agreements that impose various royalty and other obligations on us. If we fail to comply with these obligations, the respective licensors may have the right to terminate the license, in which event we may not be able to develop or market the affected product candidate. Our license agreement with NuTech expires when both parties cease to produce or research an applicable product for a period of five years and our license agreement with Iogen is intended to be of perpetual duration. Both agreements may be terminated in the event of a breach. The loss of such rights could materially adversely affect our business, financial condition, operating results and prospects.

If we are sued for infringing intellectual property rights of third parties, it will be costly and time-consuming and an unfavorable outcome in that litigation could have a material adverse effect on our business.

        Our commercial success depends upon our ability to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. We cannot guarantee that marketing and selling such candidates and using such technologies will not infringe existing or future patents. Numerous U.S. and foreign issued patents and pending patent applications owned by third parties exist in the fields relating to our product candidates. As the biotechnology and pharmaceutical industries expand and more patents issue, the risk increases that others may assert that our product candidates, technologies or methods of delivery or use infringe their patent rights. Moreover, it is not always clear to industry participants, including us, which patents cover various drugs, biologics, drug delivery systems or their methods of use, and which of these patents may be valid and enforceable. Thus, due to the large number of patents issued and patent applications filed in our fields, third parties may allege they have patent rights encompassing our product candidates, technologies or methods.

        In addition, our product candidates or proprietary technologies may infringe patents owned and/or filed by third parties, or third parties may allege such infringement. Because (i) some patent applications in the United States may be maintained in secrecy until the patents are issued, (ii) patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing and (iii) publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our own and in-licensed issued patents or our pending applications. Our competitors may have filed, and may in the future file, patent applications covering our product candidates or technology similar to ours. Any such patent application may have priority over our own and in-licensed patent applications or patents, which could further require us to obtain rights to issued patents covering such technologies. If another party has filed a U.S. patent application on inventions similar to those owned or in-licensed to us, we or, in the case of in-licensed technology, the licensor may have to participate, in the United States, in an interference proceeding to determine priority of invention.

        We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our product candidates or proprietary technologies infringe such third parties' intellectual property rights, including litigation resulting from filing under Paragraph IV of the Hatch-Waxman Act. Such lawsuits can be costly and could adversely affect our operating results and divert the attention of managerial and technical personnel, even if we do not infringe such patents or the patents asserted against us are later invalidated. A court may, however, decide that we are infringing the third party's patents and order us to cease the activities covered by the patents. In addition, there is a risk that a court will order us to pay to such third party damages for having violated the other party's patents.

        As a result of patent infringement claims, or to avoid potential claims, we may choose or be required to seek licenses from third parties. These licenses may not be available on commercially acceptable terms, or at all. Even if we are able to obtain a license, the license would likely obligate us to pay license fees or royalties or both, and the rights granted to us might be nonexclusive, which could result in our competitors gaining access to the same intellectual property, or such rights might be restrictive and limit our present and future activities. Ultimately, we or a licensee could be prevented from commercializing a product, or forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms.

        In addition to possible infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference, derivation, re-examination or other post-grant proceedings declared or granted by the USPTO, and similar proceedings in foreign countries, regarding intellectual property rights with respect to our current or future products.

        There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, generally. To date, no litigation asserting infringement claims has ever been brought against us. If a third party claims that we infringe its intellectual property rights, we may face a number of issues, including:

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    infringement and other intellectual property claims which, regardless of merit, may be expensive and time-consuming to litigate and may divert our management's attention from our core business;

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    substantial damages for infringement, which we may have to pay if a court decides that the product or technology at issue infringes or violates the third party's rights, and if the court finds that the infringement was willful, we could be ordered to pay treble damages and the patent owner's attorneys' fees;

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    a court prohibiting us from selling or licensing the product or using the technology unless the third party licenses its intellectual property rights to us, which it is not required to do;

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    if a license is available from a third party, we may have to pay substantial royalties or upfront fees or grant cross-licenses to intellectual property rights for our products or technologies; and

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    redesigning our products or processes so they do not infringe, which may not be possible or may require substantial monetary expenditures and time.

        Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could harm our ability to raise additional funds or otherwise adversely affect our business, financial condition, operating results and prospects.

        Because we rely on certain third-party licensors and partners, and will continue to do so in the future, if one of our licensors or partners is sued for infringing a third party's intellectual property rights, our business, financial condition, operating results and prospects could suffer in the same manner as if we were sued directly. In addition to facing litigation risks, we have agreed to indemnify certain third-party licensors and partners against claims of infringement caused by our proprietary technologies, and we have entered or may enter into cost-sharing agreements with some our licensors and partners that could require us to pay some of the costs of patent litigation brought against those third parties whether or not the alleged infringement is caused by our proprietary technologies. In certain instances, these cost-sharing agreements could also require us to assume greater responsibility for infringement damages than our technology alone would otherwise suggest.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property or the patents of our licensors, which could be expensive and time-consuming.

        Competitors may infringe our intellectual property, including our patent applications or the patents of our licensors. As a result, we may be required to file infringement claims to stop third-party infringement or unauthorized use. Such proceedings and/or litigation can be expensive – particularly for a company of our size – and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to enjoin the other party from using the technology at issue on the grounds that our patent claims do not cover its technology or that the factors necessary to grant an injunction are not satisfied. An adverse determination in such case could put one or more of our patents at risk of being invalidated, interpreted narrowly or amended such that they fail to cover or otherwise protect our product candidates. Moreover, such adverse determinations could subject our patent applications to the risk that they will not issue, or issue with limited and potentially inadequate scope to cover our product candidates.

        Interference, derivation or other proceedings brought at the USPTO may be necessary to determine the priority or patentability of inventions with respect to our patent applications or those of our licensors or potential partners. Litigation or USPTO proceedings brought by us may fail or may be invoked against us by third parties. Even if we are successful, domestic or foreign litigation, or USPTO or foreign patent office proceedings may result in substantial costs and distraction to our management. We may not be able, alone or with our licensors or potential partners, to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

        Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other proceedings, there is a risk that we may, intentionally or incidentally, disclose some of our confidential results of hearings, motions or other interim proceedings or developments or public access to related documents. If investors perceive these results to be negative, the market price for our common stock could be significantly harmed.

Risks Related to Our Common Stock and this Offering

Our stock may be delisted from the NYSE MKT, which could affect its market price and liquidity.

        Our common stock currently trades on the NYSE MKT. The NYSE MKT imposes various quantitative and qualitative requirements to maintain listing, including minimum stockholders' equity requirements. On July 20, 2016, we received a staff deficiency notice from the NYSE MKT that we were not in compliance with the stockholders' equity requirements set forth in the NYSE MKT Company Guide. We reported stockholders' equity of $1.5 million as of April 30, 2016 and net losses in our five most recent fiscal years ended January 31, 2016. The continued listing standards for a NYSE MKT issuer are as follows:

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    Stockholders' equity of $2.0 million or more if the issuer has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years;

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    Stockholders' equity of $4.0 million or more if the issuer has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years; and

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    Stockholders' equity of $6.0 million or more if the issuer has reported losses from continuing operations and/or net losses in its five most recent fiscal years.

        We were provided until August 22, 2016 to submit a plan to regain compliance with the NYSE MKT continued listing standards by January 20, 2018. We timely submitted such a plan and on September 15, 2016, the NYSE MKT notified us that it had determined to accept the plan and grant a plan period through January 20, 2018. While we are exercising diligent efforts to maintain the listing of our common stock on the NYSE MKT, there is no assurance that we will be able to achieve the plan and regain and maintain compliance with the NYSE MKT listing standards. The NYSE MKT staff will review us periodically for compliance with the plan. If we are not in compliance with the continued listing standards by January 20, 2018, or if we do not make progress consistent with the plan during the plan period, the NYSE MKT may initiate suspension and delisting procedures. If delisting proceedings were commenced, the NYSE MKT rules permit us to appeal a staff delisting determination. Our common stock will continue to be listed and traded on the NYSE MKT during the plan period, subject to our compliance with the NYSE MKT's other applicable continued listing standards.

        Additionally, as a result of our operating losses in recent years and the declining market price of our common stock, our continued eligibility for listing on the NYSE MKT may be subject to further review. For example, our stock price has been below $1.00 per share since April 2016. It is likely that we will receive a staff deficiency notice regarding our low trading price, and we may be required to effect a reverse stock split if we are not otherwise able to bring our stock price in compliance with NYSE MKT listing standards. If we are unable to satisfy the continued listing requirements of the NYSE MKT, our common stock could be subject to delisting. In the event of any delisting, it could be more difficult to buy or sell our common stock and obtain accurate quotations, and the price of our stock could suffer a material decline. Delisting may also impair our ability to raise capital.

The stock price of our common stock may continue to be volatile or may decline.

        Our stock price is likely to remain volatile. The market price of our common stock may continue to fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

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    limited daily trading volume resulting in the lack of a liquid market;

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    the success of, and fluctuations in, the commercial sales of VI2OLET and any product candidates approved for commercialization in the future;

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    the development status of our product candidates, including whether any of our product candidates receive regulatory approval;

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    regulatory or legal developments in the United States and foreign countries;

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    the results of our clinical trials and preclinical studies;

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    the clinical results of our competitors or potential competitors;

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    the execution of our partnering and manufacturing arrangements;

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    our execution of collaboration, co-promotion, licensing or other arrangements, and the timing of payments we may make or receive under these arrangements;

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    variations in the level of expenses related to our preclinical and clinical development programs, including relating to the timing of invoices from, and other billing practices of, our CROs and clinical trial sites;

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    variations in the level of expenses related to our commercialization activities, if any product candidates are approved;

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    the performance of third parties on whom we rely for clinical trials, manufacturing, marketing, sales and distribution, including their ability to comply with regulatory requirements;

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    overall performance of the equity markets;

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    changes in operating performance and stock market valuations of other pharmaceutical companies;

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    market conditions or trends in our industry or the economy as a whole;

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    the public's response to press releases or other public announcements by us or third parties, including our filings with the SEC, and announcements relating to acquisitions, strategic transactions, licenses, joint ventures, capital commitments, intellectual property, litigation or other disputes impacting us or our business;

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    developments with respect to intellectual property rights;

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    our commencement of, or involvement in, litigation;

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    FDA or foreign regulatory actions affecting us or our industry;

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    changes in the structure of healthcare payment systems;

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    the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

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    changes in financial estimates by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

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    ratings downgrades by any securities analysts who follow our common stock;

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    the development and sustainability of an active trading market for our common stock;

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    the size of our market float;

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    the expiration of market standoff or contractual lock-up agreements and future sales of our common stock by our officers, directors and significant stockholders;

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    recruitment or departure of key personnel;

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    changes in accounting principles;

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    future issuances of our securities;

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    other events or factors, including those resulting from war, incidents of terrorism, natural disasters or responses to these events; and

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    any other factors discussed in this report.

        In addition, the stock markets, and in particular the NYSE MKT, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many pharmaceutical companies. Stock prices of many pharmaceutical companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

We have identified material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

        Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Ineffective internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

        We have identified material weaknesses in our internal control over financial reporting. As defined in Regulation 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, a "material weakness" is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented, or detected on a timely basis. Specifically, we determined that we had the following material weaknesses in our internal control over financial reporting: (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP, and SEC guidelines.

        Our accounting staff at January 31, 2015 consisted of an accounting manager and an interim controller who was working full-time during quarterly reporting periods. The limited staff did not allow for effective internal control over financial reporting due to the lack of adequate segregation of duties and insufficient secondary review of GAAP related to the accounting for warrants, convertible notes payable and convertible redeemable preferred stock, accounting for stock-based compensation and the recording of liabilities in the appropriate reporting period commensurate with our financial reporting requirements. As a result, adjustments identified as part of the audit process were necessary to completely and accurately present the consolidated financial statements in accordance with GAAP for the year ended December 31, 2014 and for the one-month transition period ended January 31, 2015. No post-close entries were recorded for the year ended January 31, 2016.

        As of the date of this report, we have not remediated these material weaknesses. Subsequent to January 31, 2015, we have hired a controller, who is a certified public accountant, and a Chief Financial Officer. Both have public company experience. To better manage our internal systems and controls, effective beginning the third fiscal quarter of 2016, we implemented an enterprise resource planning system throughout the company. We are continuing to adopt and implement written policies and procedures for accounting and financial reporting. We plan to hire additional qualified personnel to address inadequate segregation of duties, although the timing of such hires is largely dependent on our securing additional financing to cover such costs. The implementation of these initiatives may not fully address any material weakness or other deficiencies that we may have in our internal control over financial reporting.

        Even if we develop effective internal control over financial reporting, such controls may become inadequate due to changes in conditions or the degree of compliance with such policies or procedures may deteriorate, which could result in the discovery of additional material weaknesses and deficiencies. In any event, the process of determining whether our existing internal control over financial reporting is compliant with Section 404 of the Sarbanes-Oxley Act, or Section 404, and sufficiently effective requires the investment of substantial time and resources, including by our President and other members of our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, we cannot predict the outcome of this process and whether we will need to implement remedial actions in order to establish effective controls over financial reporting. The determination of whether or not our internal controls are sufficient and any remedial actions required could result in us incurring additional costs that we did not anticipate, including the hiring of outside consultants. We may also fail to timely complete our evaluation, testing and any remediation required to comply with Section 404.

        We are required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. However, for as long as we are a "smaller reporting company," our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. While we could be a smaller reporting company for an indefinite amount of time, and thus relieved of the above-mentioned attestation requirement, an independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management's assessment might not. Such undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.

There is no public market for the warrants being offered in this offering.

        There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or nationally recognized trading system, including the NYSE MKT. Without an active market, the liquidity of the warrants will be limited.

Holders of warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

        Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We will continue to incur significant costs as a result of and devote substantial management time to operating as a public company listed on the NYSE MKT.

        As a public company listed on the NYSE MKT, we incurred and will continue to incur significant legal, accounting and other expenses that we did not incur before when trading on the OTCQB Marketplace. For example, we are subject to the rules and regulations required by the NYSE MKT, including changes in corporate governance practices and minimum listing requirements. These requirements have increased our legal and financial compliance costs and have and will continue to render some activities more time-consuming and costly. In addition, our management and other personnel have diverted and will continue to divert attention from operational and other business matters to devote substantial time to these listing requirements and failure to meet these requirements could lead to an adverse effect on the listing of our common stock on the NYSE MKT.

If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

        The trading market for our common stock depends in part upon the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Future sales and issuances of our common stock or rights to purchase common stock could result in substantial dilution to the percentage ownership of our stockholders.

        We expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell common stock or other securities convertible into or exchanged for our common stock in one or more transactions, and in a manner we determine from time to time and at prices that may not be the same as the price per share paid by other investors, and dilution to our stockholders could result. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by other investors. New investors could also receive rights, preferences and privileges senior to those of existing holders of our common stock. In addition, in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock, we may be required to proportionally adjust the conversion price, exercise price or number of shares issuable upon conversion of our outstanding convertible promissory notes or exercise of our outstanding warrants, as applicable.

Future sales of our common stock in the public market could lower our stock price.

        Sales of a substantial number of additional shares of our common stock in the public market could cause the market price of our common stock to decline. As of September 29, 2016, we had registered for resale an aggregate of 25,088,690 shares of common stock, including shares of common stock issuable upon conversion of our outstanding convertible promissory notes and upon the exercise of outstanding warrants and shares of common stock issued by us in previous private financings. Moreover, we have registered all shares of common stock that we may issue under our equity incentive plans and outstanding inducement grant options and may issue additional shares upon the exercise of outstanding warrants. Shares registered under such registration statements are available for sale in the open market, unless such shares are subject to vesting restrictions with us or lock-up restrictions with us or Roth Capital Partners, LLC.

        A substantial majority of the outstanding shares of our common stock are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

We may grant additional equity awards or sell additional shares of common stock, as well as securities convertible into or exercisable for common stock, in subsequent public or private offerings or to finance future acquisitions. For example, in August and September 2016, we issued and sold 2,423,077 shares of common stock and issued convertible promissory notes which will convert into 1,875,000 shares of common stock immediately prior to completion of this offering, excluding accrued but unpaid interest. In addition, in September 2016, we issued and sold 1,550,000 shares of common stock and issued warrants to purchase up to 1,286,501 shares of common stock. Sales of substantial amounts of our common stock, as well as securities convertible into or exercisable for common stock, including shares issued in connection with an acquisition or securing funds to complete our clinical trial plans, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

We may issue debt or debt securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

        In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. For example, in August 2016, we issued $1.0 million in convertible secured promissory notes which are secured by substantially all of our tangible and intangible assets. In the event of our liquidation, our lenders and holders of our debt and securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

You may experience immediate dilution in the book value per share of the common stock you purchase.

        Because the price per share of our common stock being offered may be substantially higher than the net tangible book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering at the current market value, you may suffer immediate and substantial dilution in the net tangible book value of the common stock. See "Dilution" in this prospectus for a more detailed discussion of the dilution which may incur in connection with this offering.

Our directors, executive officers and principal stockholders exert significant influence over us and could impede a change of corporate control.

        Our directors, executive officers and holders of more than 5% of our common stock, together with their affiliates, beneficially owned, in the aggregate, approximately 35% of our outstanding common stock as of October 31, 2016. As a result, these stockholders, acting together, have the ability to exert significant influence on matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, have the ability to significantly influence the management and affairs of our company. Accordingly, this concentration of ownership could harm the market price of our common stock by:

    •
    delaying, deferring or preventing a change of control of us;

    •
    impeding a merger, consolidation, takeover or other business combination involving us; or

    •
    discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

        In addition, investment funds managed by Franklin Advisers collectively hold approximately 16% of the aggregate voting power of the Company as of October 31, 2016, which includes warrants exercisable for 270,000 shares of common stock. Investment funds managed by Franklin Advisers could acquire up to 25% in the aggregate of the voting power through open-market purchases of our common stock. Franklin Advisers could have considerable influence over matters such as approving a potential acquisition of us. Franklin Adviser's investment in and position in our company could also discourage others from pursuing any potential acquisition of us, which could have the effect of depriving the holders of our common stock of the opportunity to sell their shares at a premium over the prevailing market price.

Our management has significant flexibility in using our current available cash and the proceeds from this offering.

        In addition to general corporate purposes, including working capital and operational purposes, we intend to use our current available cash and the proceeds from this offering, to continue our ongoing Phase 2b dose-finding clinical trial of BPX01. Depending on future developments and circumstances, we may use some of our available cash for further clinical trials of BPX01 and other purposes. Notwithstanding our intention to use our available cash for further clinical trials of BPX01, our management will have significant flexibility in using our available cash. The actual amounts and timing of expenditures will vary significantly depending on a number of factors, including the amount and timing of cash used in our operations and our research and development efforts. Management's failure to use these funds effectively would have an adverse effect on the value of our common stock and could make it more difficult and costly to raise funds in the future.

Delaware law and provisions in our certificate of incorporation and bylaws could make a merger, tender offer or proxy contest difficult, thereby depressing the trading price of our common stock.

        The anti-takeover provisions of the Delaware General Corporation Law, or the DGCL, may discourage, delay or prevent a change of control by prohibiting us from engaging in a business combination with stockholders owning in excess of 15% of our outstanding voting stock for a period of three years after the person becomes an interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws contain provisions that may make the acquisition of our company more difficult, including the provisions that:

    •
    provide that our board of directors has the right to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director;

    •
    provide that only a majority of our board of directors or an officer instructed by the directors are authorized to call a special meeting of stockholders;

    •
    authorize the issuance of undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval, and which may include rights superior to the rights of the holders of common stock; and

    •
    provide that our board of directors is expressly authorized to make, alter or repeal our bylaws.

        These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take certain actions you desire.

We are a "smaller reporting company" and, as a result of the reduced disclosure and governance requirements applicable to smaller reporting companies, our common stock may be less attractive to investors.

        We are a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a "smaller reporting company," have a public float of less than $75 million and have annual revenues of less than $50 million during the most recently completed fiscal year. As a "smaller reporting company," we are subject to lesser disclosure obligations in our SEC filings compared to other issuers. Specifically, "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings, are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited consolidated financial statements in annual reports. Decreased disclosures in our SEC filings due to our status a "smaller reporting company" may make it harder for investors to analyze our operating results and financial prospects.

We have never paid cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

        We have never paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any cash dividends in the foreseeable future. Consequently, stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        When used in this prospectus, the words "expects," "believes," "hopes," "anticipates," "estimates," "may," "could," "intends," "exploring," "evaluating," "progressing," "proceeding," "will," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements in this prospectus under the headings "Our Company," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements which are not strictly historical statements, include, without limitation, statements regarding:

    •
    our financial performance and condition;

    •
    our need to raise significant additional capital and our ability to continue as a going concern;

    •
    our ability to maintain our listing on the NYSE MKT;

    •
    our expectations and estimates regarding future expenses and expenditures, including our expected use of the net proceeds from this offering, revenue and capital requirements;

    •
    our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;

    •
    present and future clinical trials and results of such trials, including with respect to BPX01;

    •
    our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;

    •
    the safety, efficacy and benefits of our product candidates;

    •
    the content and timing of submissions to and decisions made by the FDA and other regulatory agencies;

    •
    the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;

    •
    the capacities and performance of our suppliers and manufacturers and other third parties over whom we have limited control;

    •
    the size and potential growth of, or our ability to capture market share in, the markets for any of our product candidates;

    •
    market and industry trends;

    •
    our competition;

    •
    intellectual property; and

    •
    our liquidity.

        These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to, those risks discussed in "Risk Factors" and elsewhere in this prospectus. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

 USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the 22,440,392 shares of common stock and accompanying warrants offered by us in the offering at an assumed combined public offering price of $0.31 per share of common stock and accompanying warrant, which is the last reported sale price of our common stock on the NYSE MKT on November 3, 2016, will be approximately $6.1 million, or $7.1 million if the underwriters exercise their overallotment option in full, after deducting the estimated underwriting discounts and commissions estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering.

        A $0.10 increase or decrease in the assumed combined public offering price of $0.31 per share of common stock and accompanying warrant would increase (decrease) the net proceeds to us from this offering by approximately $2.2 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering.

        Similarly, a 1,000,000 share increase or decrease in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase or decrease the net proceeds to us by $0.3 million, based on the assumed combined public offering price of $0.31 per share of common stock and accompanying warrant, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering.

        We currently expect to use the net proceeds from this offering to fund further clinical development of BPX01, including the Phase 2 dose-finding clinical trial, as well as the ongoing expenses of our operations and for working capital and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes, and we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion and flexibility in applying the net proceeds from the sale of securities sold pursuant to this prospectus. In addition, our existing resources, together with the proceeds from this offering, will not be adequate to permit us to complete such clinical development or fund our operations over the longer term. We will need to secure significant additional resources to complete such development and to support our continued operations. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term interest-bearing investments.

 CAPITALIZATION

        The following table presents our cash, cash equivalents and capitalization, as of July 31, 2016, on:

    •
    an actual basis;

    •
    a pro forma basis to give effect to the issuance of 2,423,077 shares of common stock in a private placement in August and September 2016, the automatic conversion of the original principal amount (excluding accrued but unpaid interest) under our outstanding convertible promissory notes issued in August 2016 into 1,875,000 shares of common stock immediately prior to completion of this offering, and the issuance of 1,550,000 shares of common stock in a registered direct offering consummated in September 2016; and

    •
    the pro forma basis set forth above, as adjusted to give effect to the sale by us of 22,440,392 shares of common stock and accompanying warrants in this offering at an assumed combined public offering price of $0.31 per share, which is the last reported sale price of our common stock on the NYSE MKT on November 3, 2016, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering.

        The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Capital Stock" and our consolidated financial statements and related notes included in this prospectus.

	As of July 31, 2016
	Actual	Pro Forma	Pro Forma As Adjusted(1)
	(in thousands, except share and per share data) (unaudited)
Cash and cash equivalents	$436	$4,186	$10,304
Long-term liabilities	—	—	—
Stockholders' equity (deficit):
Preferred stock, no par value, 10,000,000 shares authorized; no shares issued and outstanding, actual, pro forma, or pro forma as adjusted	—	—	—
Common stock, $0.001 par value, 90,000,000 shares authorized; 28,881,351 shares issued and outstanding, actual; 34,729,428 shares issued and outstanding, pro forma; and 57,169,820 shares outstanding, pro forma as adjusted	29	35	57
Additional paid-in capital	32,562	35,740	41,835
Accumulated deficit	(35,727)	(35,727)	(35,727)
Total stockholders' (deficit) equity	(3,136)	47	6,166
Total capitalization	$(3,136)	$47	6,166

(1)
A $0.10 increase or decrease in the assumed combined public offering price of $0.31 per share of common stock and accompanying warrant, which is the last reported sale price of our common stock on the NYSE MKT on November 3, 2016, would increase or decrease our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders' deficit and total capitalization by approximately $2.2 million, assuming the number of shares and accompanying warrants offered by us as set forth on the cover page of this prospectus remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering. Similarly, a 1,000,000 share increase or decrease in the number of shares and accompanying warrants offered by us, based on the assumed combined public offering price of $0.31 per share and accompanying warrant, would increase or decrease our pro forma as adjusted cash and cash equivalents, total assets and total stockholders' (deficit) equity by approximately $0.3 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering.

        The information in the table above is based on 28,881,351 shares of common stock outstanding as of July 31, 2016, and excludes:

    •
    5,481,025 shares of common stock issuable upon the exercise of stock options outstanding as of July 31, 2016 at a weighted average exercise price of $1.00 per share;

    •
    4,328,046 shares of common stock issuable upon the exercise of warrants outstanding as of July 31 2016 at a weighted average exercise price of $2.30 per share; and

    •
    2,140,100 shares of common stock available for future grants under our equity incentive plans as of July 31, 2016;

    •
    1,286,501 shares of common stock issuable upon exercise of warrants issued in September 2016, including 46,500 shares of common stock issuable upon exercise of warrants issued to H.C. Wainwright & Co., LLC, or its designees, as compensation, at an exercise price of $0.75 per share, which warrants are not exercisable until six months after the date of issuance;

    •
    645,161 shares of common stock issuable upon exercise of warrants to be issued to Roth Capital Partners, LLC in connection with this offering, at an exercise price per share equal to 100% of the public offering price, as described in the "Underwriting – Representative's Warrants" section of this prospectus;

    •
    any shares of common stock issuable upon exercise of warrants issued by us in this offering; and

    •
    any shares issued upon the exercise by the underwriters of the option to purchase additional shares of common stock and/or warrants from us to cover overallotments, if any.

DILUTION

        Our net tangible book value (deficit) as of July 31, 2016 was approximately $(3.2) million, or $(0.11) per share, based on 28,881,351 shares of our common stock outstanding on that date. Net tangible book value (deficit) per share is determined by dividing our total tangible assets (total assets less intangible assets), less total liabilities, by the number of shares of our common stock outstanding.

        After giving effect to the assumed sale of all 22,440,392 shares of our common stock and warrants to purchase up to 16,830,294 shares of our common stock in this offering at an assumed combined public offering price of $0.31 per share of common stock and accompanying warrant, which is the last reported sale price of our common stock on the NYSE MKT on November 3, 2016, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering, and assuming the issuance of 2,423,077 shares of common stock in a private placement in August and September 2016, the issuance of 1,550,000 shares of common stock in a registered direct offering consummated in September 2016, the automatic conversion of the original principal amount (excluding accrued but unpaid interest) under our outstanding convertible promissory notes issued in August 2016 into 1,875,000 shares of common stock immediately prior to completion of this offering, and no exercise of the overallotment option, our pro forma as adjusted net tangible book value as of July 31, 2016 would have been approximately $6.1 million, or $0.11 per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.11 per share to existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $0.20 per share to new investors participating in this offering at the assumed combined public offering price. The following table illustrates this dilution on a per share basis:

Assumed combined public offering price per share of common stock and accompanying warrant	$0.31
Pro forma as adjusted net tangible book value (deficit) per share as of July 31, 2016, before this offering	0.00
Increase in pro forma net tangible book value per share attributable to new investors	0.11

Pro forma as adjusted net tangible book value per share as of July 31, 2016, after giving effect to this offering	0.11

Dilution per share to new investors	$0.20

        If the underwriters' overallotment option is exercised in full, our pro forma adjusted pro forma net tangible book value following the offering will be $0.12 per share, and the dilution to new investors in the offering will be $0.19 per share.

        Because our common stock is publicly traded, but the warrants are not listed on a national securities exchange or other nationally recognized trading market, the underwriters may satisfy some or all of the overallotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the overallotment option with respect to our common stock. If the underwriters exercise their overallotment option with respect to the warrants in full, but do not exercise their overallotment option with respect to our common stock, then the effective warrant coverage for each share of common stock sold in this offering would be approximately 86% instead of the 75% stated on the cover page of this prospectus.

        A $0.10 increase or decrease in the assumed combined public offering price of $0.31 per share of common stock and accompanying warrant would increase or decrease our pro forma as adjusted net tangible book value per share after this offering by approximately $0.04, and increase or decrease dilution per share to new investors by approximately $0.06, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering, and assuming no exercise of the overallotment option.

        We may also increase or decrease the number of shares of common stock and accompanying warrants we are offering from the assumed number of shares of common stock and accompanying warrants set forth above. An increase or decrease of 1,000,000 shares of common stock and accompanying warrants from the assumed number of shares of common stock and accompanying warrants set forth on the cover page of this prospectus would increase or decrease our pro forma as adjusted net tangible book value after this offering by $0.3 million, or $0.005 per share, and the dilution per share to new investors by approximately $0.305 per share, assuming that the combined public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares and warrants that we offer in this offering, and other terms of this offering determined at pricing.

        The foregoing discussion and table does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants, including the warrants offered in this offering, having a per share exercise price less than the public offering price per share in this offering. To the extent that options or warrants outstanding as of July 31, 2016 have been or may be exercised or other shares issued, investors purchasing securities in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

        The information above is based on 28,881,351 shares of common stock outstanding as of July 31, 2016, and excludes:

    •
    5,481,025 shares of common stock issuable upon the exercise of stock options outstanding as of July 31, 2016 at a weighted average exercise price of $1.00 per share;

    •
    4,328,046 shares of common stock issuable upon the exercise of warrants outstanding as of July 31, 2016 at a weighted average exercise price of $2.30 per share;

    •
    2,140,100 shares of common stock available for future grants under our equity incentive plans as of July 31, 2016;

    •
    1,286,501 shares of common stock issuable upon exercise of warrants issued in September 2016, including 46,500 shares of common stock issuable upon exercise of warrants issued to H.C. Wainwright & Co., LLC, or its designees, as compensation, at an exercise price of $0.75 per share, which warrants are not exercisable until six months after the date of issuance;

    •
    645,161 shares of common stock issuable upon exercise of warrants to be issued to Roth Capital Partners, LLC in connection with this offering, at an exercise price per share equal to 100% of the public offering price, as described in the "Underwriting – Representative's Warrants" section of this prospectus;

    •
    any shares of common stock issuable upon exercise of warrants issued by us in this offering; and

    •
    any shares issued upon the exercise by the underwriters of the option to purchase additional shares of common stock and/or warrants from us to cover overallotments, if any.

 MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        Our common stock is traded on the NYSE MKT under the symbol "BPMX." Prior to June 25, 2015, our common stock was traded on the OTCQB Marketplace under the symbol "BPMX." The following table sets forth, for each of the fiscal periods indicated, the quarterly high and low sales prices for our common stock as reported by the NYSE MKT or www.otcmarkets.com, as applicable. OTCQB quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	Price Ranges
	High	Low
Fiscal Year Ending January 31, 2017:
First Quarter	$1.78	$0.75
Second Quarter	0.97	0.50
Third Quarter	1.22	0.27
Fourth Quarter (through November 3, 2016)	0.31	0.29
Fiscal Year Ended January 31, 2016:
First Quarter	$3.50	$2.00
Second Quarter	4.50	1.82
Third Quarter	2.25	0.91
Fourth Quarter	2.75	0.99
One Month Ended January 31, 2015	$3.00	$2.75
Fiscal Year Ended December 31, 2014:
First Quarter	$0.15	$0.15
Second Quarter	0.15	0.15
Third Quarter	3.00	0.15
Fourth Quarter	3.50	2.01

        The closing price of our common stock on November 3, 2016 was $0.31 per share. As of September 30, 2016, there were approximately 108 registered holders of record of our common stock, excluding stockholders for whom shares are held in "nominee" or "street name." The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock and we do not intend to pay cash dividends in the foreseeable future. We expect as of the date hereof to retain any future earnings to fund the operation and expansion of our business. Any future determination as to the declaration and payment of dividends on shares of our common stock will be made at the discretion of our board of directors out of funds legally available for such purpose.

 SELECTED CONSOLIDATED FINANCIAL DATA

        The following summary consolidated statements of operations data for the fiscal year ended January 31, 2016, the one-month period ended January 31, 2015 and the year ended December 31, 2014 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the six months ended July 31, 2016 and 2015 and the consolidated balance sheet data as of July 31, 2016 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the six months ended July 31, 2016 are not necessarily indicative of our operating results to be expected for the full fiscal year ending January 31, 2017 or any other period. You should read the summary consolidated financial data together with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other information included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

		One month ended January 31, 2015		Six months ended July 31
	Year ended January 31, 2016		Year ended December 31, 2014
				2016	2015
	(in thousands, except share and per share data)
				(unaudited)
Revenues, net	$64	$1	$—	$52	$9
Cost of goods sold	237	1	—	37	19

Gross (deficit) margin	(173)	—	—	15	(10)
Operating expenses:
Research and development	5,702	365	2,519	5,146	2,217
Sales and marketing	5,109	378	2,299	2,002	2,388
General and administrative	4,174	401	2,953	2,362	2,144

Total operating expenses	14,985	1,144	7,771	9,510	6,749

Loss from operations	(15,158)	(1,144)	(7,771)	(9,495)	(6,759)
Other income (expense), net	(436)	—	40	2	(436)
Interest expense	—	—	(76)

Loss before income taxes	(15,594)	(1,144)	(7,807)	(9,493)	(7,195)
Provision for income taxes	4	—	—	2	—

Net and comprehensive loss	(15,598)	(1,144)	(7,807)	(9,495)	(7,195)
Accretion on Series A convertible redeemable preferred stock	(202)	(43)	(163)	—	(202)
Deemed dividend on Series A convertible redeemable preferred stock	(201)	(50)	(159)	—	(201)

Net loss available to common stockholders	$(16,001)	$(1,237)	$(8,129)	$(9,495)	$(7,598)

Basic and diluted net loss available to common stockholders per share	$(0.89)	$(0.11)	$(0.80)	$(0.35)	$(0.56)

Shares used in computing basic and diluted net loss per share	17,950,000	11,408,000	10,217,000	27,459,000	13,616,000

Consolidated Balance Sheet Data:

	As of
	January 31,
	2016	2015	July 31, 2016
		(in thousands)	(unaudited)
Cash and cash equivalents	$4,039	$1,305	$436
Working capital (deficit)	1,634	148	(3,494)
Total assets	4,851	2,173	1,382
Total liabilities	2,797	1,557	4,518
Additional paid-in capital	28,261	4,416	32,562
Accumulated deficit	(26,232)	(10,634)	(35,727)
Total stockholders' equity (deficit)	$2,054	$(6,207)	$(3,136)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the "Risk Factors" section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

        We are a specialty pharmaceutical company focused on utilizing our proprietary drug delivery technologies to develop and commercialize novel prescription and over-the-counter, or OTC, products that address large markets in dermatology and women's health. Our objective is to develop products that treat health or age-related conditions that: (1) are not presently being addressed or treated or (2) are currently treated with drug therapies or drug delivery approaches that are sub-optimal. Our strategy is designed to bring new products to market by identifying optimal delivery mechanisms and/or alternative applications for United States Food and Drug Administration, or FDA, approved active pharmaceutical ingredients, or APIs, and biological materials, while, in appropriate circumstances, reducing the time, cost and risk typically associated with new product development by repurposing drugs with demonstrated safety profiles and, when applicable, taking advantage of the regulatory approval pathway under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FDC Act. We believe these approaches may reduce drug development risk and could reduce the time and resources we spend during development. Our current platform technologies include innovative delivery mechanisms for antibiotics, biological materials and molecular iodine (I2).

        Our management team has experience in formulation development, intellectual property generation, clinical trial execution, regulatory strategy definition and licensing and direct to consumer product commercialization. Our business model is to outsource our manufacturing and at times commercialization activities in order to maintain our focus on technology sourcing, acquisitions and strategic partner development to create new products to address unmet needs in well-defined global markets. The product candidates in our current portfolio target significant market opportunities and include two clinical-stage product candidates, BPX01, a topical antibiotic for the treatment of acne based on a unique formulation of minocycline, and BPX03, a molecular iodine (I2) tablet for the treatment of benign breast pain associated with fibrocystic breast condition, or FBC, and cyclic mastalgia, as well as one development-stage product candidate, BPX02, an injectable product utilizing biological materials for aesthetic dermatology applications. The molecular iodine project includes an OTC dietary supplement version, or VI2OLET, for the alleviation of symptoms of FBC, as well as a prescription drug version for the treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia.

        Since inception, we have devoted substantially all of our efforts to developing our product candidates, including conducting preclinical and clinical trials, and providing general and administrative support for these operations. We began shipping VI2OLET through online stores in December 2014 and are expanding into retail pharmacies, specialty pharmacy and grocery chain outlet stores throughout the United States. We continue to pursue additional channel distribution expansion for VI2OLET by way of partnerships with women's health companies to provide broader access to consumers. To date, we have generated a de minimis amount of revenue from product sales while we focus on building market awareness for our product. We are not dependent on sales to any one customer. We have financed our operations primarily through the sale of equity and convertible debt securities. In June 2015, we raised net proceeds of $7.8 million through the sale of our common stock and concurrently completed an uplisting to the NYSE MKT. In December 2015, we raised net proceeds of $5.5 million in a private placement of our common stock and, in April 2016, we raised net proceeds of approximately $3.6 million from the issuance of common stock and warrants to purchase common stock in a public offering. In August 2016, we raised net proceeds of approximately $1.4 million in a private placement of our common stock and $1.5 million through the sale of convertible promissory notes. In September 2016, we raised net proceeds of approximately $0.8 million in a registered direct offering of 1,550,000 shares of our common stock and concurrent private placement of warrants to purchase up to 1,286,501 shares of our common stock.

Critical Accounting Policies

        Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States, or GAAP. GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our condensed consolidated financial statements.

        Our significant accounting policies are summarized in Note 1 of our audited consolidated financial statements included elsewhere in this prospectus. While all of these significant accounting policies impact our financial condition and results of operations, we view the revenue recognition, inventory and stock-based compensation policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause an effect on our results of operations, financial position or liquidity for the periods presented in this report.

Revenue Recognition

        Revenue is recognized provided that persuasive evidence of a sales arrangement exists, the price is fixed or determinable, title and risk of loss has transferred, calculability of the resulting receivable is reasonably assured, there are no customer acceptance requirements and we do not have any significant post-shipment obligations. We recognize revenue on a sell-through basis for customer arrangements in which we do not have historical information to estimate product returns, pricing discounts or other concessions upon shipment. For these product shipments, we invoice the reseller, record deferred revenue at the gross invoice sales price and classify the cost basis of the product held by the wholesaler as a component of inventory. We recognize revenue when product is sold by the reseller to the end user, on a FIFO basis. For customer arrangements in which we can reasonably estimate returns, price discounts and other concessions, revenue is recognized upon shipment and a reserve is recorded for returns, price discounts and other concessions.

Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the standard cost method which approximates actual cost on a first-in, first-out basis. Market value is determined as the lower of replacement cost or net realizable value. We regularly review inventory quantities in consideration of actual loss experiences, projected future demand and remaining shelf life to record a provision for excess and obsolete inventory when appropriate.

Stock-Based Compensation

        We recognize stock-based compensation for equity awards on a straight-line basis over their vesting periods, based on the grant date fair value. We estimate the fair value of stock options granted using the Black-Scholes pricing model. This model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. Equity instruments issued to non-employees are recorded at their fair value on the measurement date and are subject to periodic adjustment as the underlying equity instruments vest.

Going Concern

        The accompanying condensed consolidated financial statements have been prepared assuming we will continue as a going concern, meaning we will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. As of July 31, 2016, we had cash and cash equivalents of $0.4 million and a working capital deficit of $3.5 million. In August and September 2016, we raised net proceeds of approximately $2.9 million in a private placement of our common stock and sale of convertible promissory notes. In September 2016, we raised net proceeds of approximately $0.8 million in a registered direct offering of 1,550,000 shares of our common stock and concurrent private placement of warrants to purchase up to 1,286,501 shares of our common stock.

        We have incurred recurring losses and negative cash flows from operations since inception and have funded our operating losses through the sale of common stock in public and private offerings and the issuance of convertible notes, Series A convertible redeemable preferred stock and warrants. We incurred a net loss available to common stockholders of $5.0 million and $3.7 million during the three months ended July 31, 2016 and 2015, respectively, and $9.5 million and $7.6 million during the six months ended July 31, 2016 and 2015, respectively, and had an accumulated deficit of $35.7 million as of July 31, 2016.

        We have a limited operating history and our prospects are subject to risks, expenses and uncertainties frequently encountered by companies in our industry. To date, we have generated a de minimis amount of revenue from the sale of VI2OLET, our iodine dietary supplement. We continue our research and development efforts for our product candidates, which will require significant funding. If we are unable to obtain additional financing in the near-term, or if revenues fall short of expectations or research and development efforts require higher than anticipated capital, there may be a negative impact on our financial viability. We plan to increase working capital by managing our cash flows and expenses and raising additional capital through either private or public equity or debt financing. We also continue to pursue additional channel distribution expansion for VI2OLET through partnerships with women's health companies to provide broader access to consumers. There can be no assurance that such financing will be available or on terms which are favorable to us. While our management believes that we have a plan to fund ongoing operations, there is no assurance that our plan will be successfully implemented. Failure to generate sufficient cash flows from operations, raise additional capital through one or more financings, or reduce certain discretionary spending could have a material adverse effect on our ability to achieve our intended business objectives. These factors raise substantial doubt about our ability to continue as a going concern. The condensed consolidated financial statements do not contain any adjustments that might result from the resolution of any of the above uncertainties.

Change in Fiscal Year End

        On March 26, 2015, our board of directors approved a change in our fiscal year end from December 31 to January 31. As a result of this change we previously filed a transition report on Form 10-KT for the one-month transition period ended January 31, 2015. References to any previous fiscal years mean the fiscal years ending on December 31.

Results of Operations

Six Months Ended July 31, 2016 and 2015

Revenue

Six months ended July 31,
2016	2015	Change	%
($ in thousands)
$52	$9	$43	478%

        We recognize revenue on a sell-through basis if we do not have sufficient historical information to estimate product returns, pricing discounts or other concessions. If sufficient historical information is available, we recognize revenue upon shipment, net of reserves. We shipped our first product to an online retailer in December 2014 and recognized our first revenue in January 2015. The increase in revenues in the first six months of fiscal year 2017 compared to the prior year periods was due to the expansion into retail pharmacies, specialty pharmacy and grocery chain outlet stores in the United States and increased adoption by consumers.

Cost of Goods Sold

Six months ended July 31,
2016	2015	Change	%
$37	$19	$18	95%

        Cost of goods sold includes direct costs related to the sale of VI2OLET, our iodine dietary supplement, which began in January 2015, write-downs of excess and obsolete inventories and amortization of our intangible assets. The increase in cost of goods sold in the first six months of fiscal year 2017 compared to the prior year periods was primarily related to the increase in recognized revenue related to our product.

Research and Development Expenses

Six months ended July 31,
2016	2015	Change	%
$5,146	$2,217	$2,929	132%

        Research and development expenses primarily include headcount-related costs, stock-based compensation and both internal and external research and development expenses. Research and development expenses are expensed as incurred. Research and development expenses increased $2.9 million for the first six months of fiscal year 2017 compared to the prior year period primarily due to the increased headcount-related costs, preclinical, clinical studies and consulting expenses. In the second quarter of fiscal year 2017, we completed the Phase 2a clinical study for BPX01, and in August 2016, began enrolling patients for the Phase 2b clinical study.

Sales and Marketing Expenses

Six months ended July 31,
2016	2015	Change	%
$2,002	$2,388	$(386)	(16)%

        Sales and marketing expenses primarily include headcount-related costs, stock-based compensation, costs related to establishing our corporate brand, efforts related to promoting VI2OLET and the market development related to our acne drug, BPX01. Sales and marketing expenses are expensed as incurred. Sales and marketing expenses decreased $386,000 from the first six months of fiscal year compared to the prior year period primarily due to decreased advertising and promotional activities related to VI2OLET, offset by higher costs related to the market development activities of BPX01.

General and Administrative Expenses

Six months ended July 31,
2016	2015	Change	%
$2,362	$2,144	$218	10%

        General and administrative expenses primarily include headcount-related costs, stock-based compensation and costs of our executive, finance and other administrative functions. General and administrative expenses increased $218,000 for the first six months of fiscal year 2017 compared to the prior year period primarily due to compliance costs of being a new publicly-traded company and legal and insurance expenses.

Other Income (Expense), net

Six months ended July 31,
2016	2015	Change	%
$2	$(436)	$438		*

*
Not meaningful

        Other income in the second quarter of fiscal year 2017 included interest income earned on interest-bearing bank accounts. The increase in other income (expense) for the first six months of fiscal year 2017 compared to the prior year was primarily due to the expense recorded for the modification of warrants recorded in first quarter of the prior year.

Fiscal Years Ended January 31, 2016 and December 31, 2014, One Months Ended January 31, 2015 and 2014

Revenue

					One month ended January 31,
Year ended January 31,	Year ended December 31,
						2014 (unaudited)
2016	2014	Change	%		2015		Change	%
($ in thousands)
$64	$—	$64		*	$1	$—	$1		*

*
Not meaningful

        We recognize revenue on a sell-through basis if we do not have sufficient historical information to estimate product returns, pricing discounts or other concessions. If sufficient historical information is available, we recognize revenue upon shipment net of reserves. We shipped our first product to an online retailer in December 2014 and recognized our first revenue in January 2015. During 2016, our revenues increased as we expanded into retail pharmacies, specialty pharmacy and grocery chain outlet stores in the United States and increased adoption by consumers.

Cost of Goods Sold

					One month ended January 31,
Year ended January 31,	Year ended December 31,
						2014 (unaudited)
2016	2014	Change	%		2015		Change	%
($ in thousands)
$237	$—	$237		*	$1	$—	$1		*

*
Not meaningful

        Cost of goods sold includes direct costs related to the sale of VI2OLET, our iodine dietary supplement, which began in January 2015, write-downs of excess and obsolete inventories and amortization of our intangible assets. The increase in cost of goods sold of $237,000 for the year ended January 31, 2016 compared to the year ended December 31, 2014 is primarily related to the increase in recognized revenue related to our product, inventory reserves and other manufacturing costs.

Research and Development Expenses

				One month ended January 31,
Year ended January 31,	Year ended December 31,
					2014 (unaudited)
2016	2014	Change	%	2015		Change	%
($ in thousands)
$5,702	$2,519	$3,183	126%	$365	$103	$262	254%

        Research and development expenses primarily include headcount-related costs, stock-based compensation and both internal and external research and development expenses. Research and development expenses are expensed as incurred. Research and development expenses increased $3.2 million for the year ended January 31, 2016 compared to the year ended December 31, 2014 primarily due to increased headcount, consulting, preclinical and clinical studies, and regulatory expenses. We increased staffing to help with the logistics, final testing and meeting regulatory standards related to VI2OLET, as well as for progressing our BPX01 candidate from preclinical formulation to pilot production in preparation for Phase 2a trials.

        Research and development expenses associated with our molecular iodine project for the years ended January 31, 2016 and December 31, 2014 were $1.3 million and $0.9 million, respectively. The increase was primarily due to increased consulting and regulatory expenses. We have commenced a non-IND study for our molecular iodine project in preparation for Phase 3 trials.

        Research and development expenses for our BPX01 product candidate for the years ended January 31, 2016 and December 31, 2014 were $4.1 million and $1.7 million, respectively. The increase was primarily due to increased consulting and clinical trial costs. We initiated our first Phase 2 clinical trial under an IND with the FDA in the first quarter of 2017. We expect research and development expenses related to BPX01 to continue to increase period over period, primarily due to the ramping of clinical trial costs.

        Research and development expenses increased $262,000 for the one month ended January 31, 2015 compared to 2014. This increase was primarily due to an increase in headcount-related and consulting costs.

Sales and Marketing Expenses

				One month ended January 31,
Year ended January 31,	Year ended December 31,
					2014 (unaudited)
2016	2014	Change	%	2015		Change	%
($ in thousands)
$5,109	$2,299	$2,810	122%	$378	$73	$305	143%

        Sales and marketing expenses primarily include headcount-related costs, stock-based compensation, costs related to establishing our corporate brand and efforts related to promoting VI2OLET. Sales and marketing expenses are expensed as incurred.

        Sales and marketing expenses increased $2.8 million for the year ended January 31, 2016 compared to the year ended December 31, 2014 primarily due to higher headcount, market research, advertising and stock-based compensation expenses, partially offset by lower consulting expenses. Following the launch of VI2OLET, we have been focusing on increasing customer awareness of the product through multi-media advertising campaigns and participation in tradeshows, as well as increasing awareness among medical professionals through a national physician sampling and trial program.

        Sales and marketing expenses increased $305,000 for the month ended January 31, 2015 compared to 2014. This increase was primarily due to the ramp up in marketing and sales efforts to launch VI2OLET, including the hiring of employees and use of outside agencies.

General and Administrative Expenses

				One month ended January 31,
Year ended January 31,	Year ended December 31,
					2014 (unaudited)
2016	2014	Change	%	2015		Change	%
($ in thousands)
$4,174	$2,953	$1,221	41%	$401	$165	$236	143%

        General and administrative expenses primarily include headcount-related costs, stock-based compensation and costs of our executive, finance and other administrative functions.

        General and administrative expenses increased $1.2 million for the year ended January 31, 2016 compared to the year ended December 31, 2014 primarily due to higher headcount, compliance costs of being a new publicly-traded company, and legal and insurance expenses, and was partially offset by lower consulting expenses.

        General and administrative expenses increased $236,000 for the month ended January 31, 2015 compared to 2014. This increase was primarily due to the cost of the Share Exchange and overhead related to being a publicly-traded company.

Other Income (Expense), net

Year ended January 31,	Year ended December 31,
2016	2014	Change	%
($ in thousands)
$(436)	$40	$476		*

*
Not meaningful

        For the year ended January 31, 2016, other income and expenses primarily included an expense related to the modification of warrants and other miscellaneous items. There were no other income and expenses recorded for the months ended January 31, 2015 and 2014.

Liquidity and Capital Resources

        Historically, we have financed our operations primarily through the sale of debt and equity securities. The accompanying unaudited consolidated financial statements for the six months ended July 31, 2016 have been prepared assuming that we will continue as a going concern, meaning we will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. As of July 31, 2016, we had cash and cash equivalents of $0.4 million and a working capital deficit of $3.5 million. We will require significant additional financing in the near-term. There can be no assurance that such financing will be available or on terms which are favorable to us. While our management believes that we have a plan to fund ongoing operations, there is no assurance that our plan will be successfully implemented. Failure to generate sufficient cash flows from operations, raise additional capital through one or more financings, or reduce certain discretionary spending could have a material adverse effect on our ability to achieve our intended business objectives. These factors raise substantial doubt about our ability to continue as a going concern.

        In June 2015, we completed a public offering of our common stock, which generated net proceeds of $7.8 million. We also issued an unsecured convertible note with a principal amount of $0.5 million, which was automatically converted into common stock upon our uplisting to the NYSE MKT. In December 2015, we raised net proceeds of $5.5 million in a private placement of our common stock and in April 2016, we raised net proceeds of approximately $3.6 million from the issuance of common stock and warrants to purchase common stock in a public offering. In August 2016, we raised net proceeds of approximately $2.9 million in a private placement of our common stock and through the sale of convertible promissory notes. In September 2016, we raised net proceeds of approximately $0.8 million in a registered direct offering of 1,550,000 shares of our common stock and concurrent private placement of warrants to purchase up to 1,286,501 shares of our common stock.

        Our primary capital requirements are to fund working capital, including the development of our products and product candidates, and any acquisitions or investments in businesses, products or technologies that are complementary to our own that we make that require cash consideration or expenditures.

Operating Activities

        Net cash used for operating activities for the six months ended July 31, 2016 was $7.2 million, which primarily resulted from a net loss of $9.5 million, partially offset by non-cash expense of $0.7 million and changes in operating assets and liabilities of $1.6 million. Changes in operating assets and liabilities was primarily attributable to timing of payments to vendors.

        Net cash used for operating activities for the six months ended July 31, 2015 was $3.8 million, which primarily resulted from a net loss of $7.2 million, partially offset by non-cash expense of $1.1 million and changes in operating assets and liabilities of $2.3 million. Changes in operating assets and liabilities was primarily attributable to purchases of inventory and timing of payments to vendors.

        Net cash used for operating activities for the year ended January 31, 2016 was $12.6 million, which primarily resulted from a net loss of $15.6 million, partially offset by non-cash expense of $1.7 million and changes in operating assets and liabilities of $1.2 million. Changes in operating assets and liabilities were primarily attributable to purchases of inventory and timing of payments to vendors.

        Net cash used for operating activities for the month ended January 31, 2015 was $844,000, which was primarily due to a net loss of $1.1 million, partially offset by changes in operating assets and liabilities of $199,000 and stock-based compensation of $99,000.

        Net cash used for operating activities for the year ended December 31, 2014 was $6.0 million, which was primarily due to a net loss of $7.8 million, partially offset by changes in operating assets and liabilities of $413,000, non-cash interest expense of $76,000, warrants issued for $99,000 and stock-based compensation of $1.2 million. Changes in operating assets and liabilities were primarily attributable to purchases of inventory and timing of payments to vendors.

Investing Activities

        Net cash provided by investing activities for the six months ended July 31, 2016 was $14,000, resulting from the reduction in restricted cash offset by the purchase of property and equipment. Net cash used for investing activities for the six months ended July 31, 2015 was primarily for the purchase of capital assets.

        Net cash used for investing activities for the year ended January 31, 2016 was $38,000, which was for the purchase of property and equipment. No cash was used in investing activities during the month of January 31, 2015. Net cash used for investing activities for the year ended December 31, 2014 was $263,000, which was primarily for the acquisition of intellectual property and purchase of property and equipment.

Financing Activities

        Net cash provided by financing activities for the six months ended July 31, 2016 was $3.6 million, which was due to the approximately $3.6 million of net proceeds from the issuance of common stock and warrants to purchase common stock in our public offering and the exercise of stock options.

        Net cash provided by financing activities for the six months ended July 31, 2015 was $9.9 million, which was primarily due to the $7.8 million of net proceeds from the sale of common stock in our public offering, $1.5 million from the exercise of stock options and warrants and $0.5 million from the issuance of a convertible note.

        Net cash provided by financing activities for the year ended January 31, 2016 was $15.4 million, which was due to $7.8 million of net proceeds from the sale of common stock in our public offering, $5.5 million of net proceeds from the sale of common stock in a private placement, $1.6 million from the exercise of stock options and warrants and $0.5 million from the issuance of a convertible note.

        Net cash provided by financing activities for the month ended January 31, 2015 was $38,000, which included proceeds from the exercise of stock options.

        Net cash provided by financing activities for the year ended December 31, 2014 was $8.4 million, which was primarily due to net proceeds of $7.3 million from issuing Series A preferred stock, $1.0 million from issuing convertible notes payable and $0.1 million from the exercise of stock options.

        We plan to increase working capital by managing cash flows and expenses and raising additional capital through either private or public equity or debt financing. We also continue to pursue additional channel distribution expansion for VI2OLET through partnerships with women's health companies to provide broader access to consumers. If we are unable to obtain additional funding to support our current operations, we may not be able to continue our operations as proposed, which may require us to suspend or terminate any ongoing clinical trials or other development activities, modify our business plan, curtail various aspects of our operations, cease operations or seek relief under applicable bankruptcy laws. In such event, our stockholders may lose a portion or even all of their investment.

        In addition, we are subject to certain restrictions and obligations in connection with our registered direct offering that was consummated in September 2016, which may materially and adversely affect our ability to obtain additional financing in the future. These restrictions and obligations include:

    •
    a prohibition on issuances of common stock or common stock equivalents, subject to certain exceptions, for 30 days following the closing of the registered direct offering, including a prohibition on issuances conducted primarily for capital raising purposes;

    •
    a prohibition on issuances of convertible securities with variable or adjustable conversion rates, subject to certain exceptions;

    •
    participation rights whereby each investor in the registered direct offering (each, an "RDO investor" and collectively, the "RDO investors") is entitled to purchase up to 50% in the aggregate of the securities sold in any subsequent issuance of common stock and common stock equivalents, including in this offering, for 18 months following the closing of the registered direct offering;

    •
    certain rescission rights if we do not act in a timely manner with respect to our obligations related to the various documents executed in connection with the registered direct offering, or the RDO Transaction Documents;

    •
    our obligation to purchase warrants issued to the RDO investors, based on the warrants' Black Scholes value, in the event of certain fundamental transactions, including, but not limited to, any sale, license, transfer or other disposition of all or substantially all of our assets, any purchase, tender or exchange offer that has been accepted by the holders of 50% or more of our then outstanding shares of common stock, a reclassification, reorganization or recapitalization, or the consummation of a business combination (including, but not limited to, a reorganization, recapitalization, spin-off or scheme of arrangement) involving the acquisition of more than 50% of our then outstanding shares of common stock;

    •
    indemnification obligations; and

    •
    our obligation to pay liquidated damages in connection with certain events, including failure to comply with the public information requirements under Rule 144 of the Securities Act or to remove restrictive legends in a timely manner.

        We have also provided the RDO investors with various representations and warranties in connection with the RDO Transaction Documents, including those related to solvency, no integrated offerings, maintenance of stock exchange listing, internal controls, and absence of liens, among others. In the event any of our representations or warranties in the RDO Transaction Documents are determined to be inaccurate, or if we are deemed to have otherwise violated any provisions of the

RDO Transaction Documents, we may be found to be in breach of the RDO Transaction Documents. This in turn may result in litigation against us, which could be costly and time-consuming, divert management's attention and resources, damage our reputation and otherwise harm our business, results of operations and financial condition.

        We do not maintain any external lines of credit or have any sources of debt or equity capital committed for funding, other than the KIP private placement, which we do not expect to close. We are reliant upon "best efforts" debt or equity financings. As our prospects for funding, if any, develop during the fiscal year, we will assess our business plan and make adjustments accordingly. Although we have successfully funded our operations to date by attracting additional investors in our equity and debt securities, there is no assurance that our capital raising efforts will be able to attract additional necessary capital for our operations in the future.

Off Balance Sheet Arrangements

        We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as "special purpose entities."

Qualitative and Quantitative Disclosures About Market Risk

        Pursuant to Item 305(e) of Regulation S-K, the Company, as a smaller reporting company, is not required to provide the information required by this item.

Inflation

        We believe that inflation has not had a material impact on our results of operations for the two fiscal years ended January 31, 2016 and 2015, since inflation rates have generally remained at relatively low levels and our operations are not otherwise uniquely affected by inflation concerns.

Recent Accounting Pronouncements

        In February 2016, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2016-02, Leases, which requires entities to recognize assets and liabilities for leases with lease terms greater than twelve months. The new guidance also requires quantitative and qualitative disclosures regarding the amount, timing and uncertainty of cash flows arising from leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. We are in the process of evaluating the impact of adoption on our consolidated financial statements.

        In March 2016, FASB issued ASU No. 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, which relates to the accounting for employee share-based payments. This standard provides guidance on simplifying several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, accounting for forfeitures and classification of excess tax benefits on the statement of cash flows. This standard will be effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are in the process of evaluating the impact of adoption on our consolidated financial statements.

        In April 2016, FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which addresses certain implementation issues that have surfaced since the issuance of ASU No. 2014-09 in May 2014. ASU No. 2016-10 provides guidance in identifying performance obligations and determining the appropriate accounting for licensing arrangements. This standard will be effective for fiscal years beginning after

December 15, 2017, including interim periods within those fiscal years. We are in the process of evaluating the impact of adoption on our consolidated financial statements.

        In May 2016, FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. ASU No. 2016-12 will affect all entities that enter into contracts with customers to transfer goods or services that are an output of the entity's ordinary activities in exchange for consideration. The amendments in this update affect the guidance in ASU No. 2014-09 which is not yet effective. The amendments in this update also affect narrow aspects of Topic 606 including among others: assessing collectability criterion, noncash consideration, and presentation of sales taxes and other similar taxes collected from customers. The effective date of this update is the same as ASU No. 2014-09. We are in the process of evaluating the impact of adoption on our consolidated financial statements.

        In July 2015, FASB issued ASU No. 2015-11, Inventory (Topic 330), Simplifying the Measurement of Inventory, which applies to all inventory except that which is measured using last-in, first-out (LIFO) or the retail inventory method. Inventory measured using first-in, first-out (FIFO) or average cost is included in the new amendment. The amendment will take effect for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are in process of evaluating the impact of adoption on our consolidated financial statements.

        In August 2015, FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (ASU No. 2014-09). This update defers the effective dates of ASU No. 2014-09 (originally issued in June 2014) for public business entities by one year, or until annual reporting periods beginning after December 15, 2017, including interim reporting periods within the reporting period. ASU No. 2014-09 gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to customers. The proposed ASU, which would apply to any entity that enters into contracts to provide goods or services, would supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, the update would supersede some cost guidance included in Subtopic 605-35, Revenue Recognition – Construction-Type and Production-Type Contracts. The update removes inconsistencies and weaknesses in revenue requirements and provides a more robust framework for addressing revenue issues and more useful information to users of financial statements through improved disclosure requirements. In addition, the update improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. We are continuing to review the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

        In August 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40). This ASU provides guidance to determine when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date that the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern. This standard is effective for annual periods ending after December 15, 2016. We are evaluating the impact of the adoption of this ASU on our consolidated financial statements.

BUSINESS

Overview

        We are a specialty pharmaceutical company focused on utilizing our proprietary drug delivery technologies to develop and commercialize novel prescription and over-the-counter, or OTC, products that address large markets in dermatology and women's health. Our objective is to develop products that treat health or age-related conditions that: (1) are not presently being addressed or treated or (2) are currently treated with drug therapies or drug delivery approaches that are sub-optimal. Our strategy is designed to bring new products to market by identifying optimal delivery mechanisms and/or alternative applications for United States Food and Drug Administration, or FDA, approved active pharmaceutical ingredients, or APIs, and biological materials, while, in appropriate circumstances, reducing the time, cost and risk typically associated with new product development by repurposing drugs with demonstrated safety profiles and, when applicable, taking advantage of the regulatory approval pathway under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FDC Act. We believe these approaches may reduce drug development risk and could reduce the time and resources we spend during development. Our current platform technologies include innovative delivery mechanisms for antibiotics and molecular iodine (I2).

        Our management team has experience in formulation development, intellectual property generation, clinical trial execution, regulatory strategy definition and licensing and direct to consumer product commercialization. Our business model is to outsource our manufacturing and at times commercialization activities in order to maintain our focus on technology sourcing, acquisitions and strategic partner development to create new products to address unmet needs in well-defined global markets. The product candidates in our current portfolio target significant market opportunities and include two clinical-stage product candidates, BPX01, a topical antibiotic for the treatment of acne based on a unique formulation of minocycline, and BPX03, a molecular iodine (I2) tablet for the treatment of benign breast pain associated with fibrocystic breast condition, or FBC, and cyclic mastalgia, as well as one development-stage product candidate, BPX02, an injectable product utilizing biological materials for aesthetic dermatology applications. The molecular iodine project includes a marketed OTC dietary supplement version, or VI2OLET, for the alleviation of symptoms of FBC, as well as an investigational prescription drug version for the treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia. VI2OLET is currently the subject of a non-IND clinical trial overseen by Health Canada and an Institutional Review Board to provide additional insight on how to design a Phase 3 safety and efficacy clinical trial.

        Since inception, we have devoted substantially all of our efforts to developing our product candidates, including conducting preclinical and clinical trials, and providing general and administrative support for these operations. We began shipping VI2OLET through online stores in December 2014 and have since expanded into over 7,000 retail pharmacies, specialty chain outlet and grocery chain outlet stores throughout the United States. We continue to pursue additional channel distribution expansion for VI2OLET to provide even broader access to consumers. To date, we have generated a de minimis amount of revenue from product sales while we focus on building market awareness for our product.

Product and Product Candidates

        We have developed our product portfolio using our proprietary drug delivery technologies, including innovative delivery mechanisms for antibiotics, biological materials and molecular iodine. We currently have one marketed product, VI2OLET, two clinical-stage product candidates, BPX01 and

BPX03, and one development-stage product candidate, BPX02. The following table presents a summary of this marketed product and our product candidates:

Product/ Product Candidates	Delivery Mechanism	Platform Technology/ Application	Product Type	Stage of Development
VI2OLET	Oral	Molecular iodine (I2) for the alleviation of symptoms of FBC	OTC Dietary Supplement	Currently Marketed
BPX03	Oral	Molecular iodine (I2) for treatment of moderate to severe periodic breast pain associated with FBC and cyclic mastalgia	Prescription Drug	Pre-Phase 3 Clinical Trial in Progress
BPX01	Oral	Topical antibiotic for treatment of acne	Prescription Drug	Phase 2b in Progress
BPX02	Injectable	Injectable product for aesthetic dermatology applications	Injectable Product	Internal Development

VI2OLET Iodine

        Our first commercial product, VI2OLET, is a patented OTC molecular iodine dietary supplement that addresses cyclic breast discomfort and is clinically demonstrated to alleviate the symptoms associated with FBC, including tenderness, aches and swelling. Women who suffer from menstrual-related breast discomfort are recommended to take one to two tablets per day on an empty stomach for at least 60 days to realize initial symptom relief. Our patented molecular iodine formula is delivered to breast tissue and is intended to reduce the breast cell build-up that results in breast discomfort. Recently, we conducted two in vitro studies on human mammary epithelial cells derived from FBC (MCF10A) cells, common breast cancer cell lines (MCF7, a Luminal A subtype, and MDA-MB231, a triple-negative subtype), and primary human breast epithelial cells, which found our patented molecular iodine formulation has an apoptotic effect on both the FBC and cancer cells. We launched VI2OLET in December 2014 in online stores and have since expanded into over 7,000 retail pharmacies, specialty chain outlet and grocery chain outlet stores throughout the United States. We are exploring commercial growth opportunities for the expansion of VI2OLET, which may include strategic partnerships with women's health and/or consumer health companies.

BPX03

        In addition to VI2OLET, we are also developing BPX03, a prescription drug version of our molecular iodine tablet for the treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia. We in-licensed this prescription iodine drug candidate, which was previously under development by the licensors, and refer to both the prior sponsor's investigational drug and our investigational drug as BPX03. We are currently in the process of conducting a clinical trial (using VI2OLET) under Health Canada and institutional review board, or IRB, oversight to provide additional insight on how to design a Phase 3 safety and efficacy clinical trial. We are currently seeking a partner(s) to pursue any necessary clinical development and additional regulatory approvals for the product using the learnings from our ongoing clinical trial.

BPX01

        BPX01, a hydrophilic, topical antibiotic for the treatment of acne, is currently the subject of a Phase 2 clinical trial. BPX01 combines the most widely used oral antibiotic drug for the treatment of moderate-severe acne (minocycline) with a proprietary anhydrous hydrophilic topical delivery system specifically designed to localize the delivery of the drug while minimizing systemic side effects. This proprietary topical delivery system allows us to minimize the dosage required by improving bioavailability with enhanced and targeted delivery of a fully solubilized API. In addition to its bacteriostatic properties, the active pharmaceutical ingredient, minocycline, also has anti-inflammatory properties, which may help to reduce the swelling and redness commonly associated with acne vulgaris.

The Acne Market

        Acne vulgaris is a common inflammatory skin condition considered a chronic disease with accompanying negative aesthetic and social impact on patients. Propionibacterium acnes (P. acnes) are normal inhabitants on human skin and have been implicated in the pathogenesis of inflammatory acne.

        In the United States alone, acne affects between 40 million and 50 million people each year according to the American Academy of Dermatology. According to SSR Health, acne accounted for approximately $3.8 billion in sales in 2015 ($2.18 billion Topical, $1.619 billion Oral). Due to extensive consolidation in the dermatology market over the past decade, 64% (or $2.4 billion) of the $3.8 billion in 2015 acne sales was generated by three major pharmaceutical companies: Allergan, Almirall and Valeant.

Limitations of Current Treatments

        Acne vulgaris affects children as young as 9 years of age with the mean age of children seeking treatment for acne decreasing from 15.8 years in 1979 to 15.0 years in 2007, indicating an earlier onset of acne. Not only is there a great need to provide an effective therapy, but also a targeted treatment that minimizes unnecessary systemic exposure in young children. A limitation in developing such a therapy has been the difficulty in formulating a well-tolerated and stable topical formulation with sufficient bioavailability to the area of the pilosebaceous unit where P. acnes thrive. Novel topical delivery formulations are needed to ensure stability and more efficient delivery of the active pharmaceutical ingredient, or API, for effective management of acne. For patients with severe acne, oral antibiotics are routinely used, often in combination with topical products such as benzoyl peroxide, salicylic acid, retinoids or additional antibiotics. Many of these topical therapeutics show only modest efficacy in standard treatment regimens, while oral antibiotics often result in undesired side effects, and antibiotic resistance of P. acnes is becoming an increasing problem.

        Minocycline has proven efficacy in the treatment of acne vulgaris, which is often associated with significant colonization of P. acnes. Oral minocycline has been used successfully for the treatment of acne since it was first synthesized by Lederle Laboratories in 1966 and is now available from a number of manufacturers in a range of dosage strengths. Although minocycline remains one of the most commonly used treatments for acne, oral administration results in broad systemic exposure, often leading to undesirable side effects such as upset stomach, diarrhea, dizziness, and headache. There is currently no commercially available topical formulation of minocycline that delivers drug directly to the source of acne lesions while avoiding systemic exposure; BPX01 is a newly developed novel topical gel minocycline product that will address this gap.

Preclinical Results

        We have developed a novel, proprietary topical minocycline gel formulation, BPX01, for the treatment of acne vulgaris. The API, minocycline, as an HCl salt, has previously been shown to be stable only in lipophilic (oil-based) non-solubilized suspensions. Minocycline, with both antibacterial and anti-inflammatory properties, is the most commonly prescribed antibiotic acne treatment because it is generally well tolerated and has a lower resistance rate than other antibiotics used for P. acnes. Lipophilic topical antibiotic products can be used, but are often occlusive and can result in compromised bioavailability. No stable form of hydrophilic topical minocycline is currently commercially available. BPX01 utilizes minocycline that is fully solubilized and stable in a vehicle that is hydrophilic, non-oily, easy-to-apply, and capable of penetrating into the skin where P. acnes typically reside. Compared to lipophilic suspensions, the hydrophilic BPX01 is very rapidly absorbed into the skin rather than remaining on the surface. Our in vitro and in vivo studies have demonstrated effective delivery of minocycline as BPX01 to the epidermis and the pilosebaceous unit (Figure 1). Selective delivery of minocycline to these regions of the skin is crucial to eliminating P. acnes.

Figure 1. Ex vivo human facial skin treated with BPX01. Highlighted zones indicate localization of API in the sebaceous glands and epidermis, where P. acnes typically reside.

        By repurposing minocycline as a topical gel, the delivery of the API to the site of the P. acnes infection is expected to be more targeted and perhaps more effective. Results from preclinical toxicology studies demonstrate that both systemic exposure and peak plasma concentrations of minocycline are minimized following topical administration, hypothetically eliminating or reducing the risk of unwanted side effects associated with oral minocycline. Repeat dermal application in both rats and minipigs has been shown to provide effective concentrations of minocycline in the skin while maintaining markedly reduced systemic exposure. These results also indicate that both systemic exposure and peak plasma concentrations of minocycline are minimized by dermal administration. When parameters such as clinical signs, body weights, food consumption, ophthalmoscopy, and clinical pathology of the skin and other tissues were observed, BPX01 appeared to be safe, supporting its evaluation in a clinical trial setting for the treatment of acne.

Clinical Development

        An IND to initiate the first Phase 2a clinical trial of BPX01 was submitted to the FDA in January 2016, and we received a letter from the FDA in March 2016 stating that the clinical trial may proceed. We have completed 4-week and 13-week animal toxicology studies to support the recently completed 4-week Phase 2a clinical trial and the in-progress 12-week Phase 2 dose-finding clinical trial.

  Phase 2a Clinical Study Design

        Our Phase 2a trial was a single center, randomized, double blind, two-cell, vehicle controlled P. acnes study. All subjects were randomized 2:1 to 1% BPX01 or vehicle control to be applied as a topical gel once daily for four weeks. Daily application of BPX01 resulted in a statistically significant reduction of P. acnes at four weeks compared to baseline. The reduction at four weeks was also statistically significant between BPX01 and the vehicle control. No adverse cutaneous effects were observed, no clinically significant hematologic or chemistry alterations occurred, and no minocycline was detected in the plasma at any time point.

        The reduction of P. acnes was 91% after four weeks of using BPX01, a significant improvement for a topical formulation. Success in preclinical testing and early clinical trials does not ensure success in later clinical trials, and the results of clinical trials by other parties may not be indicative of the results in trials we may conduct. Further, different results may be achieved depending upon whether the "per protocol", or PP, analysis is used to report data results or whether the "modified intent-to-treat," or MITT, approach is used. For example, we reported that findings from our Phase 2a clinical trial of BPX01 in the PP population showed a mean reduction from baseline with the BPX01 topical gel formulation of minocycline of 91% of acne-causing bacteria after four weeks, a statistically significant difference from the mean reduction with the vehicle control (65%). However, the findings from this same Phase 2a clinical trial using the MITT approach showed, due to several protocol deviations by study participants during the course of the study, that the difference between the mean reduction from baseline of 89% for the BPX01 arm compared to 81% for the vehicle control at week 4 of the study was not statistically significant. Nevertheless, we believe the PP analysis is more applicable to this Phase 2a study because its purpose is to determine the biological effect of BPX01 and eliminate data relating to study participants that did not adhere to the trial protocol. However, the primary analysis for our Phase2b study is in the MITT population, and we expect that any pivotal Phase 3 clinical trials would need to show efficacy in an MITT population in order to be used as a basis for approval of the product candidate.

        The reduction in P. acnes achieved in the Phase 2a study is similar to that reported in a 1996 study that effectively defined oral minocycline as the superior antimicrobial to fight P. acnes.

        One recognized issue with oral minocycline is that although it is the antibiotic most commonly prescribed for the treatment of P. acnes, it enters the patient's bloodstream and can cause unwanted side effects. The BPX01 Phase 2a study found no detectable levels of minocycline in the bloodstream of patients using the topical minocycline. The study also found no cutaneous toxicity and no adverse effects.

        The reduction in P. acnes found during the Phase 2a study in the per protocol population is shown in the following table:

	P. acnes Reduction with BPX01 vs. Vehicle
	BPX01 1% Minocycline Topical Gel (n=17)		Vehicle Control (n=7)
Time Point	Mean % change from baseline (SD)	Log10 mean change from baseline (SD)	Mean % change from baseline	Log10 mean change from baseline (SD)
Week 4	–90.9%	–1.04* (0.55)	–65.3%	–0.46** (0.40)

*
active at baseline vs. active at week 4, p<0.0001
**
active at week 4 vs. vehicle at week 4, p=0.020

The study's patient exit survey indicated 100% satisfaction with BPX01's usability and tolerability.

  Phase 2b Clinical Study Design

        The 12-week, multi-center, double-blind, three-arm, vehicle controlled study expects to enroll 225 people, aged 9 to 40, who have moderate-to-severe inflammatory, non-nodular acne vulgaris. The study is formally known as the OPAL (tOPicAL Minocycline Gel) study. Safety will be assessed by physical examination, clinical laboratory tests, cutaneous tolerance scores and incidence of adverse events.

        The primary efficacy endpoint for the study is mean change from baseline in inflammatory lesion counts at Week 12. The secondary efficacy endpoint is achievement of at least a two-grade reduction in Investigator Global Assessment (IGA) at Week 12 compared to baseline. We expect results from the OPAL study in the first half of calendar year 2017.

        We are also preparing to conduct a bridging safety study using oral minocycline as the reference listed drug comparator. One or more 12-week Phase 3 clinical trials will also be required along with a standard battery of dermal safety clinical trials. We intend to pursue regulatory approval under Section 505(b)(2) of the FDC Act. We believe the Section 505(b)(2) regulatory pathway, which permits us to rely in part on the FDA's prior findings of safety and/or efficacy for an approved drug product, may reduce the product development risk and could reduce the time and resources we spend during development of BPX01.

        In addition to BPX01, we believe our anhydrous hydrophilic topical delivery system may also be utilized with other APIs that are easily degraded by water, including other antibiotics. This is currently being evaluated by our research and development team. We are also evaluating additional clinical investigation for use of BPX01 for the treatment of papulopustular rosacea and/or impetigo. These conditions impact the lives of 16 million and 1 million, respectively, in the United States alone.

BPX02

        We are developing BPX02, an injectable utilizing biologic materials for aesthetic dermatology applications. This research stage product candidate is currently under internal development with preclinical testing expected to begin in calendar year 2017. We will likely pursue regulatory approval via a Biologics License Application, or BLA. As such, BPX02 would still be subject to regulation under the FDC Act, except the section of the FDC Act that governs the approval of NDAs. Instead, BPX02 would be subject to the marketing and exclusivity provisions of the Public Health Service Act, or PHSA, for approval of BLAs. However, the application process and requirements for approval of BLAs are very similar to those for NDAs.

Target Markets

        We believe that the industry dynamics in the areas of dermatology and women's health represent significant opportunities for innovative new products to emerge as attractive solutions for unmet needs in multi-billion dollar therapeutic categories. In particular, we believe that both the dermatology and women's health markets are large specialty markets with significant global patient demand, and we believe that our focus on these markets coupled with our proprietary platform technologies should enable us to develop and commercialize attractive products within these categories.

Strategy and Competitive Strengths

        We believe that the combination of our proprietary platform technologies and the expertise of our team in the areas of product development and commercialization, for both OTC and prescription products, are the core elements driving our company. The key elements of our corporate strategy and the competitive advantages we believe these elements provide us include the following:

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    patented platform technologies;

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    potentially shorter time to market for product introductions due to disruptive characteristics;

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    bifurcated market penetration;

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    diverse models of commercialization;

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    efficient advancement of early-stage product candidates into late- stage development;

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    strategic partnerships, joint development and licensing; and

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    continued development of committed, experienced employees and relationships with members of the women's health and dermatology communities.

Technology and Intellectual Property

Overview

        Our success depends in large part upon our ability to obtain and maintain proprietary protection for our products and platform technologies. Our goal is to develop a strong intellectual property portfolio that enables us to capitalize on the research and development that we have performed to date and will perform in the future, particularly for each of the products in our development pipeline and each of the products we market. We rely on a combination of patent, copyright, trademark and trade secret laws in the United States and other countries to obtain and maintain our intellectual property. We protect our intellectual property by, among other methods, filing for patent applications on inventions that are important to the development and conduct of our business with the United States Patent and Trademark Office, or USPTO, and its foreign counterparts.

        We also rely on a combination of non-disclosure, confidentiality and other contractual restrictions to protect our technologies and intellectual property. We require our employees and consultants to execute confidentiality agreements in connection with their employment or consulting relationships with us. We also require them to agree to disclose and assign to us all inventions conceived in connection with the relationship.

Patents

        Patent protection is an important aspect of our product development process and we are actively developing intellectual property in-house. In addition to an aggressive licensing strategy, we have a total of eight U.S. provisional and utility patent applications pending related to our topical compositions for dermatological conditions and novel iodine-based technologies for women's health. We also have three pending international patent applications, two of which relate to BPX01 and one which addresses a microparticle drug delivery technology. These international patent applications resulted from development of our unique formulation of minocycline and were filed according to the Patent Cooperation Treaty and local national laws, enabling us to apply for patent protection for the described inventions in individual countries in the future.

        On March 1, 2013, we entered into a collaboration and license agreement with Iogen LLC, or Iogen, to license certain patents, formulations, and know-how relating to molecular iodine formulations. Our license is an exclusive, royalty-bearing license agreement with the right to enforce and sublicense. These five licensed patents have expiration dates between 2017 and 2029.

Trademarks

        We have applied for trademark protection for several trademarks in the United States. The United States Patent and Trademark Office has registered several of our trademarks: "VIOLET," "VI2OLET," "BIOPHARMX," "GET IT OFF YOUR CHEST," and the VI2OLET logo.

        We have also applied for trademark protection in two markets outside the United States. In the European Union, we have registered trademarks for "BIOPHARMX" and "VI2OLET." In China, we have a pending trademark application for the VI2OLET logo.

Strategic Alliances and Partnerships

        As part of our business strategy, we augment our internal and external development efforts by establishing global strategic partnerships and/or alliances with third parties that have technologies, patents, other know-how, or commercialization capabilities that we believe will be additive to our internal efforts in the areas of dermatology and women's health. Existing partnerships and/or alliances include:

Iogen

        We have executed collaboration and licensing agreements with Iogen, a biotechnology company with iodine-based solutions and associated intellectual property. Our molecular iodine OTC dietary supplement, VI2OLET, and the development of our molecular iodine prescription product, BPX03, build upon this licensed technology and its associated intellectual property. Under the terms of the agreement, we received an exclusive, worldwide, perpetual, irrevocable license to Iogen's patented technology relating to an oral iodine tablet. In consideration of the license granted under the agreement, we agreed to pay to Iogen a non-refundable license issue fee of $150,000, which we paid in full, and 30% of net profit associated with direct commercialization of an OTC iodine tablet product or 30% of net royalties received from any sub- licensee. For other products developed and commercialized using licensed technology and associated intellectual property covered by this agreement, including a prescription iodine tablet, we agreed to pay to Iogen a royalty of 3% of net sales for the first 12 months of commercialization and 2% of net sales thereafter.

NuTech

        We have executed a collaboration and supply agreement with NuTech Medical, Inc., or NuTech, a biologics company specializing in the spinal and orthopedics markets. This agreement describes the collaboration between NuTech and us to develop products in the field of dermatology. Products and intellectual property developed under this agreement are exclusively owned by us and licensed to NuTech for use in indications outside of dermatology. In exchange for an exclusive license to NuTech's intellectual property in the field of dermatology, we will pay to NuTech a royalty of 3% of net sales on products sold in the field of dermatology. In exchange for granting NuTech an exclusive license to our intellectual property and intellectual property developed in collaboration with NuTech in indications outside of dermatology, we will receive from NuTech a royalty of 3% of net sales on products they sell.

Research and Development

        A core competency is providing the link between concept and commercialization through focused, practical product development based on innovative research. We employ highly-qualified scientists and consultants specializing in our various product development areas. Research and development expenses for the years ended January 31, 2016 and December 31, 2014 were approximately $5.7 million and $2.5 million, respectively.

        As a Silicon Valley-based company, we are located in a region with many strong biotechnology and pharmaceutical companies, which have drawn a high caliber of scientists and scientific support staff to the region. While there is intense competition for this type of personnel, we believe our location will enable us to expand our product development and consultant resources as our business grows. Our location also provides us with convenient access to local formulation resources and preclinical testing facilities.

Manufacturing, Supply and Production

        We utilize contract manufacturers to produce our products for commercial distribution. We have no plans to establish in-house manufacturing capabilities for large-scale production at this time.

        We have a master service agreement in place with DPT to carry out the manufacturing of clinical supplies. The clinical supply for Phase 2 studies have been completed. DPT provides high-quality drug development services including formulation development, clinical and commercial manufacturing satisfying the FDA's current good manufacturing practices, or cGMPs, analytical methods development and stability testing. Additionally, we have a master service agreement with Dow Development Laboratories, LLC, to conduct formulation and analytical development, stability studies, etc.

        We have in place a commercial supply agreement with UPM Pharmaceuticals, or UPM, to manufacture and package our VI2OLET tablets. UPM provides high-quality drug development services including formulation development, clinical and commercial manufacturing satisfying the FDA's current good manufacturing practices, or cGMPs, analytical methods development and stability testing.

        Our joint development agreement with NuTech specifies that NuTech will supply materials for certain of our dermatological products.

Marketing, Sales & Distribution

        Our team has experience in the commercialization of prescription products as well as consumer products within channels such as drug stores, grocery stores, wholesalers, department stores, mass merchants and specialty retailers. We have experience in branding and launching products in the United States, Europe and Asia, our team has a deep understanding of channel strategies that include branded, private label and licensed product strategies.

        While BPX01 continues through clinical development, we have commenced our go-to-market strategic planning for the product including, but not limited to, organizing a prominent Medical Advisory Board of leading dermatologists in the United States, educating physicians through publishing our preclinical and clinical results at several industry conferences, and developing our pricing strategy. Following successful enrollment of our Phase 3 clinical trial we will evaluate our needs and take steps toward building our sales, marketing & distribution infrastructure in anticipation of commercial launch. While we intend to commercialize BPX01 directly in the US, we may choose to pursue strategic partnerships to launch the product outside of the US, pending the appropriate regulatory approvals in each country, in order to take advantage of well-established sales, marketing and distribution networks established by leading pharmaceutical companies in such countries.

        VI2OLET is sold through online stores, drug stores, grocery stores and specialty retail chains throughout the United States. VI2OLET is supported by a marketing program, including in-store merchandising, a digital strategy focused on education and activation, public relations events and traditional media to drive awareness and a physician and pharmacist sampling and trial program. Given the positive feedback we have received from physicians sampling VI2OLET to their patients as well as positive reviews and testimonials from VI2OLET customers, we are evaluating expanded or alternative channels for distributing the product by way of partnership(s) with women's health and/or consumer health companies.

Customers

        Potential customers for our products and product candidates include pharmaceutical companies, physician's practices, including obstetricians and gynecologists, dermatologists and general practitioners, and retail customers via retail sales channels and/or pharmacy outlets.

Competition

Acne

        While the acne market has a number of competitive products, BPX01 is being developed to combine the most successful oral antibiotic drug for the treatment of moderate-severe acne (minocycline) with a targeted topical antibiotic technology specifically designed to localize the delivery of the drug while minimizing systemic side effects. At the present time, there is no FDA-approved topical solution for this drug.

        A number of approved prescription acne products currently exist in oral form such as isotretinoins, antibiotics, antimicrobials and oral contraceptives. These treatments are marketed by a number of large pharmaceutical and specialty pharmaceutical companies including, but not limited to: Allergan, Almirall, Bayer HealthCare, Galderma S.A., Leo Pharma, Pfizer, Pharmacia, Teva and Valeant. Additionally, there are several prescription acne products that exist in topical form such as antimicrobials, retinoids, or some combination of the two. These topical solutions are marketed by companies such as Allergan, Bayer HealthCare, Galderma S.A., GlaxoSmithKline, Mayne Pharma, Mylan and Valeant. In addition to prescription acne therapies discussed above, there are numerous OTC products in the form of benzoyl peroxide and salicylic acid topical solutions available from various cosmetic and cosmeceutical companies such as Aveeno, Clean & Clear, Clearasil, Neutrogena and Proactiv.

        Energy-based devices have also been widely used by dermatologists, such as intense pulsed light, or IPL, by Ellipse, and a device, elos, by Syneron, that treats a combination of IPL and radiofrequency technologies. Combination drug-device treatments such as photodynamic therapy, or PDT, with Blu-U by Dusa Pharmaceuticals, has been used off-label for treating acne, while the Blu-U light source without its PDT drug has been indicated for acne treatment.

        While there is no FDA-approved topical minocycline solution, we are aware of one competitive product currently in Phase 3 clinical trials.

FBC and Cyclic Mastalgia

        In the area of women's health, many companies sell supplements containing iodide salts for the purpose of addressing hypothyroidism as iodine replacement therapy. We believe our competitive advantage is our solid dose proprietary formulation that delivers molecular iodine in a stable manner, allowing the consumer to ingest orally and specifically to address breast symptoms. Addressing an underserved condition, we believe that VI2OLET is an innovative product that provides a new treatment option for millions of women.

        While there is no single, established standard of care for FBC and cyclic mastalgia, physicians have typically recommended a range of treatments from changes in diet, abstaining from caffeine and methylxanthine and nutritional supplements, such as gamma-linolenic acid, for mild symptoms to prescription analgesics and hormone-based therapies, such as contraceptives, Danocrine, Tamoxifen and Bromocriptine, for more severe symptoms.

        The following figure presents a typical treatment algorithm for FBC given the current/limited options available to physicians.

        Some limitations of competitive approaches to addressing FBC and/or cyclic mastalgia include serious and sometimes dangerous side effects caused by prescription drugs and the temporary nature of relief provided by analgesics. Because optimal non-hormonal solutions do not exist, many women with this condition choose to live with chronic pain.

Government Regulation

        In the United States, foods (including dietary supplements), drugs (including biological products), medical devices, cosmetics, tobacco products and radiation-emitting products are subject to extensive regulation by the FDA. The FDC Act and other federal and state statutes and regulations govern, among other things, the manufacture, distribution and sale of these products. These laws and regulations prescribe criminal and civil penalties that can be assessed, and violation of these laws and regulations can result in enforcement action by the FDA and other regulatory agencies.

Regulation of Dietary Supplements

        The formulation, manufacturing, packaging, labeling, advertising, distribution and sale (hereafter, "sale" or "sold" may be used to signify all of these activities) of dietary supplements are subject to regulation by one or more federal agencies, primarily the FDA and the Federal Trade Commission, or the FTC, and to a lesser extent the Consumer Product Safety Commission, or the CPSC.

        All facilities that manufacture, process, package, or store food for human consumption must register with the FDA as a food facility under the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, or the Bioterrorism Act. A dietary supplement is considered a food substance under the FDC Act and FDA regulations. Food facility registrations must be updated biennially. The FDA annually schedules inspections at a number of registered food facilities to determine whether the inspected facilities are in compliance with food-related FDA regulations.

        Dietary supplements are also regulated by various governmental agencies for the states and localities in which product are sold. The FDA, under the FDC Act, regulates the formulation,

manufacturing, packaging, labeling, distribution and sale of food, including dietary supplements. The FTC regulates the advertising of these products. The National Advertising Division, or NAD, of the Council of Better Business Bureaus oversees an industry sponsored, self-regulatory system that permits competitors to resolve disputes over advertising claims. The NAD has no enforcement authority of its own, but may refer matters that appear to violate the Federal Trade Commission Act, or FTC Act, or the FDC Act to the FTC or the FDA for further action, as appropriate.

        Federal agencies, primarily the FDA and the FTC, have a variety of procedures and enforcement remedies available to them, including initiating investigations, issuing warning letters and cease and desist orders, requiring corrective labeling or advertising, requiring consumer redress (for example, requiring that a company offer to repurchase products previously sold to consumers), seeking injunctive relief or product seizures, imposing civil penalties or commencing criminal prosecution. In addition, certain state agencies have similar authority.

        The Dietary Supplement Health and Education Act, or DSHEA, was enacted in 1994 and amended the FDC Act. DSHEA establishes a statutory class of dietary supplements, which includes vitamins, minerals, herbs, amino acids and other dietary ingredients for human use to supplement the diet. Among other things, DSHEA prevents the FDA from regulating dietary ingredients in dietary supplements as food additives. Dietary ingredients marketed in the U.S. before October 15, 1994 may be marketed without the submission of a new dietary ingredient, or NDI, premarket notification, or NDIN, to the FDA. Dietary ingredients not marketed in the U.S. before October 15, 1994 may require the submission, at least 75 days before marketing, of an NDIN containing information establishing that the ingredient is reasonably expected to be safe for its intended use. Among other things, DSHEA prevents the FDA from regulating dietary ingredients in dietary supplements as food additives.

        The FDA issued an updated draft guidance document in August 2016 that clarifies when the FDA believes a dietary ingredient is an NDI, when a manufacturer or distributor must submit an NDI premarket notification to the FDA, the evidence necessary to document the safety of an NDI and the methods for establishing the identity of an NDI. The FDA's interpretation of what constitutes an NDI is extremely broad and seems to imply that virtually every new dietary supplement requires a premarket notification. In addition, the FDA may begin to take enforcement actions consistent with the interpretations in the draft guidance before issuing a final version.

        The FDA's cGMPs regulations for dietary supplements apply to manufacturers and holders of finished dietary supplement products, including dietary supplements manufactured outside the U.S. that are imported for sale into the U.S. Among other things, the FDA's cGMPs: (a) require identity testing on all incoming dietary ingredients, (b) call for a scientifically valid system for ensuring finished products meet all specifications, (c) include requirements related to process controls, including statistical sampling of finished batches for testing and requirements for written procedures and (d) require extensive recordkeeping.

        Under the Dietary Supplement and Nonprescription Drug Consumer Protection Act, the FDA requires, among other things, that companies that manufacture or distribute nonprescription drugs or dietary supplements report serious adverse events associated with their products to the FDA and institute recordkeeping requirements for all adverse events. Based on serious adverse event (or other) information, the FDA may take actions against dietary supplements or dietary ingredients that in its determination present a significant or unreasonable risk of illness or injury, which could make it illegal to sell those products.

        The FDA Food Safety Modernization Act, or FSMA, enacted January 4, 2011, amended the FDC Act to significantly enhance the FDA's authority over various aspects of food regulation, including dietary supplements. Under FSMA, the FDA may use the mandatory recall authority when the FDA determines there is a reasonable probability that a food is adulterated or misbranded and that the use of, or exposure to, the food will cause serious adverse health consequences or death to humans or animals. Also under FSMA, the FDA has expanded access to records; the authority to suspend food facility registrations and require high risk imported food to be accompanied by a certification; stronger authority to administratively detain food; the authority to refuse admission of an imported food if it is from a foreign establishment to which a U.S. inspector is refusing entry for an inspection; and the authority to require that importers verify that the foods they import meet domestic standards.

        The new FSMA requirements, as well as the FDA enforcement of the NDI draft guidance, can result in the detention and refusal of admission of imported products, the injunction of manufacturing of any dietary ingredients or dietary supplements until the FDA determines that such ingredients or products are in compliance, and the potential imposition of fees for re-inspection of noncompliant facilities.

        The FDC Act, as amended by DSHEA, permits statements of nutritional support often referred to as "structure/function claims" to be included in labeling for dietary supplements without FDA pre-market approval. FDA regulation requires that FDA be notified of those statements within 30 days of marketing. Among other things, the statements may describe the role of a dietary ingredient intended to affect the structure or function of the body or characterize the documented mechanism of action by which a dietary ingredient maintains such structure or function, but may not expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease. A company that uses a statement of nutritional support in labeling must possess information substantiating that the statement is truthful and not misleading. If the FDA determines that a particular statement of nutritional support is an unacceptable drug claim or an unauthorized version of a health claim, or if the FDA determines that a particular claim is not adequately supported by existing information or is otherwise false or misleading, the claim could not be used and any product bearing the claim could be subject to regulatory action.

        The FTC and the FDA have pursued a coordinated effort to challenge the scientific substantiation for dietary supplement claims. Their efforts to date have focused on manufacturers and marketers as well as media outlets and have resulted in a significant number of investigations and enforcement actions, some resulting in civil penalties under the FTC Act of several million dollars. If the FTC and the FDA continue to focus on health related claims, including structure/function claims for dietary supplements, dietary supplements could be the subject of FTC and/or FDA inquiries, inquiries from the NAD and states Attorney Generals, as well as private class action lawsuits.

        All states regulate foods and drugs under laws that generally parallel federal statutes. These products are also subject to state consumer health and safety regulations, such as California Safe Drinking Water and Toxic Enforcement Act of 1986, or Proposition 65. Violation of Proposition 65 may result in substantial monetary penalties.

FDA Regulation of Drugs

New Drug Approval Process

        Pharmaceutical products are subject to extensive regulation by the FDA. The FDC Act, and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending NDAs or BLAs, warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

        Pharmaceutical product development for a new product or certain changes to an approved product in the United States typically involves preclinical laboratory and animal tests, the submission to the FDA of an IND, which must become effective before clinical testing may commence, and adequate and well-controlled clinical trials to establish the safety and effectiveness of the drug for each indication for which FDA approval is sought. Satisfaction of FDA pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease.

        Preclinical tests include laboratory evaluation of product chemistry, formulation and toxicity, as well as animal trials to assess the characteristics and potential safety and efficacy of the product. The conduct of the preclinical tests must comply with federal regulations and requirements, including good laboratory practices. The results of preclinical testing are submitted to the FDA as part of an IND along with other information, including information about product chemistry, manufacturing and controls, and a proposed clinical trial protocol. Long term preclinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted.

        A 30-day waiting period after the submission of each IND is required prior to the commencement of clinical testing in humans. If the FDA has neither commented on nor questioned the IND within this 30-day period, the clinical trial proposed in the IND may begin.

        Clinical trials involve the administration of the investigational new drug to healthy volunteers or patients under the supervision of a qualified investigator. Clinical trials must be conducted: (i) in compliance with federal regulations; (ii) in compliance with good clinical practice, or GCP, an international standard meant to protect the rights and health of patients and to define the roles of clinical trial sponsors, administrators, and monitors; as well as (iii) under protocols detailing the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. Each protocol involving testing on U.S. patients and subsequent protocol amendments must be submitted to the FDA as part of the IND.

        The FDA may order the temporary, or permanent, discontinuation of a clinical trial at any time, or impose other sanctions, if it believes that the clinical trial is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients. The study protocol and informed consent information for patients in clinical trials must also be submitted to an IRB for approval. An IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB's requirements, or may impose other conditions.

        Clinical trials to support NDAs or BLAs for marketing approval are typically conducted in three sequential phases, but the phases may overlap. In Phase 1, the initial introduction of the drug into healthy human subjects or patients, the drug is tested to assess metabolism, pharmacokinetics, pharmacological actions, side effects associated with increasing doses, and, if possible, early evidence on effectiveness. Phase 2 usually involves trials in a limited patient population to determine the effectiveness of the drug for a particular indication, dosage tolerance, and optimum dosage, and to identify common adverse effects and safety risks. If a compound demonstrates evidence of effectiveness and an acceptable safety profile in Phase 2 evaluations, Phase 3 trials are undertaken to obtain the additional information about clinical efficacy and safety in a larger number of patients, typically at geographically dispersed clinical trial sites, to permit the FDA to evaluate the overall benefit-risk relationship of the drug and to provide adequate information for the labeling of the drug. In most cases the FDA requires two adequate and well-controlled Phase 3 clinical trials to demonstrate the efficacy of the drug. A single Phase 3 trial with other confirmatory evidence may be sufficient in rare instances where the study is a large multicenter trial demonstrating internal consistency and a statistically very persuasive finding of a clinically meaningful effect on mortality, irreversible morbidity or prevention of a disease with a potentially serious outcome and confirmation of the result in a second trial would be practically or ethically impossible.

        After completion of the required clinical testing, an NDA or BLA is prepared and submitted to the FDA. FDA approval of the NDA or BLA is required before marketing of the product may begin in the U.S. The NDA or the BLA must include the results of all preclinical, clinical and other testing and a compilation of data relating to the product's pharmacology, chemistry, manufacture and controls. The cost of preparing and submitting an NDA is substantial. The submission of most NDAs and BLAs is additionally subject to a substantial application user fee, currently exceeding $2,038,000 for fiscal year 2017, and the manufacturer and/or sponsor under an approved NDA or BLA are also subject to annual product and establishment user fees, currently exceeding $97,000 per product and $512,000 per establishment for fiscal year 2017. Although these fees were reduced from fiscal year 2016, they are typically increased annually.

        The FDA has 60 days from its receipt of an NDA or BLA to determine whether the application will be filed based on the agency's threshold determination that it is sufficiently complete to permit substantive review. If the NDA or BLA submission is filed, the FDA reviews the NDA or BLA to determine, among other things, whether the proposed product is safe and effective for its intended use. The FDA has agreed to certain performance goals in the review of NDAs or BLAs. Most such applications for standard review drug products are reviewed within ten to twelve months; most applications for priority review drugs are reviewed in six to eight months. Priority review can be applied to drugs that the FDA determines offer major advances in treatment, or provide a treatment where no adequate therapy exists. For biologics, priority review is further limited to drugs intended to treat a serious or life-threatening disease relative to the currently approved products. The review process for both standard and priority review may be extended by the FDA for three additional months to consider certain late-submitted information, or information intended to clarify information already provided in the submission.

        The FDA may also refer applications for novel drug products, or drug products that present difficult questions of safety or efficacy, to an advisory committee – typically a panel that includes clinicians and other experts – for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA or BLA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. Additionally, the FDA will inspect the facility or the facilities at which the drug is manufactured. The FDA will not approve the product unless compliance with cGMPs is satisfactory and the NDA or BLA contains data that provide substantial evidence that the drug is safe and effective in the indication studied.

        After the FDA evaluates the NDA or BLA and the manufacturing facilities, it issues either an approval letter or a complete response letter. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing, or information, in order for the FDA to reconsider the application. If, or when, those deficiencies have been addressed to the FDA's satisfaction in a resubmission of the NDA or BLA, the FDA will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or six months depending on the type of information included.

        An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. As a condition of NDA or BLA approval, the FDA may require a risk evaluation and mitigation strategy, or REMS, to help ensure that the benefits of the drug outweigh the potential risks. REMS can include medication guides, communication plans for healthcare professionals, and elements to assure safe use, or ETASU. ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring and the use of patient registries. The requirement for a REMS can materially affect the potential market and profitability of the drug. Moreover, product approval may require substantial post-approval testing and surveillance to monitor the drug's safety or efficacy. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

        Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or BLA supplement before the change can be implemented. An NDA or BLA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA or BLA supplements as it does in reviewing NDAs or BLAs.

Pediatric Information

        Under the Pediatric Research Equity Act, or PREA, NDAs, BLAs or supplements to NDAs or BLAs must contain data to assess the safety and effectiveness of the drug for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the drug is safe and effective. The FDA may grant full or partial waivers, or deferrals, for submission of data. Unless otherwise required by regulation, PREA does not apply to any drug for an indication for which orphan designation has been granted.

        The Best Pharmaceuticals for Children Act, or BPCA, provides NDA holders a six-month extension of any exclusivity – patent or non-patent – for a drug if certain conditions are met. For BLAs, the BPCA provides a six-month extension for non-patent exclusivity if certain conditions are met. Conditions for exclusivity include the FDA's determination that information relating to the use of a new drug in the pediatric population may produce health benefits in that population, the FDA making a written request for pediatric studies, and the applicant agreeing to perform, and reporting on, the requested studies within the statutory timeframe. Applications under the BPCA are treated as priority applications, with all of the benefits that designation confers.

Disclosure of Clinical Trial Information

        Sponsors of clinical trials of FDA-regulated products, including drugs, are required to register and disclose certain clinical trial information. Information related to the product, patient population, phase of investigation, study sites and investigators, and other aspects of the clinical trial is then made public as part of the registration. Sponsors are also obligated to discuss the results of their clinical trials after completion. Disclosure of the results of these trials can be delayed in certain circumstances for up to two years after the date of completion of the trial. Competitors may use this publicly available information to gain knowledge regarding the progress of development programs.

The Hatch-Waxman Amendments

Orange Book Listing

        In seeking approval for a drug through an NDA, applicants are required to list with the FDA each patent with claims covering the applicant's product or method of using the product. Upon approval of a drug, each of the patents listed in the application for the drug is then published in the FDA's Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. Drugs listed in the Orange Book can, in turn, be cited by potential generic competitors in support of approval of an abbreviated new drug application, or ANDA. An ANDA provides for marketing of a drug product that has the same active ingredients in the same strengths and dosage form as the listed drug and has been shown to be bioequivalent to the listed drug. Other than the requirement for bioequivalence testing, ANDA applicants are not required to conduct, or submit results of, pre-clinical or clinical tests to prove the safety or effectiveness of their drug product. Drugs approved in this way are commonly referred to as "generic equivalents" to the listed drug, and can often be substituted by pharmacists under prescriptions written for the original listed drug.

        The ANDA applicant is required to certify to the FDA concerning any patents listed for the approved product in the FDA's Orange Book. Specifically, the applicant must certify that: (i) the required patent information has not been filed; (ii) the listed patent has expired; (iii) the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or (iv) the listed patent is invalid or will not be infringed by the new product. The ANDA applicant may also elect to submit a section viii statement certifying that its proposed ANDA labeling does not contain (or carves out) any language regarding the patented method-of-use rather than certify to a listed method-of-use patent. If the applicant does not challenge the listed patents, the ANDA application will not be approved until all the listed patents claiming the referenced product have expired.

        A certification that the new product will not infringe the already approved product's listed patents, or that such patents are invalid, is called a Paragraph IV certification. If the ANDA applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the NDA and patent holders once the ANDA has been received by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days of the receipt of a Paragraph IV certification automatically prevents the FDA from approving the ANDA until the earlier of 30 months, expiration of the patent, settlement of the lawsuit or a decision in the infringement case that is favorable to the ANDA applicant.

        The ANDA application also will not be approved until any applicable non-patent exclusivity listed in the Orange Book for the referenced product has expired.

Exclusivity

        Exclusivity provisions under the FDC Act also can delay the submission or the approval of certain applications. The FDC Act provides a five-year period of non-patent exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity, or NCE. A drug is entitled to NCE exclusivity if it contains a drug substance no active moiety of which has been previously approved by the FDA. During the exclusivity period, the FDA may not accept for review an ANDA or file a 505(b)(2) NDA submitted by another company for another version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a Paragraph IV certification. The FDC Act also provides three years of market exclusivity for an NDA, including a 505(b)(2) NDA, or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example, for new indications, dosages or strengths of an existing drug. This three-year exclusivity covers only the conditions for use associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for drugs for the original conditions of use, such as the originally approved indication. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA; however, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all the non-clinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Patent Term Extension

        After NDA approval, the owner of relevant drug patent may apply for up to a five year patent term extension. Only one patent may be extended for each regulatory review period, which is composed of two parts: a testing phase, and an approval phase. The allowable patent term extension is calculated as half of the drug's testing phase – the time between the day the IND becomes effective and NDA submission – and all of the review phase – the time between NDA submission and approval up to a maximum of five years. The time can be shortened if the FDA determines that the applicant did not pursue approval with due diligence. The total patent term after the extension may not exceed 14 years.

        For patents that might expire during the application phase, the patent owner may request an interim patent extension. An interim patent extension increases the patent term by one year and may be renewed up to four times. For each interim patent extension granted, the post-approval patent extension is reduced by one year. The director of the U.S. Patent and Trademark Office must determine that approval of the drug covered by the patent for which a patent extension is being sought is likely. Interim patent extensions are not available for a drug for which an NDA has not been submitted.

Section 505(b)(2) New Drug Applications

        Most drug products obtain FDA marketing approval pursuant to an NDA or an ANDA. A third alternative is a special type of NDA, commonly referred to as a Section 505(b)(2), or 505(b)(2), NDA, which enables the applicant to rely, in part, on studies not conducted by, or for, the applicant and for which the applicant has not obtained a right of reference or use, such as the FDA's findings of safety and/or effectiveness for a similar previously approved product, or published literature, in support of its application.

        505(b)(2) NDAs often provide an alternate path to FDA approval for new or improved formulations or new uses of previously approved products. Section 505(b)(2) permits the filing of an NDA where at least some of the information required for approval comes from studies not conducted by, or for, the applicant and for which the applicant has not obtained a right of reference. If the 505(b)(2) applicant can establish that reliance on the FDA's previous approval is scientifically appropriate, it may eliminate the need to conduct certain preclinical or clinical studies of the new product. The FDA may also require companies to perform additional studies or measurements to support the change from the approved product. The FDA may then approve the new product candidate for all, or some, of the label indications for which the referenced product has been approved, as well as for any new indication sought by the Section 505(b)(2) applicant.

        To the extent that the Section 505(b)(2) applicant is relying on studies conducted for an already approved product, the applicant is required to certify to the FDA concerning any patents listed for the approved product in the Orange Book to the same extent that an ANDA applicant would. Thus approval of a 505(b)(2) NDA can be stalled until all the listed patents claiming the referenced product have expired, until any non-patent exclusivity, such as exclusivity for obtaining approval of a new chemical entity, listed in the Orange Book for the referenced product has expired, and, in the case of a Paragraph IV certification and subsequent patent infringement suit, until the earlier of 30 months, settlement of the lawsuit or a decision in the infringement case that is favorable to the Section 505(b)(2) applicant.

Post-Approval Requirements

        Once an NDA or BLA is approved, a product will be subject to certain post-approval requirements. For instance, the FDA closely regulates the post-approval marketing and promotion of drugs, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet. Drugs may be marketed only for the approved indications and in accordance with the provisions of the approved labeling.

        Adverse event reporting and submission of periodic reports are required following FDA approval of an NDA or BLA. The FDA also may require post-marketing testing, known as Phase 4 testing, REMS, and surveillance to monitor the effects of an approved product, or the FDA may place conditions on an approval that could restrict the distribution or use of the product. In addition, quality-control, drug manufacture, packaging and labeling procedures must continue to conform to cGMPs after approval. Drug manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies. Registration with the FDA subjects entities to periodic unannounced inspections by the FDA, during which the agency inspects manufacturing facilities to assess compliance with cGMPs. Accordingly, manufacturers must continue to expend time, money and effort in the areas of production and quality-control to maintain compliance with cGMPs. Regulatory authorities may withdraw product approvals or request product recalls if a company fails to comply with regulatory standards, if it encounters problems following initial marketing or if previously unrecognized problems are subsequently discovered. In addition, prescription drug manufacturers in the United States must comply with applicable provisions of the Drug Supply Chain Security Act and provide and receive product tracing information, maintain appropriate licenses, ensure they only work with other properly licensed entities, and have procedures in place to identify and properly handle suspect and illegitimate products.

Biologics

        Biological products used for the prevention, treatment or cure of a disease or condition of a human being are subject to regulation under the FDC Act, except the section of the FDC Act which governs the approval of NDAs. Biological products are approved for marketing under provisions of the Public Health Service Act, or PHSA, via a BLA. However, the application process and requirements for approval of BLAs are very similar to those for NDAs, and biologics are associated with similar approval risks and costs as drugs. To help reduce the increased risk of the introduction of adventitious agents, the PHSA emphasizes the importance of manufacturing controls for products whose attributes cannot be precisely defined. The PHSA also provides authority to the FDA to immediately suspend licenses in situations where there exists a danger to public health, to prepare or procure products in the event of shortages and critical public health needs, and to authorize the creation and enforcement of regulations to prevent the introduction or spread of communicable diseases in the US and between states.

        After a BLA is approved, the product may also be subject to official lot release as a condition of approval. As part of the manufacturing process, the manufacturer is required to perform certain tests on each lot of the product before it is released for distribution. If the product is subject to official release by the FDA, the manufacturer submits samples of each lot of product to the FDA together with a release protocol showing a summary of the history of manufacture of the lot and the results of all of the manufacturer's tests performed on the lot. The FDA may also perform certain confirmatory tests on lots of some products, such as viral vaccines, before releasing the lots for distribution by the manufacturer. In addition, the FDA conducts laboratory research related to the regulatory standards on the safety, purity, potency, and effectiveness of biological products. As with drugs, after approval of biologics, manufacturers must address any safety issues that arise, are subject to recalls or a halt in manufacturing, and are subject to periodic inspection after approval.

        The Biologics Price Competition and Innovation Act of 2009, or BPCIA, creates an abbreviated approval pathway for biological products shown to be highly similar to or interchangeable with an FDA-licensed reference biological product. Biosimilarity sufficient to reference a prior FDA-approved product requires that there be no differences in conditions of use, route of administration, dosage form, and strength, and no clinically meaningful differences between the biological product and the reference product in terms of safety, purity and potency. Biosimilarity must be shown through analytical studies, animal studies, and at least one clinical study, absent a waiver by the Secretary. A biosimilar product may be deemed interchangeable with a prior approved product if it meets the higher hurdle of demonstrating that it can be expected to produce the same clinical results as the reference product and, for products administered multiple times, the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. To date, only four biosimilar products and no interchangeable products have been approved under the BPCIA. Complexities associated with the larger, and often more complex, structures of biological products, as well as the process by which such products are manufactured, particularly with respect to interchangeability, are still being evaluated by the FDA.

        A reference biologic is granted twelve years of exclusivity from the time of first licensure of the reference product, and no application for a biosimilar can be submitted for four years from the date of licensure of the reference product. The first biologic product submitted under the abbreviated approval pathway that is determined to be interchangeable with the reference product has exclusivity against a finding of interchangeability for other biologics for the same condition of use for the lesser of (i) one year after first commercial marketing of the first interchangeable biosimilar, (ii) eighteen months after the first interchangeable biosimilar is approved if there is no patent challenge, (iii) eighteen months after resolution of a lawsuit over the patents of the reference biologic in favor of the first interchangeable biosimilar applicant, or (iv) 42 months after the first interchangeable biosimilar's application has been approved if a patent lawsuit is ongoing within the 42-month period.

Regulation Outside the United States

        In order to market any product outside of the United States, a company must also comply with numerous and varying regulatory requirements of other countries and jurisdictions regarding quality, safety and efficacy and governing, among other things, clinical trials, marketing authorization, commercial sales and distribution of drug products. Whether or not it obtains FDA approval for a product, the company would need to obtain the necessary approvals by the comparable foreign regulatory authorities before it can commence clinical trials or marketing of the product in those countries or jurisdictions. The approval process ultimately varies between countries and jurisdictions and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries and jurisdictions might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country or jurisdiction does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country or jurisdiction may negatively impact the regulatory process in others.

Regulation and Marketing Authorization in the European Union

        The process governing approval of medicinal products in the European Union follows essentially the same lines as in the United States and, likewise, generally involves satisfactorily completing each of the following:

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    preclinical laboratory tests, animal studies and formulation studies all performed in accordance with the applicable E.U. Good Laboratory Practice regulations;

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    submission to the relevant national authorities of a clinical trial application, or CTA, which must be approved before human clinical trials may begin;

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    performance of adequate and well-controlled clinical trials to establish the safety and efficacy of the product for each proposed indication;

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    submission to the relevant competent authorities of a marketing authorization application, or MAA, which includes the data supporting safety and efficacy as well as detailed information on the manufacture and composition of the product in clinical development and proposed labelling;

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    satisfactory completion of an inspection by the relevant national authorities of the manufacturing facility or facilities, including those of third parties, at which the product is produced to assess compliance with strictly enforced current cGMP;

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    potential audits of the non-clinical and clinical trial sites that generated the data in support of the MAA; and

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    review and approval by the relevant competent authority of the MAA before any commercial marketing, sale or shipment of the product.

Preclinical Studies

        Preclinical tests include laboratory evaluations of product chemistry, formulation and stability, as well as studies to evaluate toxicity in animal studies, in order to assess the potential safety and efficacy of the product. The conduct of the preclinical tests and formulation of the compounds for testing must comply with the relevant E.U. regulations and requirements. The results of the preclinical tests, together with relevant manufacturing information and analytical data, are submitted as part of the CTA.

Clinical Trial Approval

        Requirements for the conduct of clinical trials in the European Union including GCP are implemented in the Clinical Trials Directive 2001/20/EC and the GCP Directive 2005/28/EC. Pursuant to Directive 2001/20/EC and Directive 2005/28/EC, as amended, a system for the approval of clinical trials in the European Union has been implemented through national legislation of the member states. Under this system, approval must be obtained from the competent national authority of an E.U. member state in which a study is planned to be conducted, or in multiple member states if the clinical trial is to be conducted in a number of member states. To this end, a CTA is submitted, which must be supported by an investigational medicinal product dossier, or IMPD, and further supporting information prescribed by Directive 2001/20/EC and Directive 2005/28/EC and other applicable guidance documents. Furthermore, a clinical trial may only be started after a competent ethics committee has issued a favorable opinion on the clinical trial application in that country.

        In April 2014, the E.U. legislators passed the new Clinical Trials Regulation, (EU) No 536/2014, which will replace the current Clinical Trials Directive 2001/20/EC. To ensure that the rules for clinical trials are identical throughout the European Union, the new E.U. clinical trials legislation was passed as a regulation that is directly applicable in all E.U. member states. All clinical trials performed in the European Union are required to be conducted in accordance with the Clinical Trials Directive 2001/20/EC until the new Clinical Trials Regulation (EU) No 536/2014 becomes applicable, which will be no earlier than May 28, 2016.

        The new Regulation (EU) No 536/2014 aims to simplify and streamline the approval of clinical trial in the European Union. The main characteristics of the regulation include:

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    A streamlined application procedure via a single entry point, the E.U. portal.

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    A single set of documents to be prepared and submitted for the application as well as simplified reporting procedures that will spare sponsors from submitting broadly identical information separately to various bodies and different member states.

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    A harmonized procedure for the assessment of applications for clinical trials, which is divided in two parts. Part I is assessed jointly by all member states concerned. Part II is assessed separately by each member state concerned.

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    Strictly defined deadlines for the assessment of clinical trial application.

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    The involvement of the ethics committees in the assessment procedure in accordance with the national law of the member state concerned but within the overall timelines defined by the Regulation (EU) No 536/2014.

Marketing Authorization

        Authorization to market a product in the member states of the European Union proceeds under one of four procedures: a centralized authorization procedure, a mutual recognition procedure, a decentralized procedure or a national procedure.

Centralized Authorization Procedure

        The centralized procedure enables applicants to obtain a marketing authorization that is valid in all E.U. member states based on a single application. Certain medicinal products, including products developed by means of biotechnological processes, must undergo the centralized authorization procedure for marketing authorization, which, if granted by the European Commission, is automatically valid in all 28 E.U. member states. The EMA and the European Commission administer this centralized authorization procedure pursuant to Regulation (EC) No 726/2004.

        Pursuant to Regulation (EC) No 726/2004, this procedure is mandatory for:

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    medicinal products developed by means of one of the following biotechnological processes:

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    recombinant DNA technology;

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    controlled expression of genes coding for biologically active proteins in prokaryotes and eukaryotes including transformed mammalian cells; and

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    hybridoma and monoclonal antibody methods;

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    advanced therapy medicinal products as defined in Article 2 of Regulation (EC) No. 1394/2007 on advanced therapy medicinal products;

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    medicinal products for human use containing a new active substance that, on the date of effectiveness of this regulation, was not authorized in the European Union, and for which the therapeutic indication is the treatment of any of the following diseases:

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    acquired immune deficiency syndrome;

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    cancer;

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    neurodegenerative disorder;

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    diabetes;

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    auto-immune diseases and other immune dysfunctions; and

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    viral diseases;

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    medicinal products that are designated as orphan medicinal products pursuant to Regulation (EC) No 141/2000.

        The centralized authorization procedure is optional for other medicinal products if they contain a new active substance or if the applicant shows that the medicinal product concerned constitutes a significant therapeutic, scientific or technical innovation or that the granting of authorization is in the interest of patients in the European Union.

Administrative Procedure

        Under the centralized authorization procedure, the EMA's Committee for Human Medicinal Products, or CHMP, serves as the scientific committee that renders opinions about the safety, efficacy and quality of medicinal products for human use on behalf of the EMA. The CHMP is composed of experts nominated by each member state's national authority for medicinal products, with expert appointed to act as Rapporteur for the co-ordination of the evaluation with the possible assistance of a further member of the Committee acting as a Co-Rapporteur. After approval, the Rapporteur(s) continue to monitor the product throughout its life cycle. The CHMP has 210 days to adopt an opinion as to whether a marketing authorization should be granted. The process usually takes longer in case additional information is requested, which triggers clock-stops in the procedural timelines. The process is complex and involves extensive consultation with the regulatory authorities of member states and a number of experts. When an application is submitted for a marketing authorization in respect of a drug that is of major interest from the point of view of public health and in particular from the viewpoint of therapeutic innovation, the applicant may pursuant to Article 14(9) Regulation (EC) No 726/2004 request an accelerated assessment procedure. If the CHMP accepts such request, the time-limit of 210 days will be reduced to 150 days but it is possible that the CHMP can revert to the standard time-limit for the centralized procedure if it considers that it is no longer appropriate to conduct an accelerated assessment. Once the procedure is completed, a European Public Assessment Report, or EPAR, is produced. If the opinion is negative, information is given as to the grounds on which this conclusion was reached. After the adoption of the CHMP opinion, a decision on the MAA must be adopted by the European Commission, after consulting the E.U. member states, which in total can take more than 60 days.

Conditional Approval

        In specific circumstances, E.U. legislation (Article 14(7) Regulation (EC) No 726/2004 and Regulation (EC) No 507/2006 on Conditional Marketing Authorizations for Medicinal Products for Human Use) enables applicants to obtain a conditional marketing authorization prior to obtaining the comprehensive clinical data required for an application for a full marketing authorization. Such conditional approvals may be granted for product candidates (including medicines designated as orphan medicinal products) if (1) the risk-benefit balance of the product candidate is positive, (2) it is likely that the applicant will be in a position to provide the required comprehensive clinical trial data, (3) the product fulfills unmet medical needs and (4) the benefit to public health of the immediate availability on the market of the medicinal product concerned outweighs the risk inherent in the fact that additional data are still required. A conditional marketing authorization may contain specific obligations to be fulfilled by the marketing authorization holder, including obligations with respect to the completion of ongoing or new studies, and with respect to the collection of pharmacovigilance data. Conditional marketing authorizations are valid for one year, and may be renewed annually, if the risk-benefit balance remains positive, and after an assessment of the need for additional or modified conditions and/or specific obligations. The timelines for the centralized procedure described above also apply with respect to the review by the CHMP of applications for a conditional marketing authorization.

Marketing Authorization under Exceptional Circumstances

        Under Article 14(8) Regulation (EC) No 726/2004, products for which the applicant can demonstrate that comprehensive data (in line with the requirements laid down in Annex I of

Directive 2001/83/EC, as amended) cannot be provided (due to specific reasons foreseen in the legislation) might be eligible for marketing authorization under exceptional circumstances. This type of authorization is reviewed annually to reassess the risk-benefit balance. The fulfillment of any specific procedures/obligations imposed as part of the marketing authorization under exceptional circumstances is aimed at the provision of information on the safe and effective use of the product and will normally not lead to the completion of a full dossier/approval.

Market Authorizations Granted by Authorities of E.U. Member States

        In general, if the centralized procedure is not followed, there are three alternative procedures as prescribed in Directive 2001/83/EC:

    •
    The decentralized procedure allows applicants to file identical applications to several E.U. member states and receive simultaneous national approvals based on the recognition by E.U. member states of an assessment by a reference member state.

    •
    The national procedure is only available for products intended to be authorized in a single E.U. member state.

    •
    A mutual recognition procedure similar to the decentralized procedure is available when a marketing authorization has already been obtained in at least one E.U. member state.

        A marketing authorization may be granted only to an applicant established in the European Union.

Pediatric Studies

        Prior to obtaining a marketing authorization in the European Union, applicants have to demonstrate compliance with all measures included in an EMA-approved Pediatric Investigation Plan, or PIP, covering all subsets of the pediatric population, unless the EMA has granted a product-specific waiver, a class waiver, or a deferral for one or more of the measures included in the PIP. The respective requirements for all marketing authorization procedures are set forth in Regulation (EC) No 1901/2006, which is referred to as the Pediatric Regulation. This requirement also applies when a company wants to add a new indication, pharmaceutical form or route of administration for a medicine that is already authorized. The Pediatric Committee of the EMA, or PDCO, may grant deferrals for some medicines, allowing a company to delay development of the medicine in children until there is enough information to demonstrate its effectiveness and safety in adults. The PDCO may also grant waivers when development of a medicine in children is not needed or is not appropriate, such as for diseases that only affect the elderly population.

        Before a marketing authorization application can be filed, or an existing marketing authorization can be amended, the EMA determines that companies actually comply with the agreed studies and measures listed in each relevant PIP.

Periods of Authorization and Renewals

        A marketing authorization is valid for five years in principle and the marketing authorization may be renewed after five years on the basis of a re-evaluation of the risk-benefit balance by the EMA or by the competent authority of the authorizing member state. To this end, the marketing authorization holder must provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety and efficacy, including all variations introduced since the marketing authorization was granted, at least six months before the marketing authorization ceases to be valid. Once renewed, the marketing authorization is valid for an unlimited period, unless the European Commission or the competent authority decides, on justified grounds relating to pharmacovigilance, to proceed with one additional five-year renewal. Any authorization which is not followed by the actual placing of the drug on the E.U. market (in case of centralized procedure) or on the market of the authorizing member state within three years after authorization ceases to be valid (the so-called sunset clause).

Regulatory Data Protection

        E.U. legislation also provides for a system of regulatory data and market exclusivity. According to Article 14(11) of Regulation (EC) No 726/2004, as amended, and Article 10(1) of Directive 2001/83/EC, as amended, upon receiving marketing authorization, new chemical entities approved on the basis of complete independent data package benefit from eight years of data exclusivity and an additional two years of market exclusivity. Data exclusivity prevents regulatory authorities in the European Union from referencing the innovator's data to assess a generic (abbreviated) application. During the additional two-year period of market exclusivity, a generic marketing authorization can be submitted, and the innovator's data may be referenced, but no generic medicinal product can be marketed until the expiration of the market exclusivity. The overall ten-year period will be extended to a maximum of 11 years if, during the first eight years of those ten years, the marketing authorization holder, or MAH, obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies. Even if a compound is considered to be a new chemical entity and the innovator is able to gain the period of data exclusivity, another company nevertheless could also market another version of the drug if such company obtained marketing authorization based on an MAA with a complete independent data package of pharmaceutical test, preclinical tests and clinical trials. However, products designated as orphan medicinal products enjoy, upon receiving marketing authorization, a period of ten years of orphan market exclusivity. Depending upon the timing and duration of the E.U. marketing authorization process, products may be eligible for up to five years' supplementary protection certificates, or SPCs, pursuant to Regulation (EC) No 469/2009. Such SPCs extend the rights under the basic patent for the drug.

Regulatory Requirements After a Marketing Authorization has been Obtained

        If we obtain authorization for a medicinal product in the European Union, we will be required to comply with a range of requirements applicable to the manufacturing, marketing, promotion and sale of medicinal products:

Pharmacovigilance and other requirements

        We will, for example, have to comply with the E.U.'s stringent pharmacovigilance or safety reporting rules, pursuant to which post-authorization studies and additional monitoring obligations can be imposed. Other requirements relate, for example, to the manufacturing of products and APIs in accordance with good manufacturing practice standards. E.U. regulators may conduct inspections to verify our compliance with applicable requirements, and we will have to continue to expend time, money and effort to remain compliant. Non-compliance with E.U. requirements regarding safety monitoring or pharmacovigilance, and with requirements related to the development of products for the pediatric population, can also result in significant financial penalties in the European Union. Similarly, failure to comply with the E.U.'s requirements regarding the protection of individual personal data can also lead to significant penalties and sanctions. Individual E.U. member states may also impose various sanctions and penalties in case we do not comply with locally applicable requirements.

Manufacturing

        The manufacturing of authorized drugs, for which a separate manufacturer's license is mandatory, must be conducted in strict compliance with the EMA's Good Manufacturing Practices, or GMP,

requirements and comparable requirements of other regulatory bodies in the European Union, which mandate the methods, facilities and controls used in manufacturing, processing and packing of drugs to assure their safety and identity. The EMA enforces its current GMP requirements through mandatory registration of facilities and inspections of those facilities. The EMA may have a coordinating role for these inspections while the responsibility for carrying them out rests with the member states competent authority under whose responsibility the manufacturer falls. Failure to comply with these requirements could interrupt supply and result in delays, unanticipated costs and lost revenues, and could subject the applicant to potential legal or regulatory action, including but not limited to warning letters, suspension of manufacturing, seizure of product, injunctive action or possible civil and criminal penalties.

Marketing and Promotion

        The marketing and promotion of authorized drugs, including industry-sponsored continuing medical education and advertising directed toward the prescribers of drugs and/or the general public, are strictly regulated in the European Union under Directive 2001/83/EC. The applicable regulations aim to ensure that information provided by holders of marketing authorizations regarding their products is truthful, balanced and accurately reflects the safety and efficacy claims authorized by the EMA or by the competent authority of the authorizing member state. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties.

Patent Term Extension

        In order to compensate the patentee for delays in obtaining a marketing authorization for a patented product, a supplementary certificate, or SPC, may be granted extending the exclusivity period for that specific product by up to five years. Applications for SPCs must be made to the relevant patent office in each E.U. member state and the granted certificates are valid only in the member state of grant. An application has to be made by the patent owner within six months of the first marketing authorization being granted in the European Union (assuming the patent in question has not expired, lapsed or been revoked) or within six months of the grant of the patent (if the marketing authorization is granted first). In the context of SPCs, the term "product" means the active ingredient or combination of active ingredients for a medicinal product and the term "patent" means a patent protecting such a product or a new manufacturing process or application for it. The duration of an SPC is calculated as the difference between the patent's filing date and the date of the first marketing authorization, minus five years, subject to a maximum term of five years.

        A six month pediatric extension of an SPC may be obtained where the patentee has carried out an agreed pediatric investigation plan, the authorized product information includes information on the results of the studies and the product is authorized in all member states of the European Union.

Pharmaceutical Coverage, Pricing and Reimbursement

        Significant uncertainty exists as to the coverage and reimbursement status of products approved by the FDA and other government authorities. Sales of products will depend, in part, on the extent to which the costs of the products will be covered by third-party payors, including government health programs in the United States such as Medicare and Medicaid, commercial health insurers and managed care organizations. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the product once coverage is approved. Third-party payors may limit coverage to specific products on an approved list, or formulary, which might not include all of the approved products for a particular indication.

        In order to secure coverage and reimbursement for any product that might be approved for sale, a company may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of the product, in addition to the costs required to obtain FDA or other comparable regulatory approvals. A payor's decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Third-party reimbursement may not be sufficient to maintain price levels high enough to realize an appropriate return on investment in product development.

        In the European Union, pricing and reimbursement schemes vary widely from country to country. Some countries provide that drug products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost-effectiveness of our drug candidate to currently available therapies (so called health technology assessment) in order to obtain reimbursement or pricing approval. For example, the European Union provides options for its member states to restrict the range of drug products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. E.U. member states may approve a specific price for a drug product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the drug product on the market. Other member states allow companies to fix their own prices for drug products, but monitor and control prescription volumes and issue guidance to physicians to limit prescriptions. The downward pressure on health care costs in general, particularly prescription drugs, has become intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various E.U. member states, and parallel distribution (arbitrage between low-priced and high-priced member states), can further reduce prices. Any country that has price controls or reimbursement limitations for drug products may not allow favorable reimbursement and pricing arrangements.

Healthcare Law and Regulation

        Healthcare providers, physicians and third-party payors play a primary role in the recommendation and prescription of drug products that are granted marketing approval. Arrangements with third-party payors and customers are subject to broadly applicable fraud and abuse and other healthcare laws and regulations. Such restrictions under applicable federal and state healthcare laws and regulations, include the following:

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    the federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid;

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    the federal False Claims Act imposes civil penalties, and provides for civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

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    the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

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    HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act and its implementing regulations, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

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    the federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services;

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    the federal transparency requirements under the Health Care Reform Law requires manufacturers of drugs, devices, biologics and medical supplies to report to the Department of Health and Human Services information related to payments and other transfers of value to physicians and teaching hospitals and physician ownership and investment interests; and

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    analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers.

        Some state laws require pharmaceutical companies to comply with the pharmaceutical industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug manufacturers to report information related to payments to physicians and other health care providers or marketing expenditures. State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Environmental, Health and Safety Matters

        The manufacturing facilities of the third-parties that develop our product candidates are subject to extensive environmental, health and safety laws and regulations in a number of jurisdictions, governing, among other things: the use, storage, registration, handling, emission and disposal of chemicals, waste materials and sewage; chemicals, air, water and ground contamination; air emissions and the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals, waste materials and sewage.

        These laws, regulations and permits could potentially require the expenditure by us of significant amounts for compliance or remediation. If the third-party manufacturers fail to comply with such laws, regulations or permits, we may be subject to fines and other civil, administrative or criminal sanctions, including the revocation of permits and licenses necessary to continue our business activities. In addition, we may be required to pay damages or civil judgments in respect of third-party claims, including those relating to personal injury (including exposure to hazardous substances we use, store, handle, transport, manufacture or dispose of), property damage or contribution claims. Some environmental, health and safety laws allow for strict, joint and several liability for remediation costs, regardless of comparative fault. We may be identified as a responsible party under such laws. Such developments could have a material adverse effect on our business, financial condition and results of operations.

        In addition, laws and regulations relating to environmental, health and safety matters are often subject to change. In the event of any changes or new laws or regulations, we could be subject to new compliance measures or to penalties for activities that were previously permitted.

Facilities

        Our principal executive office and laboratory is located at 1098 Hamilton Court, Menlo Park, California 94025, where we occupy 10,800 sq. ft. of research and development and administration facilities that are nearby to external formulation, clinical and pre-clinical testing facilities. Our lease expires in November 2016. We have identified a comparable replacement space in the San Francisco Bay Area which we believe will be suitable for our needs.

Employees

        As of October 31, 2016, we had 25 employees, all of whom were full time, including 10 employees in research and development and one employee located outside of the United States. We also retain independent contractors to support our organization. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Legal Proceedings

        We may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. In addition, we may receive letters alleging infringement of patents or other intellectual property rights. We are not a party to any material legal proceedings, nor are we aware of any pending or threatened litigation that would have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

MANAGEMENT

        Our current directors and executive officers and their ages as of July 31, 2016 are as follows:

Name	Age	Position(s)
Anja Krammer	48	President and Director
Greg Kitchener	45	Executive Vice President and Chief Financial Officer
Kin F. Chan, Ph.D.	43	Executive Vice President of Research & Development
Michael Hubbard(1)	64	Chairman of the Board
Stephen Morlock(1)	62	Director

(1)
Member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee

Executive Officers

        Anja Krammer has served as our President, Secretary and a director since January 2014. Since September 2011, she has served as the President, Secretary and director of BioPharmX, Inc. Ms. Krammer previously served as Chief Marketing Officer/Founder of MBI, Inc., a management consulting firm from January 1998 to December 2013. While at MBI, Inc., Ms. Krammer also served as Vice President Global Marketing from April 2006 to August 2008 for Reliant Technologies, a venture-backed startup in aesthetic medicine. From April 2004 to April 2006, Ms. Krammer served as Sr. Director of Strategic Marketing for Medtronic Corporation. From December 2000 to September 2001, Ms. Krammer was Vice President, Solutions Marketing for Getronics Corporation, a global IT services company. From April 1999 to December 2000, Ms. Krammer served as Vice President, Indirect Channel Sales and Worldwide Industry Partnership Marketing in the Itronix Division of Acterna Corporation, an optical communications company. Ms. Krammer's other prior roles include serving as Director of Worldwide Marketing and Communications for Tektronix Corporation in its Color Printing and Imaging Division from October 1997 to April 1999. From October 1995 to October 1997, Ms. Krammer was Director of Worldwide Sales and Marketing with KeyTronic Corporation, a computer equipment manufacturer. Ms. Krammer holds a BAIS degree with a focus on Marketing/Management from the University of South Carolina and an International Trade Certificate from the University of Paris – Sorbonne. We believe that Ms. Krammer should serve on our board of directors due to her experience in guiding healthcare and consumer enterprises in product development, sales and marketing management and commercialization strategies and her industry background in pharmaceuticals, medical devices, technology and consumer products.

        Greg Kitchener has served as our Executive Vice President and Chief Financial Officer since August 2015. Prior to joining BioPharmX, he served as vice president of finance at Cepheid, a publicly traded healthcare company, from October 2011 to July 2015, after having served as executive director of finance from April 2011 to October and as senior director of Finance from July 2008 to April 2011. He also previously held financial leadership positions at Synopsys from January 2005 to July 2008, culminating in the position of director of corporate planning/FP&A and M&A, and held various finance positions at Cisco Systems from 2000 to January 2005. He started his career as an account representative at Charles Schwab from 1997 to 1998. Mr. Kitchener holds a Master of Business Administration from Cornell University and a Bachelor of Science in mathematics from University of California, Santa Cruz.

        Kin F. Chan, PhD has served as Executive Vice President of Research & Development since February 2014. Since September 2011, Dr. Chan has served as Vice President of Technology of BioPharmX, Inc. He was also the founder and President of Fourier Biotechnologies, LLC, which provides services in optical engineering and preclinical research, from 2009 to January 2014. In addition, from April 2012 to January 2014, he was Vice President of Engineering at Demira, Inc., a biopharmaceutical company focusing on dermatology products. Prior to that he was the Managing Director of Advanced Research at Solta Medical, Inc. from 2003 to 2009, and was an optical R&D engineer at Ball Semiconductor, Inc. from 2000 to 2003. Dr. Chan received his BS, MS and PhD in Electrical & Computer Engineering from the University of Texas at Austin.

Non-Employee Directors

        Michael Hubbard has served as the Chairman of the Board since May 2016 and has served as a director since January 2015. Mr. Hubbard served as a senior audit partner at Deloitte & Touche LLP from August 2007 until retiring in June 2014 and also at PricewaterhouseCoopers LLP from September 1986 to July 2007. In these roles, he served private and publicly-held clients across the life sciences, waste management, construction, and technology sectors, advising domestic and international issuer companies on complex transactions, including nineteen IPOs and numerous follow-on equity and debt offerings. Mr. Hubbard holds a BA degree in Business Administration with a concentration in Accounting and an MBA degree from Washington State University. He is a licensed CPA in the states of Washington and California and is a certified practitioner of international financial reporting standards. We believe that Mr. Hubbard should serve on our board of directors due to his broad range of experience serving large public and private companies in the United States and internationally, including experience with the reporting requirements for complex transactions, including carve-outs and spin-offs, direct involvement with numerous SEC filings and significant experience working with SEC staff, including the pre-clearance of accounting issues, responses to comments letters on periodic filings and offering documents.

        Stephen Morlock has served as a director since March 2015. Mr. Morlock served as Executive Vice President and Chief Financial Officer at Otis Spunkmeyer, Inc. from May 1994 until his retirement in June 2004. He also served as Controller at Otis Spunkmeyer, Inc. from August 1992 to April 1994. Prior to that, he held various management positions in accounting, financial planning and internal audit at Westinghouse Electric Supply Company from November 1977 to July 1992. Since his retirement in June 2004, Mr. Morlock has not been active in any business activities. Mr. Morlock holds a BS degree in Accounting from San Diego State University. We believe that Mr. Morlock should serve on our board of directors due to his extensive experience in the retail industry, including a variety of distribution channels, product merchandising, customer relationship management and brand name development, as well as his background in manufacturing capacity utilization and expansion, procurement and inventory management, compensation plan design and financial reporting.

        All of our directors hold their positions on the board until our next annual meeting of the stockholders and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of the board of directors.

        There are no familial relationships among our directors and officers.

Board Composition

        Our board of directors currently consists of three members. Pursuant to a standstill agreement dated December 10, 2015 between us and Franklin Templeton, or the December 2015 Standstill Agreement, we agreed to appoint a candidate recommended by Franklin Templeton as a new independent member of our board of directors and to subsequently nominate for future director elections such candidate recommended by Franklin Templeton or a successor to such candidate. On January 26, 2016, pursuant to the December 2015 Standstill Agreement and upon recommendation by Franklin Templeton, we appointed Craig Barbarosh as a new independent member of our board of directors. Mr. Barbarosh resigned from our board of directors effective October 5, 2016. On August 12, 2016, we entered into a new standstill agreement with Franklin Templeton, or the August 2016

Standstill Agreement, which superseded and replaced in its entirety the December 2015 Standstill Agreement. Pursuant to the August 2016 Standstill Agreement, Franklin Templeton retains its existing right to recommend a candidate as an independent member of our board of directors.

        All of our directors hold their positions on the board until our next annual meeting of the stockholders. Each director's term continues until the earlier of election and qualification of his or her successor, or his or her death, resignation or removal. Our bylaws authorize our board of directors to fill vacancies on our board of directors.

Independence of Directors

        Our board of directors determines the independence of our directors by applying the independence principles and standards established by the NYSE MKT LLC, or the NYSE MKT, including those published in the NYSE MKT LLC Company Guide. These provide that a director is independent only if our board of directors affirmatively determines that such director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of such director. They also specify that a director who is an executive officer or employee of the company precludes a determination of independence with respect to such director. Under the rules of the NYSE MKT, independent directors must comprise at least 50% of our board of directors. In addition, the rules of the NYSE MKT require that, subject to specified exceptions, each member of our Audit, Compensation and Nominating and Corporate Governance committees must be independent.

        Applying the standards above, our board of directors annually reviews the independence of the Company's directors, taking into account all relevant facts and circumstances. In its most recent review, our board of directors reviewed and discussed, among other things, information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them, and all other facts and circumstances our board of directors deemed relevant in determining their independence. Based on this review, our board of directors determined that, except for Anja Krammer, each of our director nominees and each member of our board of directors is currently considered an "independent director" as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE MKT.

Committees of the Board of Directors

        Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below.

Audit Committee

        Our Audit Committee is comprised of Mr. Hubbard and Mr. Morlock. Mr. Hubbard is the chairman of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current NYSE MKT and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our board of directors has determined that Mr. Hubbard is an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on him any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our board of directors. Our Audit Committee is directly responsible for, among other things:

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    selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

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    ensuring the independence of the independent registered public accounting firm;

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    discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

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    establishing procedures for employees to submit anonymously concerns about questionable accounting or audit matters;

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    considering the adequacy of our internal controls and internal audit function;

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    reviewing material related party transactions or those that require disclosure; and

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    approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

        Our Compensation Committee is comprised of Mr. Hubbard and Mr. Morlock. Mr. Morlock is the chairman of our Compensation Committee. Each member of the Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code, and meets the requirements for independence under the current NYSE MKT and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

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    reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

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    reviewing and recommending that our board of directors approve the compensation of our directors;

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    reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;

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    administering our cash and equity incentive plans;

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    reviewing and approving, or making recommendations to our board of directors with respect to, cash and equity incentive plans; and

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    reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is comprised of Mr. Hubbard and Mr. Morlock. Mr. Hubbard is the chairman of our Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee meets the requirements for independence under the current NYSE MKT rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:

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    identifying and recommending candidates for membership on our board of directors;

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    recommending directors to serve on board committees;

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    reviewing and recommending our corporate governance guidelines and policies;

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    reviewing proposed waivers of the code of conduct for directors and executive officers;

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    evaluating, and overseeing the process of evaluating, the performance of our board of directors; and

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    assisting our board of directors on corporate governance matters.

Code of Conduct

        We have adopted a Code of Conduct that applies to all of our directors, officers and employees. Any amendments or waivers of our Code of Conduct pertaining to a member of our board of directors or one of our executive officers will be disclosed on our website at the above-referenced address.

Board Leadership Structure

        Our board of directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by our needs at any point in time. Currently, the Company's Chief Executive Officer position is vacant, while Mr. Michael Hubbard serves as the Chairman of our board of directors and Ms. Anja Krammer serves as our President. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our board of directors the flexibility to establish the most appropriate structure for our company at any given time.

Role of the Board in Risk Oversight

        One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss with management our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including the Company's procedures and any related policies with respect to risk assessment and management. The Audit Committee also monitors compliance with legal and regulatory requirements.

Director Compensation

        The following table provides the total compensation for each person who served as a non-employee member of our board of directors during fiscal year 2016, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2016. Mr. Pekarsky, our former Chief Executive Officer, and Ms. Krammer, our President, received no compensation for their services as members of our board of directors during fiscal year 2016, and are not included in this table. The compensation received by Mr. Pekarsky and Ms. Krammer as employees of the Company is presented under "Executive Compensation – Summary Compensation Table" below.

Director Compensation Fiscal Year 2016

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Michael Hubbard	$15,000	$109,001	$124,001
Stephen Morlock	$15,000	$108,423	$123,423
Craig Barbarosh(2)	—	$55,456	$55,456
Ping Wang	—	—	—

(1)
Amounts listed under the "Option Awards" column represent the aggregate fair value amount computed as of the grant date of each option and award during fiscal year 2016 in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements included elsewhere in this prospectus. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. For information regarding the number of stock options held by each non-employee director as of January 31, 2016, see the column "Number of Securities Underlying Stock Options Held as of January 31, 2016" in the table below.

(2)
Mr. Barbarosh resigned from our board of directors effective October 5, 2016.

        Each person who served as a non-employee member of our board of directors during fiscal year 2016 held the following aggregate number of shares of our common stock subject to outstanding stock options as of January 31, 2016:

Name	Number of Securities Underlying Stock Options Held as of January 31, 2016
Michael Hubbard	50,000
Stephen Morlock	50,000
Craig Barbarosh(1)	50,000
Ping Wang	—

(1)
Mr. Barbarosh resigned from our board of directors effective October 5, 2016.

        Retainer Fees.    We have historically provided a quarterly cash retainer fee to each of our non-employee directors for their services as chair of committees of our board of directors. In fiscal year 2016, our non-employee directors were compensated as follows:

    •
    $5,000 on a quarterly basis for service as the chair of our Audit Committee;

    •
    $5,000 on a quarterly basis for service as the chair of our Compensation Committee; and

    •
    $5,000 on a quarterly basis for service as the chair of our Nominating and Corporate Governance Committee.

        Equity Awards.    We have historically granted each newly-elected or appointed non-employee director a stock option to purchase 50,000 shares of our common stock, including in fiscal year 2016 with respect to the appointment of Mr. Barbarosh to the board of directors. Each such stock option award vests and becomes exercisable in equal monthly installments over two years from the vesting commencement date, subject to such non-employee director's continued service on our board of directors. The awards have 10-year terms and terminate three months following the date the director ceases to be one of our directors or consultants or twelve months following that date if the termination is due to death or disability.

        Reimbursements.    In fiscal year 2016, we did not pay any other fees or reimburse any expenses of any of our non-employee directors. We expect to reimburse our directors for travel and lodging expenses in connection with their attendance at board and committee meetings going forward.

EXECUTIVE COMPENSATION

Executive Officer Compensation

        The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our "Named Executive Officers" for services rendered in all capacities during fiscal year 2016, the one-month transition period ended January 31, 2015, and fiscal year 2014. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during 2016, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

2016 Summary Compensation Table

Name and Principal Position	Fiscal Year		Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
James R. Pekarsky	2016		$250,000	—	—	$9,000	$259,000
Former Chief Executive Officer(5)	2015	*	$20,833	—	—	—	$20,833
	2014		$250,000	—	—	—	$250,000
Anja Krammer	2016		$250,000	—	—	$9,000	$259,000
President	2015	*	$20,833	—	—	—	$20,833
	2014		$250,000	—	—	—	$250,000
Greg Kitchener	2016		$84,375	$25,000	$238,492	—	$347,867
Executive Vice President and Chief Financial Officer

*
Represents the one-month transition period ended January 31, 2015 due to the change in our fiscal year end from December 31 to January 31, with the transition period salary pro-rated based on the respective executive's annual salary. Includes $6,250 in earned but unpaid salary for each of Mr. Pekarsky and Ms. Krammer.
(1)
As of January 31, 2016, Mr. Pekarsky and Ms. Krammer had earned but unpaid salary of $64,401 and $68,750, respectively.
(2)
Mr. Kitchener joined us in August 2015 and received a bonus following the successful completion of a private placement financing as detailed in his offer letter.
(3)
Amounts represent the aggregate fair value amount computed as of the grant date of each award during fiscal year 2016 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements included elsewhere in this prospectus. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(4)
The amounts represent reimbursements for self-sourced health care insurance premiums.
(5)
Effective as of May 11, 2016, Mr. Pekarsky resigned from his roles as our Chief Executive Officer and Treasurer and as a director.

2016 Outstanding Equity Awards at Fiscal Year-End Table

        The following table includes information for outstanding equity awards held by our Named Executive Officers as of January 31, 2016:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
James R. Pekarsky	—	—	—	—	—
Anja Krammer	—	—	—	—	—
Greg Kitchener	—	235,000	—	$1.67	8/10/25

(1)
The stock option vests as to 1/4th of the total number of shares subject to the option on the first anniversary date of the grant with an additional 1/36th of the remaining shares vesting on the last day of each full calendar month thereafter.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table includes information for our equity compensation plans and individual equity compensation arrangements as of January 31, 2016:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,704,608	$1.59	350,875	(1)
Equity compensation plans not approved by security holders(2)	660,000	$1.44	n/a

(1)
Represents the number of shares of common stock available for future issuance under our 2014 Equity Incentive Plan as of January 31, 2016.
(2)
Includes shares outstanding under inducement option grants to three employees in fiscal year 2016. All of these grants were made outside of a stockholder approved plan, pursuant to the exemption for inducement grants under the listing rules of the NYSE MKT, and have the same material terms as the options granted under our 2014 Equity Incentive Plan.

Employment Arrangements and Potential Payments Upon Termination or Change in Control

        We have entered into employment agreements with each of the Named Executive Officers in connection with his or her commencement of employment with us. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement.

James R. Pekarsky

        On January 21, 2014, we entered into an employment agreement with Mr. Pekarsky, pursuant to which Mr. Pekarsky was employed as our Chief Executive Officer and Chief Financial Officer for a term of four years with a one-year automatic renewal term. Mr. Pekarsky's employment agreement was to terminate immediately in the event of his death or disability or, in the event either we or Mr. Pekarsky delivered written notice of termination to the other party, on the fifteenth day following delivery of such notice of termination.

        Under Mr. Pekarsky's employment agreement, if we terminated Mr. Pekarsky's employment or if Mr. Pekarsky resigned for good reason (as defined in his employment agreement) within 12 months of a change in control (as defined in his employment agreement) and he delivered a customary release of claims, he would have been entitled to certain severance benefits.

        Mr. Pekarsky resigned from his roles as our Chief Executive Officer and Treasurer effective May 11, 2016, without eligibility for any severance benefits under his employment agreement.

Anja Krammer

        On January 21, 2014, we entered into an employment agreement with Ms. Krammer, pursuant to which Ms. Krammer is employed as our President for a term of four years with a one-year automatic renewal term. Ms. Krammer's employment agreement terminates immediately in the event of her death or disability or, in the event either we or Ms. Krammer delivers written notice of termination to the other party, on the fifteenth day following delivery of such notice of termination. In addition, we may immediately terminate Ms. Krammer's employment agreement in the event Ms. Krammer breaches such agreement or upon the occurrence of an event that would constitute cause (as defined in her employment agreement). Ms. Krammer's employment agreement provides for a base salary of $250,000 per year and an annual bonus if performance targets are met, which determination will be made at the discretion of the board of directors. Ms. Krammer's employment agreement also provides that Ms. Krammer will be subject to non-disclosure, non-competition and non-solicitation covenants for specified periods following the termination of her employment with us.

        If we terminate Ms. Krammer's employment or if Ms. Krammer resigns for good reason (as defined in her employment agreement) within 12 months after a change in control (as defined in her employment agreement) and she delivers and does not revoke a customary release of claims, she would be entitled to: (i) a lump sum payment equal to four times her annual compensation; (ii) a continuation of company-paid health and group-term life insurance benefits applicable to her as of the change of control (or provision of benefits equivalent thereto) for 24 months; and (iii) 100% acceleration of her then unvested stock options, restricted stock awards, performance shares, stock appreciation rights, and, subject to limitations imposed by the applicable award agreement and Section 409A of the Code, restricted stock units, performance-based restricted stock units and long-term cash incentives.

Greg Kitchener

        On August 10, 2015 we entered into an employment agreement with Mr. Kitchener, pursuant to which Mr. Kitchener is employed as our Executive Vice President and Chief Financial Officer. Mr. Kitchener's employment agreement provides for a base salary of $225,000 per year and an annual bonus if performance targets are met, which determination will be made at the discretion of the board of directors. Mr. Kitchener's employment agreement does not have a specified term and his employment may be terminated by us or Mr. Kitchener at any time, subject, in certain circumstances, to the following severance benefit terms.

        If we terminate Mr. Kitchener's employment without cause (as defined in his employment agreement) or if Mr. Kitchener resigns for good reason (as defined in his employment agreement) within 12 months after a change in control (as defined in his employment agreement) and he delivers and does not revoke a customary release of claims, he would be entitled to: (i) a lump sum payment equal to twelve (12) months of his then current base salary; (ii) a continuation of company-paid health insurance benefits for 18 months; and (iii) 100% acceleration of his then unvested options or other equity awards and, subject to Section 409A of the Code, restricted stock units, performance-based restricted stock units and long-term incentives.

Employee Benefit and Stock Plans

2016 Equity Incentive Plan

General

        On July 5, 2016, our stockholders approved our 2016 Equity Incentive Plan, or the 2016 Plan. The 2016 Plan will terminate in 2026, unless sooner terminated by our board of directors. The purpose of the 2016 Plan is to provide incentives to attract, retain and motivate eligible persons through the grant of awards under the 2016 Plan. In connection with the adoption of the 2016 Plan, we ceased to grant equity awards under the 2014 Equity Incentive Plan, or the 2014 Plan.

        The 2016 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, stock bonus awards and any other type of arrangement not inconsistent with the terms of the 2016 Plan and related to the issuance of (i) common stock, (ii) an option or stock appreciation right or (iii) any other security with the value derived from the value of the shares, which we refer to collectively as the stock awards. Incentive stock options may be granted only to employees, subject to certain limitations described below. All other awards may be granted to employees, including officers, as well as directors and consultants.

        The principal features of the 2016 Plan are summarized below. This summary is qualified in its entirety by reference to the text of the 2016 Plan, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Share Reserve

        We have reserved a total of 4,000,000 shares for issuance under the 2016 Plan. No more than 8,000,000 shares may be issued pursuant to the exercise of incentive stock options. The shares may be authorized but unissued or reacquired shares. In addition, shares will again be available for grant and issuance under our 2016 Plan that are subject to (i) issuance upon exercise of any option or stock appreciation right, or SAR, granted under our 2016 Plan and that cease to be subject to the option or SAR for any reason other than exercise of the option or the SAR; (ii) an award granted under our 2016 Plan that is subsequently forfeited or repurchased by us at the original issue price; or (iii) an award granted under our 2016 Plan that otherwise terminates without shares being issued.

        Awards issued as an option or SAR will reduce the number of shares available for issuance by the number of shares underlying the award, regardless of the number of shares actually issued upon exercise of the award. The following shares will not again be made available for future grant under the 2016 Plan: (i) shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an option or SAR, (ii) shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, or (iii) shares of our common stock repurchased on the open market with the proceeds of an option exercise price. We may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either granting an award under the 2016 Plan in substitution of such other company's award or assuming such award as if it had been granted under the 2016 Plan. Substitute awards will not reduce the number of shares authorized for grant under the 2016 Plan or authorized for grant to a participant in any calendar year.

Equitable Adjustments

        If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, without consideration, then (i) the number of shares reserved for issuance and future grant under the 2016 Plan, (ii) the exercise prices of and number of shares subject to outstanding options and SARs, (iii) the number of shares subject to other outstanding awards, (iv) the maximum number of shares that may be issued as incentive stock options, and (v) the maximum number of shares that may be issued to an individual in any one calendar year, shall be proportionately adjusted, subject to any required action by our board of directors or our stockholders.

Plan Administration

        The 2016 Plan is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. However, our board of directors will establish the terms for the grant of an award to non-employee directors. The Compensation Committee will have the authority to construe and interpret the 2016 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2016 Plan.

Eligibility

        Employees, officers, directors, and consultants, of BioPharmX or any parent or subsidiary of BioPharmX are eligible to receive awards. Only our employees and those of any parent or subsidiary of BioPharmX, including officers and directors who are also employees, are eligible to receive incentive stock options.

Awards

        The 2016 Plan authorizes the award of stock options, restricted stock awards, stock appreciation rights, restricted stock units, stock bonuses and performance awards (which may consist of performance shares, performance units, or performance cash). The terms of an award will be set forth in an individual award agreement, which may be in electronic form.

Annual Limits

        No participant will be eligible for the grant of more than 2,000,000 shares in any calendar year under the 2016 Plan except that new employees are eligible for the grant of up to a maximum of 4,000,000 shares in the calendar year in which they commence their employment. No participant will be eligible for the grant of more than $10,000,000 in performance awards denominated in cash in any calendar year under the 2016 Plan. In addition, the aggregate grant date fair value of awards granted to a non-employee director in any calendar year will not exceed $350,000.

Code Section 162(m)

        The 2016 Plan is intended to enable us to provide certain forms of performance-based compensation to certain of our executive officers that will meet the requirements for tax deductibility under Section 162(m).

Performance Factors

        The vesting of awards granted under the 2016 Plan may be subject to performance factors, which may, but need not, include performance criteria that satisfy Section 162(m). Performance factors means the factors selected by the Compensation Committee from among the following measures, either individually or in any combination, applied to BioPharmX as a whole or any business unit or subsidiary, on a GAAP or non-GAAP basis, and measured, to the extent applicable, on an absolute basis or relative to a pre-established target, index, or other companies, to determine whether the performance goals established by the Compensation Committee with respect to applicable awards have been satisfied:

        Profit Before Tax; Sales; Expenses; Billings; Revenue; Net revenue; Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization); Operating income; Operating margin; Operating profit; Controllable operating profit, or net operating profit; Net Profit; Gross margin; Operating expenses or operating expenses as a percentage of revenue; Net income; Earnings per share; Total stockholder return; Market share; Return on assets or net assets; BioPharmX's stock price; Growth in stockholder value relative to a pre-determined index; Return on equity; Return on invested capital; Cash flow (including free cash flow or operating cash flows); Balance of cash, cash equivalents and marketable securities; Cash conversion cycle; Economic value added; Individual confidential business objectives; Contract awards or backlog; Overhead or other expense reduction; Credit rating; Completion of an identified special project; Completion of a joint venture or other corporate transaction; Strategic plan development and implementation; Succession plan development and implementation; Improvement in workforce diversity; Employee satisfaction; Employee retention; Customer indicators and satisfaction; New product invention or innovation; Research and development expenses; Attainment of research and development milestones; Improvements in productivity; Bookings; Working-capital targets and changes in working capital; and Attainment of objective operating goals and employee metrics.

        The Compensation Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the Compensation Committee's original intent regarding the performance factors at the time of the initial award grant. It is within the sole discretion of the Compensation Committee to make or not make any such equitable adjustments.

Transferability

        Generally, awards granted under the 2016 Plan may not be transferred.

Prohibition on Repricing

        Other than pursuant to section 2.4 of the 2016 Plan that addresses equitable adjustments, the Compensation Committee may not, without the approval of the Company's stockholders, (i) lower the exercise price per share of an option or SAR after it is granted, (ii) cancel an option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a corporate transaction pursuant to section 21 of the 2016 Plan), or (iii) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are listed.

Insider Trading; Clawback Policy

        Each participant who receives an award will comply with any policy adopted by us from time to time covering transactions in our securities by our employees, officers and/or directors. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by our board of directors or required by law during the term of the participant's employment or other service with BioPharmX, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding awards and the recoupment of any gains realized with respect to awards.

Amendment or Termination

        Our board of directors may at any time terminate or amend the 2016 Plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to the 2016 Plan; provided, however, that our board of directors will not, without the approval of our stockholders, amend the 2016 Plan in any manner that requires stockholder approval; and provided, further, that awards will be governed by the version of the 2016 Plan then in effect at the time such award was granted. Unless earlier terminated, the 2016 Plan will terminate ten years from May 20, 2016, the date it was adopted by our board of directors.

Stock Options

        The 2016 Plan provides for the grant of nonqualified stock options as well as incentive stock options, which qualify under Section 422 of the Code and may be granted only to our employees or employees of any parent or subsidiary of ours. The grant date of an option is the date on which the Compensation Committee makes the determination to grant the option or a specified future date. The exercise price of incentive stock options and nonqualified stock options will not be less than 100% of the fair market value of our shares of common stock on the date of grant; provided, however that the exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of the fair market value of our shares of common stock on the date of grant. The maximum term of options granted under our 2016 Plan is ten years and the maximum term of incentive stock options granted to 10% stockholders is five years.

        Except as may be set forth in an award agreement, vesting ceases upon termination of employment or service with us, and the exercise of an option will be subject to the following:

    •
    If the participant is terminated for any reason except for cause, death or disability, then the participant may exercise options to the extent that such options would have been exercisable on the termination date no later than three months following termination, but in any event no later than the expiration date of the options.

    •
    If the participant is terminated due to death (or the participant dies within three months after a termination other than for cause or disability), then the participant's options may be exercised only to the extent that such options would have been exercisable on the termination date and must be exercised by the participant's legal representative, or authorized assignee, no later than twelve months after termination (or such shorter time period not less than six months or longer time period as may be determined by the Compensation Committee), but in any event no later than the expiration date of the options.

    •
    If the participant is terminated due to disability, then the participant's options may be exercised only to the extent that such options would have been exercisable on the termination date and must be exercised by the participant (or legal representative or authorized assignee) no later than twelve months after termination date, but in any event no later than the expiration date of the options.

    •
    If the participant is terminated for cause, the participant's options will expire upon such termination.

Restricted Stock Awards

        A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions (which may be service and/or performance based). The price of a restricted stock award will be determined by the Compensation Committee and may be less than fair market value on the date of grant. Unless otherwise determined by the Compensation Committee, vesting ceases on the date the participant no longer provides service to us and unvested shares are forfeited.

Stock Bonus Awards

        Stock bonus awards are granted as additional compensation for service and/or performance. The Compensation Committee will determine the number of shares to be awarded to the participant under a stock bonus award and any applicable restrictions. Except as may be set forth in the participant's award agreement, vesting ceases upon termination.

Stock Appreciation Rights

        Stock appreciation rights provide for a payment, or payments, in cash or shares of common stock, to the participant based upon the difference between the fair market value of our common stock on the date of exercise over the stated exercise price up to a maximum amount of cash or number of shares. The exercise price of a SAR may not be less than the fair market value of our shares of common stock on the date of grant. Stock appreciation rights may vest based on time or achievement of performance conditions and have a maximum term of ten years.

Restricted Stock Units

        A restricted stock unit is an award denominated in shares that may be settled in shares, cash, or a combination of shares and cash, upon vesting. Restricted stock units may be subject to service and/or performance based vesting conditions. Except as may be set forth in the participant's award agreement, vesting ceases upon termination.

Performance Awards

        Performance awards include performance shares, performance units, and cash-based awards. Performance shares and units may be settled in shares, cash, or a combination of shares and cash. After the applicable performance period has ended, the holder of a performance award will be entitled to receive a payout of the number of shares or amount of cash earned over the performance period, to be determined as a function of the extent to which the corresponding performance factors or other vesting provisions have been achieved.

Non-Employee Director Awards

        Awards granted to non-employee directors under the 2016 Plan may be automatically made pursuant to a policy adopted by our board of directors, or made from time to time as determined in the discretion of our board of directors. A non-employee director may elect to receive his or her annual retainer payments and/or meeting fees from us in the form of cash or awards or a combination thereof, as determined by the Compensation Committee.

Restrictions on Dividends and Dividend Equivalents

        Generally, dividends are not paid until shares are issued with respect to an underlying equity award. Notwithstanding this general rule, the Compensation Committee may, in its discretion, provide in the award agreement evidencing the equity award that dividend equivalent rights may be paid with respect to the award. Stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any award that vests based on achievement of performance goals will either (i) not be paid or credited or (ii) be accumulated, and will be subject to restrictions and risk of forfeiture to the same extent as the underlying award and will be paid at the time such restrictions and risk of forfeiture lapse.

Effect of Corporate Transaction

        In the event of a "corporate transaction" (as defined in the 2016 Plan), all shares acquired under the 2016 Plan and all awards will be subject to the agreement governing such corporate transaction. Such agreement need not treat all awards in an identical manner, and it will provide for one or more of the following with respect to each award: (i) the continuation of the award by BioPharmX (if BioPharmX is the surviving corporation); (ii) the assumption or substitution of the award by the surviving corporation or its parent; (iii) full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding award; (iv) payment to the participant equal to the excess of the fair market value of the shares subject to the award as of the effective date of such corporate transaction over the exercise price or purchase price of shares, which payment may be made in installments and may be deferred until the date or dates when the award would have become exercisable or such shares would have vested; and/or (v) the cancellation of outstanding awards in exchange for no consideration. In the event such successor or acquiring corporation refuses to assume, convert, replace or substitute awards, as provided above, the Compensation Committee will notify the participant that such award will be exercisable for a specified period of time, and such award will terminate upon the expiration of such period.

Foreign Award Recipients

        In order to comply with the laws in other countries in which BioPharmX and its subsidiaries and affiliates operate or have employees or other individuals eligible for awards, the Compensation Committee will have the power and authority to modify the terms and conditions of any award granted to individuals outside the United States to comply with applicable foreign laws, establish subplans and modify exercise procedures and other terms and procedures, and take any action that the Compensation Committee determines to be necessary or advisable to comply with any local governmental regulatory exemptions or approvals.

2014 Equity Incentive Plan

General

        On January 23, 2014, we adopted our 2014 Equity Incentive Plan, or the 2014 Plan, which was subsequently approved by our stockholders. All grants and awards under the 2014 Plan, including stock options previously issued under BioPharmX, Inc.'s 2011 Equity Incentive Plan which were substituted with stock options issued under the 2014 Plan, remain in effect in accordance with their terms. In connection with the adoption of the 2016 Plan, we ceased to grant further equity awards under the 2014 Plan. The 2014 Plan will terminate in 2024, unless sooner terminated by our board of directors. The purpose of the 2014 Plan was to attract, retain and motivate selected employees, consultants and directors through the granting of stock- based compensation awards.

        The 2014 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, stock bonus awards and any other type of arrangement not inconsistent with the terms of the 2014 Plan and related to the issuance of (i) common stock, (ii) an option or stock appreciation right or (iii) any other security with the value derived from the value of the shares, which we refer to collectively as the stock awards. To date, only stock options have been granted under the 2014 Plan. These options, which were previously issued under the BioPharmX, Inc. 2011 Equity Incentive Plan, were substituted, and options under the 2014 Plan were issued to replace all such substituted BioPharmX, Inc. options. Incentive stock options may be granted only to employees, subject to certain limitations described below. All other awards may be granted to employees, including officers, as well as directors and consultants.

        The principal features of the 2014 Plan are summarized below. This summary is qualified in its entirety by reference to the text of the 2014 Plan, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Share Reserve

        We initially reserved 2,700,000 shares of common stock under the 2014 Plan. We increased the number of shares of common stock available for future issuance under the 2014 Plan to 4,500,000 on November 7, 2014. 2,961,125 shares under the 2014 Plan were subject to options outstanding as of July 31, 2016. In connection with the adoption of the 2016 Plan, we ceased to grant further equity awards under the 2014 Plan.

Administration

        Our 2014 Plan is administered by our Compensation Committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our board of directors acting in place of our Compensation Committee. The Compensation Committee will have the authority to construe and interpret our 2014 Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

Stock Options

        Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements that we have adopted. The Compensation Committee determines the exercise price for a stock option, within the terms and conditions of the 2014 Plan. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of our common stock on the date of grant, except where a higher exercise price is required in the case of certain incentive stock options, as described below. Nonstatutory stock options will have an exercise price equal to at least 85% of the fair market value of our common stock on the date of grant, except where a higher exercise price is required in the case of certain nonstatutory stock options, as described below.

        Generally, our board of directors has granted options under the 2014 Plan that vest over a four-year period. Options may vest based on time or achievement of performance conditions, but are subject to minimum vesting conditions, as described below. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our 2014 Plan is 10 years. The Compensation Committee determines the term of stock options granted under the 2014 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder's stock option agreement provide otherwise, if an optionholder's relationship with us, or any of our related entities, ceases for any reason other than for cause, disability or death, the optionholder may exercise any vested options for a period of not less than 30 days following the cessation of service. If an optionholder's service relationship with us is terminated for cause, then the optionholder's stock option agreement may provide that the option terminates immediately. If an optionholder's service relationship with us or any of our related entities ceases due to disability or death, the optionholder, optionholder's legal representative or a beneficiary may exercise any vested options for a period of 12 months in the event of disability or death. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its maximum term.

        Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the Compensation Committee and may include (a) cash or check, (b) delivery of a promissory note with terms to be determined by the Compensation Committee, (c) the tender of common stock previously owned by the optionholder, (d) a broker-assisted cashless exercise or (e) or any combination of the foregoing methods of payment.

        Options generally are not transferable except by will and the laws of descent and distribution. An optionholder may, however, designate a beneficiary who may exercise the option following the optionholder's death.

Limitations on Incentive Stock Options and Nonstatutory Stock Options

        Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock comprising more than 10% of our total combined voting power or that of any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant. No nonstatutory stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock comprising more than 10% of our total combined voting power or that of any of our affiliates unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant. The vesting of stock options under the 2014 Plan will be determined by the Compensation Committee, but will in no case be a rate of less than 20% per year over five years from the date the stock option is granted.

Restricted Stock Awards.

        A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions. The price, if any, of a restricted stock award will be determined by our Compensation Committee. Restricted stock awards will have a purchase price equal to at least 85% of the fair market value of our common stock on the date of grant, except where a higher purchase price is required, as described below. Restricted stock awards may be granted in consideration for cash or check or other consideration set forth in the participant's individual restricted stock award agreement. Shares of common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option or forfeiture restriction in our favor in accordance with a vesting schedule to be determined by the Compensation Committee. Rights to acquire shares under a restricted stock award generally are not transferable except by will and the laws of descent and distribution. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited or subject to repurchase upon the participant's cessation of continuous service for any reason.

Limitations on Restricted Stock Awards

        No restricted stock awards may be granted to any person who, at the time of the grant, owns or is deemed to own stock comprising more than 10% of our total combined voting power or that of any of our affiliates unless the purchase price is at least 110% of the fair market value of the stock subject to the restricted stock award on the date of grant. If the restricted stock award is subject to a right of repurchase in favor of us, the right to repurchase shall lapse at the rate of at least 20% of the shares subject to the restricted stock award per year over five years from the date the award is granted.

Other Stock Awards

        Our Compensation Committee may grant other awards based in whole or in part by reference to our stock, including, but not limited to, stock bonus awards and stock appreciation rights. The

Compensation Committee will set the number of shares under the award and all other terms and conditions of such awards.

Changes to Capital Structure

        The number of shares covered by each outstanding award, and the number of shares which have been authorized for issuance under the 2014 Plan but as to which no awards have yet been granted or which have been returned to the 2014 Plan, the exercise or purchase price of each such outstanding award as well as any other terms that the Compensation Committee determines require adjustment shall be proportionately adjusted for (a) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares, (b) any other increase or decrease in the number of issued shares effected without receipt of consideration by us or (c) as the Compensation Committee may determine in its discretion, any other transaction with respect to common stock to which Section 424(a) of the Code applies. Such adjustment shall be made by the Compensation Committee and its determination shall be final, binding and conclusive.

Corporate Transactions

        The 2014 Plan provides that, in the event of a sale, transfer or other disposition of all or substantially all of the assets of us or specified types of mergers or consolidations, each, a corporate transaction, outstanding awards under our 2014 Plan will terminate upon the consummation of the corporate transaction unless they are assumed or substituted. All outstanding awards under our 2014 Plan will become fully vested and exercisable immediately prior to the specified effective date of the corporate transaction, unless the award is assumed by our parent or successor corporation. For the purposes of accelerating the vesting in the event of a corporate transaction (but not for purposes of termination of such awards), the award shall be considered assumed if, in connection with the corporate transaction, the award is replaced with a comparable award with respect to shares of capital stock of the successor corporation or parent or is replaced with a cash incentive program of the successor corporation or parent which preserves the compensation element of such award existing at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such award.

Plan Suspension or Termination

        Our board of directors has the authority to suspend or terminate the 2014 Plan at any time provided that such action does not impair the existing rights of any participant.

Securities Laws and Federal Income Taxes

        The 2014 Plan is intended to comply with various securities and tax laws.

    •
    Securities laws.  The 2014 Plan is intended to conform to all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder. The 2014 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

    •
    Section 409A of the Code.  Certain awards under the 2014 Plan may be considered "nonqualified deferred compensation" for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the 2014 Plan and any other equity incentive plans for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional federal income tax is equal to 20% of the compensation required to be included in gross income. In addition, certain states, including California, have laws similar to Section 409A, which impose additional state penalty taxes on such compensation.

401(k) Plan

        We sponsor a retirement savings plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees are generally eligible to participate in the plan on the first day of the calendar month following the employees' date of hire. Participants may make pre-tax and certain after-tax (Roth) deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax elective deferrals under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee's interest in his or her pre-tax deferrals is 100% vested when contributed. The plan permits all eligible plan participants to contribute between 1% and 100% of eligible compensation, on a pre-tax or Roth basis, into their accounts.

Limitations on Liability and Indemnification Matters

        Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

    •
    any breach of the director's duty of loyalty to us or our stockholders;

    •
    any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; or

    •
    unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of October 31, 2016, the number and percentage of outstanding shares of our common stock beneficially owned by:

    •
    each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

    •
    each of our current directors;

    •
    each of our Named Executive Officers; and

    •
    all current directors and executive officers, as a group.

        Percentage ownership of our common stock is based on 32,912,761 shares of common stock outstanding as of October 31, 2016. The percentage ownership information after the offering assumes the sale of 22,440,392 shares of common stock in this offering, no exercise of any warrants issued in this offering and no exercise by the underwriters of their option to purchase additional shares of our common stock and/or warrants to purchase shares of our common stock to cover overallotments, if any. The following table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, and other documents filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. In addition, we have deemed shares to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of October 31, 2016 to be outstanding and to be beneficially owned by such person for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

        Unless otherwise indicated in the footnotes, the mailing address of the beneficial owner is c/o BioPharmX Corporation, 1098 Hamilton Court, Menlo Park, California, 94025.

	Shares Beneficially Owned
		Percentage
Name and Address of Beneficial Owner	Number	Before Offering	After Offering
5% or Greater Stockholders	5,394,615	16.3%	9.7%
Entities Affiliated with Franklin Advisors, Inc.(1)
Directors and Named Executive Officers:
James R. Pekarsky(2)	2,411,580	7.3%	4.4%
Anja Krammer(3)	2,740,000	8.3%	4.9%
Greg Kitchener(4)	73,437	*	*
Stephen Morlock(5)	454,789	1.4%	*
Michael Hubbard(6)	98,750	*	*
All current directors and executive officers as a group (5 persons)(7)**	4,680,310	14.0%	8.4%

*
Less than 1%
**
Includes only current directors and executive officers serving in such capacity as of the date of the table.

(1)
Based solely on a Schedule 13D/A filed August 26, 2016, Franklin Advisors, Inc., or FAV, an indirectly wholly owned subsidiary of a publicly traded company, Franklin Resources, Inc., or FRI, may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to Franklin Strategic Series – Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund pursuant to investment management contracts that grant investment and/or voting power to FAV. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. The principal business address of FAV is One Franklin Parkway, San Mateo, California, 94403-1906. Includes warrants exercisable for 270,000 shares of common stock within 60 days of October 31, 2016.
(2)
Consists of 2,411,580 shares of our common stock held by The James Pekarsky Trust, of which James R. Pekarsky is the sole beneficiary and trustee. Effective as of May 11, 2016, Mr. Pekarsky resigned from his roles as our Chief Executive Officer and Treasurer and as a member of our board of directors.
(3)
Includes options exercisable for 240,000 shares of common stock within 60 days of October 31, 2016.
(4)
Consists of options exercisable for 73,437 shares of common stock within 60 days of October 31, 2016.
(5)
Consists of 115,385 shares of common stock held directly and 251,071 shares of common stock held by the Stephen W. Morlock and Karen R. Morlock TIEE UPT dated 04/21/03, of which Mr. Morlock is a co-trustee and co-beneficiary, and options exercisable for 88,333 shares of common stock within 60 days of October 31, 2016.
(6)
Consists of options exercisable for 98,750 shares of common stock within 60 days of October 31, 2016.
(7)
Includes options exercisable for 613,854 shares of common stock within 60 days of October 31, 2016.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The following is a description of transactions since January 1, 2014 to which we have been a participant, in which:

    •
    the amount involved in the transaction exceeds or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years, and

    •
    any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest or such other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, which we refer collectively refer to as related parties.

        Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under "Executive Compensation."

Transactions with Founders

        Our policy is that a contract or transaction either between us and a director, or between a director and another company in which the director is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

        Since our inception, our founding executives, Mr. Pekarsky, Ms. Krammer and Dr. Chan, have made advances to cover short-term operating expenses. These advances are non-interest bearing. As of January 31, 2016, January 31, 2015 and December 31, 2014 our related party payables were $225,000, $218,000 and $199,000, respectively, as noted in the table below.

	As of
	January 31, 2016	January 31, 2015	December 31, 2014
James R. Pekarsky	$64,000	$65,000	$59,000
Anja Krammer	69,000	81,000	75,000
Kin F. Chan, PhD	92,000	72,000	65,000

	$225,000	$218,000	$199,000

Share Exchange Agreement

        On January 23, 2014, we entered into and consummated transactions pursuant to a share exchange agreement with BioPharmX, Inc., and the stockholders of BioPharmX, Inc. (including Mr. Pekarsky, Ms. Krammer and Dr. Chan), whereby we issued to the stockholders of BioPharmX, Inc. an aggregate of 7,025,000 shares of our common stock in exchange for 100% of the shares of BioPharmX, Inc. The shares of our common stock received by the stockholders of BioPharmX, Inc. in the transaction constituted approximately 77.8% of our then issued and outstanding common stock, after giving effect to the issuance of shares pursuant to the share exchange agreement.

Series A Preferred Stock Financing

General

        From April 2014 through November 2014, we issued and sold to accredited investors an aggregate of 4,207,987 shares of Series A preferred stock at a purchase price of $1.85 per share, for aggregate consideration of $7.8 million, and issued warrants with an initial exercise price of $3.70 per share to purchase up to an aggregate of 2,042,589 shares of common stock.

        In connection with the Series A preferred stock financing, (i) KIP acquired 540,541 shares of Series A preferred stock from us for aggregate consideration of $1.0 million and warrants exercisable for an aggregate of 270,270 shares of common stock at $3.70 per share, (ii) Dong Ping Hong acquired 540,541 shares of Series A preferred stock from us for aggregate consideration of $1.0 million and warrants exercisable for an aggregate of 270,270 shares of common stock at $3.70 per share and (iii) Zheng Xiao acquired 540,540 shares of Series A preferred stock from us for aggregate consideration of $1.0 million and warrants exercisable for an aggregate of 270,270 shares of common stock at $3.70 per share. Ping Wang, who served as one of our directors from November 2014 until July 2016, is an affiliate of KIP. All outstanding shares of Series A preferred stock converted into shares of common stock upon our listing on the NYSE MKT in June 2015.

Investor Rights Agreements

        We previously entered into investor rights agreements with certain holders of our Series A preferred stock. These stockholders were entitled to rights with respect to the registration of their shares in connection with a public offering. The investor rights agreements terminated upon our listing on the NYSE MKT.

December 2015 Financing

        On December 9, 2015, we issued and sold an aggregate of 4,100,000 shares of our common stock in a private placement transaction with Franklin Strategic Series – Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund (together, "Franklin Templeton"). In connection with this transaction, we granted Franklin Templeton the right to purchase up to an aggregate of 20% of the securities offered by us in any private placement of our securities until December 10, 2020. Pursuant to a letter agreement dated August 12, 2016, this right was extended to August 12, 2021. As of October 31, 2016, Franklin Templeton beneficially owns approximately 15.6% of our outstanding common stock.

        On December 10, 2015, in connection with the December 2015 financing, we entered into the December 2015 Standstill Agreement and a registration rights agreement with Franklin Templeton (the "December 2015 Registration Rights Agreement"). Under the December 2015 Standstill Agreement, we agreed to appoint a candidate recommended by Franklin Templeton as a new independent member of our board of directors and to subsequently nominate for future director elections such candidate recommended by Franklin Templeton or a successor to such candidate, and Franklin Templeton agreed, subject to certain exceptions, that they and their affiliates will not, unless approved by a majority of the disinterested members of our board of directors, directly or indirectly, alone or in concert with others, acquire in excess of 25% of our common stock (including securities convertible into common stock). On January 26, 2016, pursuant to the December 2015 Standstill Agreement and upon recommendation by Franklin Templeton, we appointed Craig Barbarosh as a new independent member of our board of directors. Mr. Barbarosh resigned from our board of directors effective October 5, 2016. The December 2015 Standstill Agreement was superseded and replaced in its entirety by the August 2016 Standstill Agreement as discussed below.

        Under the December 2015 Registration Rights Agreement, we agreed to file a resale registration statement within three months from the closing of the private placement. The registration statement was filed with the SEC on January 19, 2016 and declared effective by the SEC on February 4, 2016. For a description of these registration rights, see "Description of Capital Stock – Registration Rights."

August 2016 Financing

        On August 12, 2016, we issued and sold, in a private placement transaction, an aggregate of 484,625 shares of our common stock to Franklin Templeton and 115,385 shares of our common stock to an affiliate of Stephen Morlock, one of our directors. In connection with this transaction, we entered into a registration rights agreement dated August 12, 2016 with the purchasers listed therein, including Franklin Templeton and Stephen Morlock, pursuant to which we agreed to file a resale registration statement within three months from the closing of the private placement. The registration statement was filed with the SEC on September 14, 2016 and declared effective by the SEC on September 29, 2016. For a description of these registration rights, see "Description of Capital Stock – Registration Rights."

        In connection with the August 2016 financing, we also entered into the August 2016 Standstill Agreement with Franklin Templeton, which superseded and replaced in its entirety the December 2015 Standstill Agreement. Pursuant to the August 2016 Standstill Agreement, Franklin Templeton retains its existing right to recommend a candidate as an independent member of our board of directors.

Voting Agreement

        We are party to a voting agreement under which Mr. Pekarsky and Ms. Krammer have agreed to vote in a certain way on certain matters, including with respect to a merger or sale of us, or a sale of substantially all of our assets. Upon our listing on the NYSE MKT, the voting agreement terminated and Mr. Pekarsky and Ms. Krammer are no longer required to vote in accordance with the agreement.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require us to indemnify our directors to the fullest extent permitted by Delaware law. For more information regarding these agreements, see "Executive Compensation – Limitations on Liability and Indemnification Matters."

        Except for the above transactions or as otherwise set forth in this prospectus or in any reports filed by us with the SEC, we were not a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed. We are currently not a subsidiary of any company.

Review, Approval or Ratification of Transactions with Related Parties

        The charter of our Audit Committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our Audit Committee. The Audit Committee has adopted a related party transactions policy to set forth the procedures for the identification, review, consideration and approval or ratification of these transactions.

 DESCRIPTION OF CAPITAL STOCK

        The following is a description of our capital stock, as well as certain provisions of our certificate of incorporation, bylaws and Delaware law. This is only a summary and is qualified in its entirety by reference to the description of our common stock included in our certificate of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the relevant provisions of the Delaware General Corporations Law, or the DGCL. See "Where You Can Find Additional Information."

General

        As of October 31, 2016, our authorized capital stock consisted of 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

        As of October 31, 2016, we had 32,912,761 shares of our common stock issued and outstanding.

Dividend Rights

        Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for any matter in our certificate of incorporation. Accordingly, pursuant to our certificate of incorporation, holders of a majority of the shares of our common stock will be able to elect all of our directors.

Right to Receive Liquidation Distributions

        Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preemptive or Similar Rights

        In September 2016, in connection with the consummation of a registered direct offering, we granted the RDO investors participation rights whereby each RDO investor is entitled to purchase up to 50% in the aggregate of the securities sold in any subsequent issuance of common stock and common stock equivalents, including in this offering, for 18 months following the closing of the registered direct offering. Subject to the participation rights granted to the RDO investors, our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

        All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

        As of October 31, 2016, we had no shares of preferred stock issued and outstanding.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Stock Options

        As of October 31, 2016, 5,139,369 shares of common stock were issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $0.99 per share. For additional information regarding terms of our equity incentive plans, see the section titled "Executive Compensation – Employee Benefit and Stock Plans."

Warrants

        In 2014, in connection with our Series A preferred stock financing, we issued to the investors in such financing, for no additional consideration, warrants to purchase an aggregate of 2,042,589 shares of common stock at an exercise price of $3.70 per share. In March and April 2015, we amended certain of these warrants to reduce the exercise price of such warrants from $3.70 to $2.50 per share with a corresponding increase in the number of shares of common stock exercisable under the warrants such that the aggregate exercise value of such warrants remained the same. As of July 31, 2016, of the warrants issued in connection with the Series A preferred stock financing, warrants to purchase 1,661,055 shares of common stock remained outstanding.

        On May 14, 2014, we issued warrants to purchase 343,559 shares of common stock at an exercise price of $1.85 per share to a qualified investor as a part of his convertible loan package. These warrants expire five years after the date of issuance. These warrants are immediately exercisable, and in June 2015, a portion of the warrants was exercised for 54,054 shares of common stock. As of July 31, 2016, warrants exercisable for 289,505 shares of common stock remained outstanding.

        On May 15, 2014, we issued warrants to a service provider to purchase 316,395 shares of common stock at an exercise price of $2.035 per share. As of July 31, 2016, all such warrants were outstanding.

        In connection with the offering completed in June 2015, we issued warrants to purchase 109,091 shares of common stock to the underwriters at the public offering price of $2.75. These warrants expire five years after the date of issuance. As of July 31, 2016, all such warrants were outstanding.

        In connection with the public offering of our common stock in April 2016, we issued warrants to purchase 1,952,000 shares of common stock at an exercise price of $1.20. As of July 31, 2016, all such warrants were outstanding.

        In connection with the registered direct offering of our common stock in September 2016, we issued in a concurrent private placement warrants to purchase up to 1,286,501 shares of common stock at an exercise price of $0.75 per share, including warrants to purchase up to 46,500 shares of common stock to H.C. Wainwright & Co., LLC, or its designees, as compensation, at an exercise price of $0.75 per share. All such warrants are currently outstanding.

Convertible Promissory Notes

        In August 2016, we issued a 10% unsecured convertible promissory note in the principal amount of $500,000 and a 10% secured convertible promissory note in the principal amount of $1,000,000. These convertible promissory notes will automatically convert into an aggregate of 1,875,000 shares of our common stock immediately prior to completion of this offering and unpaid interest under the notes will be paid in shares of our common stock.

Registration Rights

        Certain holders of our common stock and promissory notes convertible into shares of our common stock, or their transferees, are entitled to registration rights with respect to registration of the resale of such shares under the Securities Act pursuant to certain registration rights agreements by and among us and certain of our stockholders. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to the piggyback and Form S-3 resale registrations described below, including the legal fees payable to one selling holders' counsel.

        Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include. The piggyback and Form S-3 resale registration rights described below will expire upon the earlier of (1) the date on which a holder disposes of their shares pursuant to the effective registration of the resale of such shares and (2) the date that a holder may sell all of their shares in a three-month period under Rule 144 of the Exchange Act. The piggyback registration rights described below are not available during any period in which such shares are registered on a Form S-3 resale registration statement and such registration statement remains effective.

Resale Registration Rights

        The holders of 8,398,077 shares of our common stock and common stock issuable upon conversion of convertible promissory notes outstanding as of October 31, 2016 were entitled to certain Form S-3 resale registration rights. We are required to register these shares on Form S-3 if we are then qualified to file a registration statement on Form S-3, subject to specified exceptions.

Piggyback Registration Rights

        The holders of 6,523,077 shares of our common stock outstanding as of October 31, 2016 were entitled to certain rights to notice of this offering and to include their shares of registrable securities in this offering, subject to certain limitations. In the event that we propose to register any of our securities under the Securities Act in an offering, either for our own account or for the account of other security holders, certain holders of our common stock and promissory notes convertible into shares of our common stock will be entitled to certain "piggyback" registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a resale registration statement on Form S-3 as discussed below or a registration statement related solely to employee benefit plans, related to the offer and sale of debt securities, a registration relating to a corporate reorganization or transaction covered by Rule 145 under the Securities Act, or any registration that does not permit secondary sales, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. Such notice rights and piggyback registration rights are not available to holders of these shares during any period in which such shares are registered on Form S-3 and such registration statement remains effective.

        As of October 31, 2016, we had registered for resale all of the shares of common stock, including shares of common stock underlying securities convertible into or exercisable for common stock, which were entitled to registration rights as described in the paragraphs above. As a result, no holders of our common stock or securities convertible into or exercisable for common stock have any active and ongoing registration rights, including in connection with this offering assuming the resale registration statements related to such shares remain effective.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and warrants is Computershare Trust Company, N.A.

Listing

        Our common stock is listed on the NYSE MKT under the trading symbol "BPMX."

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, Bylaws and the DGCL

        The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. These provisions, which are summarized below, may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Delaware Law

        We are subject to Section 203 of the DGCL or Section 203. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

    •
    prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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    upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

    •
    on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

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    any merger or consolidation involving the corporation and the interested stockholder;

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    any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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    subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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    any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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    the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status and any entity or person affiliated with or controlling or controlled by such entity or person.

        These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our Company. They could also discourage, impede, or prevent a merger, tender offer or proxy contest, even if such event would be favorable to the interests of stockholders.

Certificate of Incorporation and Bylaw Provisions

        Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws include the following provisions:

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    Board of Directors Vacancies.  Our bylaws authorize a majority of directors in office, although less than a quorum, to fill vacant directorships, including newly created seats. This provision could prevent a stockholder from gaining control of our board of directors by filling vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

    •
    Special Meetings of Stockholders.  Our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors or an officer instructed by the directors to call a special meeting, thus prohibiting a stockholder from calling a special meeting. This provision might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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    No Cumulative Voting.  The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation's certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not provide for cumulative voting.

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    Amendment of Bylaw Provisions.  Any of the above provisions in our bylaws may be amended or repealed by unanimous written consent of our board of directors and without stockholder approval.

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    Issuance of Undesignated Preferred Stock.  Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling our company, we understand that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

DESCRIPTION OF SECURITIES WE ARE OFFERING

        We are offering (i) 22,440,392 shares of our common stock and (ii) warrants to purchase up to 16,830,294 shares of our common stock. Each share of common stock is being sold together with a warrant to purchase 0.75 of a share of common stock, which equates to 75% warrant coverage on the shares purchased in this offering. The shares of common stock and warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the warrants offered hereby.

Common Stock

        The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption "Description of Capital Stock" in this prospectus.

Warrants

        The following summary of certain terms and provisions of warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

        Each warrant offered hereby will have an exercise price per share equal to $            . The warrants will be exercisable following our next annual meeting at which our shareholders approve an increase in our authorized common stock and will expire on the sixth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The warrants will be issued separately from the common stock, and may be transferred separately immediately thereafter. A warrant to purchase 0.75 of a share of our common stock will be issued for every one share purchased in this offering, which equates to 75% warrant coverage on the shares purchased in this offering.

        Because our common stock is publicly traded, but the warrants are not listed on a national securities exchange or other nationally recognized trading market, the underwriters may satisfy some or all of the overallotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the overallotment option with respect to our common stock. If the underwriters exercise their overallotment option with respect to the warrants in full, but do not exercise their overallotment option with respect to our common stock, then the effective warrant coverage for each share of common stock sold in this offering would be approximately 86% instead of the 75% stated on the cover page of this prospectus.

Exercisability

        Following our next annual meeting at which our shareholders approve an increase in our authorized common stock, the warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days' prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder's warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

        If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Fundamental Transactions

        In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Transferability

        Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Exchange Listing

        We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

        Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
TO NON-U.S. HOLDERS OF OUR COMMON STOCK

        The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition pursuant to this offering, ownership and disposition of common stock and warrants by non-U.S. holders (as defined below). This summary deals only with common stock and warrants held as capital assets (within the meaning of Section 1221 of the Code) and does not discuss the U.S. federal income tax considerations applicable to a non-U.S. holder that is subject to special treatment under U.S. federal income tax laws, including, but not limited to:

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    a dealer in securities or currencies,

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    a broker-dealer,

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    a financial institution,

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    a qualified retirement plan, individual retirement plan or other tax-deferred account,

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    a regulated investment company,

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    a real estate investment trust,

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    a tax-exempt organization,

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    an insurance company,

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    a person holding common stock or warrants as part of a hedging, integrated, conversion, or straddle transaction or a person deemed to sell common stock or warrants under the constructive sale provisions of the Code,

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    a trader in securities that has elected the mark-to-market method of accounting,

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    an entity that is treated as a partnership for U.S. federal income tax purposes,

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    a person that received such common stock or warrants in connection with the performance of services,

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    a corporation that accumulates earnings to avoid U.S. federal income tax,

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    a corporation organized outside the United States, any state thereof or the District of Columbia that is nonetheless treated as a United States taxpayer for U.S. federal income tax purposes,

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    a person that is not a non-U.S. holder,

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    a "controlled foreign corporation,"

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    a "passive foreign investment company," or

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    a U.S. expatriate.

        This summary is based upon provisions of the Code, its legislative history, applicable U.S. Treasury regulations promulgated thereunder, published rulings, and judicial decisions, all as in effect as of the date hereof. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or IRS, with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained. Those authorities may be repealed, revoked or modified, perhaps retroactively, or may be subject to differing interpretations, which could result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances, and does not address any state, local, foreign, gift, estate or alternative minimum tax considerations.

        For purposes of this discussion, a "U.S. holder" is a beneficial holder of common stock or warrants that is for U.S. federal income tax purposes: (1) an individual citizen or resident of the United States, (2) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) was in existence on August 20, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        For purposes of this discussion a "non-U.S. holder" is a beneficial owner of common stock or warrants that is neither a U.S. holder nor a partnership (or any other entity or arrangement that is treated as a partnership) for U.S. federal income tax purposes regardless of its place of organization or formation. If a partnership (or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds common stock or warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding common stock or warrants is urged to consult its own tax advisors.

        PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME, ESTATE, GIFT AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK AND WARRANTS IN LIGHT OF THEIR SPECIFIC SITUATIONS, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS (INCLUDING THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS).

Exercise of Warrants

        In general, a non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant, except to the extent the non-U.S. holder receives a cash payment for any such fractional share that would otherwise have been issuable upon exercise of the warrant, which will be treated as a sale subject to the rules described under "Disposition of Our Common Stock or Warrants" below.

Expiration of Warrants

        In general, a non-U.S. holder will not be able to utilize a loss recognized upon expiration of a warrant against the non-U.S. holder's U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment in the United States) or is treated as a U.S.-source loss and the non-U.S. holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to the Warrants

        Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a non-U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder's proportionate interest in our

"earnings and profits" or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See the more detailed discussion of the rules applicable to distributions made by us under the heading "Distributions on Our Common Stock" below.

        On April 12, 2016, the IRS issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of a warrant immediately after the number-of-shares or exercise-price adjustment over the fair market value of the warrant without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the warrant and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions to a non-U.S. holder and, if there is no associated cash payment, may set off its withholding obligations against other payments to or funds of such holder and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of warrants (including holders of warrants that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of warrants and withholding agents may rely on them prior to that date under certain circumstances.

Distributions on Our Common Stock

        Distributions with respect to our common stock, if any, generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits will be treated as a return of capital and will first be applied to reduce the holder's tax basis in its common stock, but not below zero. Any remaining amount will then be treated as gain from the sale or exchange of the common stock and will be treated as described under the section entitled "Disposition of Our Common Stock or Warrants" below. As described under the heading "Dividend Policy," we have never declared or paid any cash dividends on our common stock and we do not intend to pay cash dividends in the foreseeable future.

        Distributions treated as dividends, if any, that are paid to a non-U.S. holder with respect to shares of our common stock will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) of the gross amount of the dividends unless the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business in the United States subject to the discussion below regarding FATCA. If a non-U.S. holder is engaged in a trade or business in the United States and dividends with respect to the common stock are effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, then although the non-U.S. holder will generally be exempt from the 30% U.S. federal withholding tax, provided certain certification requirements are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on those dividends on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted under the Code. To claim the exemption from withholding with respect to any such effectively connected income, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. Such holder's agent will then be required to provide certification to us or our paying agent.

        A non-U.S. holder of shares of common stock that wishes to claim the benefit of a reduced rate of withholding tax under an applicable treaty must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder's qualification for the exemption or reduced rate. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty and does not timely file the required certification, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Disposition of Our Common Stock or Warrants

        Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain from a sale, exchange or other disposition of our common stock or warrants unless: (i) that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder); (ii) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or (iii) we are or have been a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the date of disposition or the holder's holding period for the disposed common stock or warrant, and certain other requirements are met. Although there can be no assurance, we believe that we are not and we do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes. Even if we are treated as a United States real property holding corporation, gain realized by a non-U.S. holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the non-U.S. holder owned, directly, indirectly and constructively (including by virtue of holding warrants), no more than five% of our common stock at all times within the shorter of (x) the five-year period preceding the disposition or (y) the holder's holding period for the disposed common stock and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition of common stock or warrants is taxable because we are a United States real property holding corporation and, in the case of common stock, because your ownership of our common stock exceeds five% or our common stock is not regularly traded on an established securities market, you will be taxed on such disposition generally in the manner applicable to United States persons and in addition, a purchaser of your common stock or warrants may be required to withhold tax with respect to that obligation.

        If a non-U.S. holder is described in clause (i) of the preceding paragraph, such non-U.S. holder will generally be subject to tax on the net gain derived from the disposition at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a United States person, unless an applicable income tax treaty provides otherwise. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a rate equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits. If a non-U.S. holder is an individual described in clause (ii) of the preceding paragraph, such non-U.S. holder will generally be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S. source capital losses even though such non-U.S. holder is not considered a resident of the United States, provided that such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding Tax

        We report to our non-U.S. holders and the IRS certain information with respect to any dividends we pay on our common stock, including the amount of dividends paid during each fiscal year, the name and address of the recipient, and the amount, if any, of tax withheld. All distributions to holders of common stock are subject to any applicable withholding. Information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder's conduct of a U.S. trade or business or withholding was reduced by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then applicable rate (currently, 28%). Backup withholding, however, generally will not apply to distributions on our common stock to a non-U.S. holder, provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. Backup withholding is not an additional tax but merely an advance payment, which may be credited against the tax liability of persons subject to backup withholding or refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

FATCA

        Legislation enacted in 2010 and commonly referred to as FATCA may impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on shares of our common stock and, on or after January 1, 2019, the gross proceeds from the sale or other disposition of our shares of common stock or warrants received by a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts. Prospective investors should consult their tax advisors regarding this legislation.

 UNDERWRITING

        We have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC is the representative of the underwriters. We refer to the several underwriters listed in the table below as the "underwriters." Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, shares of our common stock and warrants to purchase shares of our common stock. Our common stock trades on the NYSE MKT under the symbol "BPMX."

        Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of common stock and warrants to purchase common stock set forth opposite its name below:

Underwriter	Number of Shares	Number of Warrants
Roth Capital Partners, LLC
Total

        The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock and the warrants to purchase shares of common stock offered by this prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock and the warrants to purchase shares of our common stock offered hereby if any of the securities are purchased.

Discounts, Commissions and Expenses

        The underwriters propose to offer the shares of common stock and the accompanying warrants purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $            per share and accompanying warrant. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

        In connection with the sale of the common stock and warrants to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters' commissions and discounts will be 7% of the gross proceeds of this offering, or $            per share of common stock and accompanying warrant, based on the combined public offering price per share and warrant set forth on the cover page of this prospectus. We have also agreed to issue to Roth Capital Partners, LLC warrants to purchase up to 645,161 shares of our common stock, which equates to 2.5% of the number of shares of our common stock to be issued and sold in this offering. The exercise price of the warrants shall be equal to the public offering price per share in this offering. The representative's warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA's Rules. Additionally, the underwriters (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

        We have also agreed to reimburse Roth Capital Partners, LLC at closing for reasonable out of pocket expenses, including reasonable legal expenses, incurred by it in connection with the offering, up to a maximum of $75,000 in the aggregate.

        We estimate that our total expenses of the offering, excluding the underwriting discounts and commissions, will be approximately $0.3 million, which excludes $75,000 that we have agreed to reimburse Roth Capital Partners, LLC for reasonable out of pocket expenses, including reasonable legal expenses, incurred by it in connection with the offering.

        We have granted the underwriters an overallotment option. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the underwriters to purchase up to 3,366,059 shares of common stock at a price of $            per share and/or warrants to purchase up to 2,524,544 shares of common stock at a price of $            per warrant from us to cover overallotments, if any.

        Because our common stock is publicly traded, but the warrants are not listed on a national securities exchange or other nationally recognized trading market, the underwriters may satisfy some or all of the overallotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the overallotment option with respect to our common stock. If the underwriters exercise their overallotment option with respect to the warrants in full, but do not exercise their overallotment option with respect to our common stock, then the effective warrant coverage for each share of common stock sold in this offering would be approximately 86% instead of the 75% stated on the cover page of this prospectus.

        The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the overallotment option to purchase additional shares of common stock and accompanying warrants we have granted to the underwriters):

	Per Combined Share and Warrant		Total
	Without Overallotment Option	With Overallotment Option	Without Overallotment Option	With Overallotment Option
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us

Indemnification

        Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

        We have agreed not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock; or (iii) file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days following the date of this prospectus (the "Lock-up Period"). This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our common stock, warrants and shares of our common stock underlying the warrants sold in this offering, (ii) the issuance of shares of our common stock upon the exercise of outstanding options or warrants, (iii) the issuance of shares of our common stock or options to acquire shares of our common stock pursuant to our existing equity incentive plans and (iv) the filing of one or more registration statements on Form S-8 with respect to shares of our common stock underlying our equity incentive plans from time to time.

        In addition, subject to certain limited circumstances, each of our directors and executive officers, and certain of our principal stockholders, has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the directors, executive officers and applicable stockholders may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days from the date of this prospectus. This consent may be given at any time without public notice.

Electronic Distribution

        This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriters' websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

        In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

    •
    Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

    •
    Sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase creates a syndicate short position. The underwriters may close out any syndicate short position by purchasing shares in the open market.

    •
    Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

    •
    Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

        From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

        In addition, pursuant to an engagement letter we entered into on September 24, 2016 with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, or Wainwright, we are obligated for a period of six months following the expiration of the engagement letter, to pay Wainwright a cash fee equal to 6% of the gross proceeds received and to issue to Rodman warrants to purchase up to 3% of the aggregate number of shares of common stock placed in any public or private offering or other financing or capital raising transaction (including the consummation of this offering) that is consummated with investors contacted, or introduced to us during the term of the engagement letter by Wainwright.

Selling Restrictions

European Economic Area

        This prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a "Relevant Member State") an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

  (c)
  in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        This prospectus is not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and has not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the "FSMA") by a person authorized under FSMA. The financial promotions contained in this prospectus is directed at, and this prospectus is only being distributed to, (1) persons who receive this prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "Relevant Persons"). This prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

        Each of the underwriters has represented, warranted and agreed that:

  (d)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

  (e)
  it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

 LEGAL MATTERS

        The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California. The underwriters are being represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

        The consolidated financial statements of BioPharmX Corporation as of January 31, 2016 and 2015, and for the year ended January 31, 2016, the one-month period ended January 31, 2015 and the year ended December 31, 2014 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of Burr Pilger Mayer, Inc., an independent registered public accounting firm, dated May 2, 2016, appearing elsewhere in this prospectus, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes additional information and exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC's website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

        We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.biopharmx.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus, and any references to this website or any other website are inactive textual references only. You may also request a copy of these filings, at no cost, by writing us at 1098 Hamilton Court, Menlo Park, California, 94025 or telephoning us at (650) 889-5020.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
BioPharmX Corporation

        We have audited the accompanying consolidated balance sheets of BioPharmX Corporation and its subsidiary (the "Company") as of January 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, convertible redeemable preferred stock and stockholders' equity (deficit), and cash flows for the year ended January 31, 2016, the one-month period ended January 31, 2015, and the year ended December 31, 2014. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BioPharmX Corporation and its subsidiary as of January 31, 2016 and 2015, and the results of their operations and their cash flows for the year ended January 31, 2016, the one-month period ended January 31, 2015 and the year ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying consolidated financial statements have been prepared assuming that BioPharmX Corporation and its subsidiary will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's recurring losses from operations, available cash and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Burr Pilger Mayer, Inc.
San Jose, California
May 2, 2016

BIOPHARMX CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	January 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$4,039	$1,305
Accounts receivable, net	7	1
Inventories	100	160
Prepaid expenses and other current assets	285	239

Total current assets	4,431	1,705
Property and equipment, net	216	234
Intangible assets, net	119	149
Other assets	50	50
Restricted cash	35	35

Total assets	$4,851	$2,173

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,777	$1,152
Accrued liabilities and other current liabilities	795	187
Related party payables	225	218

Total current liabilities	2,797	1,557
Commitments and contingencies (Note 5)
Series A convertible redeemable preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of January 31, 2016 and 4,207,987 issue and outstanding as of January 31, 2015 (liquidation preference of $8.0 million as of January 31, 2015)	—	6,823

Stockholders' equity (deficit):
Common stock, $0.001 par value; 90,000,000 shares authorized; 25,208,684 and 11,415,416 shares issued and outstanding as of January 31, 2016 and 2015, respectively	25	11
Additional paid-in capital	28,261	4,416
Accumulated deficit	(26,232)	(10,634)

Total stockholders' equity (deficit)	2,054	(6,207)

Total liabilities, convertible redeemable preferred stock and stockholders' equity (deficit)	$4,851	$2,173

The accompanying notes are an integral part of these consolidated financial statements.

BIOPHARMX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)

	Year ended January 31,	One month ended January 31,	Year ended December 31,
	2016	2015	2014
Revenues, net	$64	$1	$—
Cost of goods sold	237	1	—

Gross deficit	(173)	—	—
Operating expenses:
Research and development	5,702	365	2,519
Sales and marketing	5,109	378	2,299
General and administrative	4,174	401	2,953

Total operating expenses	14,985	1,144	7,771

Loss from operations	(15,158)	(1,144)	(7,771)
Other income (expense), net	(436)	—	40
Interest expense	—	—	(76)

Loss before income taxes	(15,594)	(1,144)	(7,807)
Provision for income taxes	4	—	—

Net and comprehensive loss	(15,598)	(1,144)	(7,807)

Accretion on Series A convertible redeemable preferred stock	(202)	(43)	(163)
Deemed dividend on Series A convertible redeemable preferred stock	(201)	(50)	(159)

Net loss available to common stockholders	$(16,001)	$(1,237)	$(8,129)

Basic and diluted net loss available to common stockholders per share	$(0.89)	$(0.11)	$(0.80)

Shares used in computing basic and diluted net loss per share	17,950,000	11,408,000	10,217,000

The accompanying notes are an integral part of these consolidated financial statements.

BIOPHARMX CORPORATION
CONSOLIDATED STATEMENTS OF CONVERTIBLE REDEEMABLE PREFERRED
STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
(in thousands, except share data)

	Series A Convertible Redeemable Preferred Stock
			Common Stock				Total Stockholders' Equity (Deficit)
					Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2014	—	$—	7,025,000	$7	$306	$(1,683)	$(1,370)
Thompson Designs, Inc. common stock assumed in conjunction with Share Exchange	—	—	2,000,000	2	(2)	—	—
Issuance of convertible notes payable with beneficial conversion feature	—	—	—	—	204	—	204
Issuance of common stock due to exercise of options and release of awards		—	824,310	1	98	—	99
Issuance of warrants to non-employees		—			204	—	204
Conversion of convertible notes payable to common stock	—	—	1,526,001	1	1,846	—	1,847
Stock-based compensation	—	—	—	—	1,193	—	1,193
Issuance of preferred stock, related warrants and common stock	4,207,987	6,408			845	—	845
Interest on preferred stock		159			(159)	—	(159)
Accretion of stock issuance costs		163			(163)		(163)
Net and comprehensive loss	—	—	—	—	—	(7,807)	(7,807)

Balance at December 31, 2014	4,207,987	6,730	11,375,311	11	4,372	(9,490)	(5,107)
Stock-based compensation	—	—	—	—	99	—	99
Issuance of common stock due to exercise of options and release of awards		—	40,105	—	38	—	38
Interest on preferred stock		50	—	—	(50)	—	(50)
Accretion of stock issuance costs		43	—	—	(43)		(43)
Net and comprehensive loss	—	—	—	—	—	(1,144)	(1,144)

Balance at January 31, 2015	4,207,987	6,823	11,415,416	11	4,416	(10,634)	(6,207)
Issuance of common stock, net of expenses of $2,500	(4,207,987)	(7,226)	12,508,395	12	20,530	—	20,542
Issuance of common stock due to exercise of options	—	—	666,157	1	82	—	83
Issuance of common stock due to exercise of warrants		—	618,716	1	1,486	—	1,487
Expense related to the modification of warrants		—	—		436	—	436
Issuance of convertible notes payable	—	—	—	—	500	—	500
Stock-based compensation	—	—	—	—	1,214	—	1,214
Interest on preferred stock		201			(201)	—	(201)
Accretion of stock issuance costs		202			(202)		(202)
Net and comprehensive loss	—	—	—	—	—	(15,598)	(15,598)

Balance at January 31, 2016	—	—	25,208,684	$25	$28,261	$(26,232)	$2,054

The accompanying notes are an integral part of these consolidated financial statements.

BIOPHARMX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended January 31,	One month ended January 31,	Year ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net loss	$(15,598)	$(1,144)	$(7,807)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,214	99	1,193
Expense related to modification of warrants	436	—	—
Depreciation expense	56	1	25
Amortization expense	30	1	—
Warrants issued for services provided	—	—	99
Noncash interest expense	—	—	76
Changes in assets and liabilities:
Accounts receivable	(6)	1	(2)
Inventories	60	(22)	(138)
Prepaid expenses and other assets	(46)	30	(133)
Accounts payable	625	666	257
Accrued expenses and other liabilities	608	(495)	355
Related party payables	7	19	74

Net cash used in operating activities	(12,614)	(844)	(6,001)

Cash flows from investing activities:
Change in restricted cash	—	—	(35)
Purchases of property and equipment	(38)	—	(228)

Net cash used in investing activities	(38)	—	(263)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net of $2,500 issuance costs	13,316	—	—
Proceeds from exercises of stock options	83	38	99
Proceeds from exercises of common stock warrants	1,487	—	—
Net proceeds from issuance of convertible redeemable preferred stock and common stock warrants	—	—	7,253
Proceeds from issuance of convertible notes payable	500	—	1,020

Net cash provided by financing activities	15,386	38	8,372

Net increase (decrease) in cash and cash equivalents	2,734	(806)	2,108
Cash and cash equivalents at beginning of year	1,305	2,111	3

Cash and cash equivalents at end of year	$4,039	$1,305	$2,111

Non-cash investing and financing activities:
Conversion of preferred stock to common stock	$7,226	$—	$—

Conversion of convertible notes payable to common stock	$—	$—	$1,847

Fair value of beneficial conversion feature issued in connection with convertible notes payable	$—	$—	$204

Issuance of common stock warrants in connection with convertible notes payable	$—	$—	$105

Supplemental disclosures:
Income taxes paid	$4	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

        BioPharmX Corporation (the "Company") is incorporated under the laws of the state of Delaware and originally incorporated on August 30, 2010 in Nevada under the name Thompson Designs, Inc. The Company has one wholly-owned subsidiary, BioPharmX, Inc., a Nevada corporation. The Company is a specialty pharmaceutical company focused on utilizing its proprietary drug delivery technologies to develop and commercialize novel prescription and over-the-counter, or OTC, products that address large markets in women's health and dermatology. The Company's objective is to develop products that treat health or age-related conditions that (1) are not presently being addressed or treated or (2) are currently treated with drug therapies or drug delivery approaches that are suboptimal. The Company's strategy is designed to bring new products to market by identifying optimal delivery mechanisms and/or alternative applications for FDA-approved active pharmaceutical ingredients, or APIs, and biological materials, while in appropriate circumstances, reducing the time, cost and risk typically associated with new product development by repurposing drugs with demonstrated safety profiles, taking advantage of the regulatory approval pathway under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act available for repurposed/reformulated drugs. The Company believes the 505(b)(2) regulatory pathway may reduce drug development risk and could reduce the time and resources it spends during development.

        Since the Company's inception, substantially all of the Company's efforts have been devoted to developing its product candidates, including conducting preclinical and clinical trials, and providing general and administrative support for its operations. The Company commercially launched its breast health supplement at the end of 2014, although to-date the Company has not generated significant revenue from product sales. The Company is not dependent on sales to any one customer. The Company has financed its operations primarily through the sale of equity and convertible debt securities. In June 2015, the Company raised $7.8 million through the sale of its common stock in a public offering and concurrently completed an uplisting to the NYSE MKT. In December 2015 we raised net proceeds of $5.5 million in a private placement of our common stock and, in April 2016, we raised net proceeds of approximately $3.6 million from an issuance of common stock and warrants to purchase common stock in a public offering.

Share Exchange

        On January 23, 2014, the Company (then operating as Thompson Designs, Inc.), BioPharmX, Inc. and stockholders of BioPharmX, Inc., who collectively owned 100% of BioPharmX, Inc., entered into and consummated transactions pursuant to a share exchange agreement, such transaction referred to as the Share Exchange, whereby the Company issued to the stockholders of BioPharmX, Inc. an aggregate of 7,025,000 shares of its common stock, in exchange for 100% of the shares of BioPharmX, Inc. held by stockholders. The shares of the Company's common stock received by the stockholders of BioPharmX, Inc. in the Share Exchange constituted approximately 77.8% of its then issued and outstanding common stock, after giving effect to the issuance of shares pursuant to the share exchange agreement. As a result of the Share Exchange, BioPharmX, Inc. became the Company's wholly-owned subsidiary. For accounting purposes, the Share Exchange was treated as a reverse acquisition with BioPharmX, Inc. as the acquirer and the Company as the acquired party, and as a result the historical financial statements prior to the Share Exchange included in this Annual Report on Form 10-K are the historical financial statements of BioPharmX, Inc. On March 3, 2014, the Company changed its name to BioPharmX Corporation. On May 16, 2014, the Company reincorporated from Nevada to Delaware.

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Change in Fiscal Year End

        On March 26, 2015, the board of directors of the Company approved a change in its fiscal year end from December 31 to January 31.

Basis of Presentation and Principles of Consolidation

        The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"). The accompanying financial statements include the accounts of BioPharmX and its wholly-owned subsidiary. All intercompany transactions have been eliminated in consolidation.

Use of Estimates

        The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses recognized during the reported period. Actual results could differ from those estimates.

Reclassification

        Certain prior year amounts have been reclassified to conform to the current year presentation. Deferred rent, accrued payroll and deferred revenue have been included in accrued liabilities and other current liabilities. The amounts for the prior periods have been reclassified to be consistent with the current year presentation and have no impact on previously reported total assets, total stockholders' deficit or net loss.

Fair Value Measurements

        The Company recognizes and discloses the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

    •
    Level 1 – Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date.

    •
    Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

    •
    Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

        As of January 31, 2016, the Company held $3.6 million in money market funds, which are classified as Level 1 within the fair value hierarchy. No unrealized gains or losses are recorded in connection with these amounts.

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable

        Accounts receivable is recorded net of cash discounts for prompt payment and return allowances. There was no allowance for doubtful accounts receivable recorded at either January 31, 2016 or 2015.

Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the standard cost method which approximates actual cost on a first-in, first-out basis. Market value is determined as the lower of replacement cost or net realizable value. The Company regularly reviews inventory quantities in consideration of actual loss experiences, projected future demand and remaining shelf life to record a provision for excess and obsolete inventory when appropriate.

Fair Value of Financial Instruments

        Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, prepaid and other current assets, accounts payable, accrued expenses and other liabilities and related party payables approximate fair value due to their short maturities.

Property and Equipment

        Property, plant and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recognized using the straight-line method. Repairs and maintenance costs are expensed as incurred. Estimated useful lives in years are as follows:

Description	Estimated Useful Life
Furniture	5 - 7
Laboratory equipment	3 - 5
Computer and equipment	3 - 5
Software	5

Intangible Assets

        Intangible assets with finite useful lives are amortized over their estimated useful lives. Intangible assets with finite useful lives are reviewed for impairment when facts or circumstances suggest that the carrying value of these assets may not be recoverable.

        The intangible assets were acquired in March 2013 in connection with the collaboration and license agreement with Iogen detailed in Note 5. Amortization of the intangible assets commenced in January 2015 with the first recognition of revenue related to VI2OLET and is being taken on a straight-line basis over 5 years.

Impairment of Long-Lived Assets

        The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. When such an event occurs, management determines whether there has been an impairment by comparing the anticipated undiscounted future net cash flows to the related asset's carrying value. If an asset is considered impaired, the asset is written down to fair value, which is determined based either on discounted cash flows or appraised value, depending on the nature of the asset. The Company has not identified any such impairment losses to date.

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted Cash

        The Company has restricted cash in the amount of $35,000 held in a money market account to secure the credit line of the Company's credit cards.

Revenue Recognition

        VI2OLET is a new product in the dietary supplement field. Revenue is recognized provided that persuasive evidence of a sales arrangement exists, the price is fixed or determinable, title and risk of loss has transferred, calculability of the resulting receivable is reasonably assured, there are no customer acceptance requirements and we do not have any significant post-shipment obligations. The Company recognizes revenue on a sell-through basis for customer arrangements in which it does not have historical information to estimate product returns, pricing discounts or other concessions upon shipment. For these product shipments, the Company invoices the reseller, records deferred revenue at the gross invoice sales price and classifies the cost basis of the product held by the wholesaler as a component of inventory. Deferred revenue is adjusted for price protection and other revenue reserves. Revenue is recognized when product is sold by the reseller to the end user, on a first-in first-out (FIFO) basis. For customer arrangements in which returns, price discounts and other concessions can be reasonably estimated, revenue is recognized upon shipment and a reserve is recorded for returns, price discounts and other concessions.

Cost of Goods Sold

        Costs of goods sold includes direct costs related to the sale of the Company's iodine dietary supplement, write-downs of excess and obsolete inventories, and amortization of intangible assets.

Shipping and Handling Costs

        Shipping and handling costs are expensed as incurred and are included in cost of goods sold.

Research and Development Expenses

        Research and development expenses are expensed as incurred and consist primarily of personnel costs, including salaries, benefits and stock-based compensation, clinical studies performed by contract research organizations ("CROs"), consulting, materials, supplies, and facilities and other overhead allocations.

Advertising Expenses

        The Company expenses the costs of advertising, including promotional expenses, as incurred. Advertising expenses were $1.2 million for year ended January 31, 2016, $90,000 for the one month ended January 31, 2015 and $68,000 for the year ended December 31, 2014.

Income Taxes

        The Company accounts for income taxes using the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established to reduce deferred tax assets when management estimates, based on available objective evidence, that it is more likely than not that the benefit will not be realized for the deferred tax assets.

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        The Company's policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. No interest expense was recognized during the periods presented.

Stock-Based Compensation

        The Company recognizes stock-based compensation for equity awards on a straight-line basis over their vesting periods based on the grant date fair value. The Company estimates the fair value of stock options granted using the Black-Scholes pricing model. This model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. Equity instruments issued to non-employees are recorded at their fair value on the measurement date and are subject to periodic adjustment as the underlying equity instruments vest.

Comprehensive Loss

        Comprehensive loss is the change in equity of an enterprise, except those resulting from stockholder transactions. Accordingly, comprehensive loss includes certain changes in equity that are excluded from net loss. For the year ended January 31, 2016, one month ended January 31, 2015 and year ended December 31, 2014, the Company's comprehensive loss is equal to net loss. There were no components of other comprehensive loss for any of the periods presented.

Net Loss Per Share

        Basic net loss per share attributable to common stockholders is calculated based on the weighted-average number of shares of the Company's common stock outstanding during the period. Diluted net loss per share attributable to common stockholders is calculated based on the weighted-average number of shares of the Company's common stock outstanding and other dilutive securities outstanding during the period. The potential dilutive shares of common stock resulting from the assumed exercise of outstanding stock options, warrants and the assumed conversion of preferred stock are determined under the treasury stock method.

        As of January 31, 2016, January 31, 2015 and December 31, 2014, 5,741,000, 9,793,000 and 9,713,000 potentially dilutive securities, respectively, were excluded from the computation of diluted loss per share because their effect on net loss per share would be anti-dilutive.

Recent Accounting Pronouncements

        In July 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2015-11, Inventory (Topic 330), Simplifying the Measurement of Inventory, which applies to all inventory except that which is measured using last-in, first-out (LIFO) or the retail inventory method. Inventory measured using first-in, first-out (FIFO) or average cost is included in the new amendment. The amendment will take effect for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is in the process of evaluating the impact of adoption on the its consolidated financial statements.

        In August 2015, FASB issued Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (ASU No. 2014-09). This update defers the effective dates of ASU No. 2014-09 (originally issued in June 2014) for public business entities by one year, or until annual reporting periods beginning after December 15, 2017, including interim reporting periods within the reporting period. ASU No. 2014-09 gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

customers. The proposed ASU, which would apply to any entity that enters into contracts to provide goods or services, would supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, the update would supersede some cost guidance included in Subtopic 605-35, Revenue Recognition – Construction-Type and Production-Type Contracts. The update removes inconsistencies and weaknesses in revenue requirements and provides a more robust framework for addressing revenue issues and more useful information to users of financial statements through improved disclosure requirements. In addition, the update improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. The Company is continuing to review the provisions of this ASU to determine if there will be any impact on its results of operations, cash flows or financial condition.

        In February 2016, FASB issued ASU No. 2016-02, Leases, which requires entities to recognize assets and liabilities for leases with lease terms greater than twelve months. The new guidance also requires quantitative and qualitative disclosures regarding the amount, timing and uncertainty of cash flows arising from leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. The Company is in process of evaluating the impact of adoption on its consolidated financial statements.

        In August 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40). This ASU provides guidance to determine when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date that the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern. This standard is effective for annual periods ending after December 15, 2016. The Company is evaluating the impact of the adoption of this ASU on its consolidated financial statements.

        The Company has reviewed other recent accounting pronouncements and concluded they are either not applicable to the business, or no material effect is expected on the consolidated financial statements as a result of future adoption.

2. GOING CONCERN

        The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by companies in the industry. The Company's ability to generate income in the short-run will depend greatly on the rate of adoption and ability to establish a sustainable market for VI2OLET. The Company continues its research and development efforts for its products, which will require significant funding. If revenues fall short of expectations or research and development efforts require higher than anticipated capital, then there may be a negative impact on the financial viability of the Company.

        The Company has incurred recurring losses and negative cash flows from operations since inception and has funded its operating losses through the sale of common stock in public and private offerings and the issuance of convertible notes, Series A convertible redeemable preferred stock and warrants. In June 2015, the Company raised net proceeds of $7.8 million in a public offering of its common stock. In December 2015, the Company raised net proceeds of $5.5 million in a private offering of its common stock and, in April 2016, raised net proceeds of approximately $3.6 million in a

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

public offering of its common stock. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

        The Company plans to increase working capital by managing its cash flows and expenses, securing financing and increasing revenue. The Company continues to pursue additional channel distribution expansion for VI2OLET to provide even broader access to consumers. Risks include, but are not limited to, the uncertainty of availability of additional financing and the uncertainty of achieving future profitability. Management of the Company intends to raise additional funds through the issuance of equity securities. The Company has an effective shelf registration statement on file with the SEC to allow it to sell up to approximately $100 million of its securities from time to time prior to February 2019, subject to regulatory limitations. For example, pursuant to General Instruction I.B.6 of Form S-3, in no event will the Company sell securities pursuant to the shelf registration statement with a value of more than one-third of the aggregate market value of its common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of its common stock held by non-affiliates is less than $75.0 million. There can be no assurance that such financing will be available or on terms which are favorable to the Company. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending could have a material adverse effect on the Company's ability to achieve its intended business objectives. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not contain any adjustments that might result from the resolution of any of the above uncertainties.

        As shown in the accompanying consolidated financial statements, the Company incurred a net loss available to common stockholders of $16.0 million during the year ended January 31, 2016, and had an accumulated deficit of $26.2 million as of January 31, 2016. As of January 31, 2016, the Company had working capital of approximately $1.6 million. While management of the Company believes that it has a plan to fund ongoing operations, there is no assurance that its plan will be successfully implemented.

3. BALANCE SHEET DETAILS

	January 31,
	2016	2015
	(in thousands)
Inventories:
Work in process	$18	$61
Finished goods	28	64
Channel inventory	54	35

	$100	$160

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	January 31,
	2016	2015
	(in thousands)
Property and equipment, net:
Furniture	$21	$18
Laboratory equipment	27	26
Computer and equipment	112	78
Software	144	144

	304	266
Less: accumulated depreciation	(88)	(32)

	$216	$234

        Depreciation expense for the year ended January 31, 2016, one month ended January 31, 2015 and year ended December 31, 2014 was $56,000, $1,000 and $25,000, respectively.

  Intangible assets, net:

        Intangible assets were as follows (dollar amounts in thousands):

	As of January 31, 2016
	Estimated Useful Life	Gross Value	Accumulated Amortization	Net Value
Intangible assets	5 years	$150	$(31)	$119

	As of January 31, 2015
	Estimated Useful Life	Gross Value	Accumulated Amortization	Net Value
Intangible assets	5 years	$150	$(1)	$149

        Amortization expense for the year ended January 31, 2016 and one month ended January 31, 2015 was $30,000 and $1,000, respectively. No amortization expense was recorded for the year ended December 31, 2014. Amortization is recorded in cost of goods sold.

        As of January 31, 2016, the estimated aggregate future amortization expense in future years is as follows (in thousands):

Years ending January 31:
2017	$30
2018	30
2019	30
2020	29

Total	$119

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	January 31,
	2016	2015
	(in thousands)
Accrued liabilities:
Payroll	$209	$128
Research and development	160	—
Legal	125	—
Marketing	74	—
Deferred rent	26	49
Deferred revenue	19	6
Other	182	4

	$795	$187

4. RELATED PARTY PAYABLES

        Since inception, the founding executives of the Company have made advances to cover short-term operating expenses. Additionally, since the beginning of 2014 a portion of their compensation has been deferred and is included in this balance. These advances and deferred compensation are non-interest bearing and have periodically been repaid to these executives. Related party payables as of January 31, 2016 and 2015 were $225,000 and $218,000, respectively.

5. COMMITMENTS AND CONTINGENCIES

Commitments

        The following table summarizes the Company's commitments as of January 31, 2016 (in thousands):

	Total	2017	2018	2019	2020	2021
Operating lease	$246	$246	$—	$—	$—	$—
Purchase commitment	1,473	421	263	263	263	263

Total	$1,719	$667	$263	$263	$263	$263

        On August 23, 2013, the Company signed a lease for 10,800 square feet of office and laboratory space in Menlo Park, California. The lease expires in November 2016. Rent expense for the year ended January 31, 2016, one month ended January 31, 2015 and year ended December 31, 2014 was $357,000, $26,000 and $310,000, respectively. The purchase commitment relates to the manufacturing of VI2OLET and is non-cancelable.

Legal Proceedings

        The Company is not currently a party to any legal proceedings. The Company is not aware of any pending legal proceeding to which any of its officers, directors, or any beneficial holders of 5% or more of its voting securities are adverse to the Company or have a material interest adverse to the Company.

Indemnification

        The Company enters into standard indemnification arrangements in the ordinary course of business. Pursuant to these arrangements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, in

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

connection with any trade secret, copyright, patent or other intellectual property infringement claim by any third-party with respect to the Company's technology. The term of these indemnification agreements is generally perpetual. The maximum potential amount of future payments the Company could be required to make under these agreements is not determinable because it involves claims that may be made against the Company in the future, but have not yet been made.

        The Company has entered into indemnification agreements with its directors and officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of the individual. The Company has not incurred costs to defend lawsuits or settle claims related to these indemnification agreements. No liability associated with such indemnifications has been recorded to date.

License Agreement

        In March 2013, the Company entered into an amended and restated collaboration and license agreement with Iogen, which provides the Company with a license to certain rights to label, market, and resell the finished inventory and ongoing manufacturing of the Iogen molecular iodine technology for future product formulation development and commercialization. New formulation patents developed by the Company will be solely owned by the Company. The agreement gives the Company a perpetual, fully paid-up, exclusive license to make, have made, use, sell and offer for sale and import products.

        Pursuant to the terms of the license, the Company must:

    •
    Pay a fee for the exclusive license to the IP.

    •
    Pay 30% of net profit associated with direct commercialization of an OTC product or 30% of net royalties received from any sub-licensee.

    •
    Pay a royalty of 3% of net sales for the first 24 months of commercialization and 2% of net sales thereafter for a prescription iodine tablet developed and commercialized under the license.

    •
    Pay a royalty of 3% of net sales for the first 12 months of commercialization for other products developed and commercialized under the license and 2% of net sales thereafter until expiration of applicable patents covering such products and 1% thereafter.

    •
    Pay a fixed royalty fee for the protection and indemnification of licensed intellectual property rights ("IP rights") for the prescription product developed, marketed and sold from newly developed formulations as long as the patents are valid and cover the prescription product.

    •
    Pay a fixed royalty fee for the protection and indemnification of licensed IP rights for the other products utilizing the molecular iodine technology developed, marketed and sold from newly developed formulations as long as the patents are valid and cover the prescription product.

        The Company capitalized as intangible assets, the amount of $150,000 related to this agreement. As of January 31, 2016 and 2015, the balance, net of amortization, was $119,000 and $149,000, respectively. No royalties have been paid as of January 31, 2016.

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Common Stock

        As described in Note 1, on January 23, 2014, the Company issued 7,025,000 shares of its common stock to BioPharmX, Inc. stockholders.

        The Company issued convertible notes payable ("Notes") from September 2012 through March 2014. Under the terms of the Notes, on April 11, 2014, the Notes automatically converted into 1,526,001 shares of common stock upon the Company's sale of Series A Preferred Stock.

        In June 2015, the Company uplisted to the NYSE MKT and simultaneously completed a public offering (the "Offering") in which it issued 3,636,384 shares of common stock resulting in net proceeds of $7.8 million. Pursuant to the subscription agreement dated October 24, 2014, KIP, an existing stockholder, shall purchase shares in the KIP private placement upon the earlier to occur of (i) the Company receiving revenues from Violet of $2,000,000 or (ii) receipt by the Company of approval to list on any tier of the NYSE or Nasdaq stock market at a market price of at least $3.70 per share. In addition, KIP has previously informed the Company of its intention to complete the KIP private placement even if the Company's stock price was not at least $3.70 per share. As of May 2, 2016, this private placement has not closed, and the Company is unable to predict if or when the private placement will close. As consideration for Ping Wang's service as a director of the Company, 290,000 shares of the Company's common stock were issued, of which 96,667 vested immediately and 193,333 shares of the common stock will vest immediately upon completion of the $2.0 million purchase.

        In June 2015, the Company issued a 6% unsecured convertible note in the principal amount of $500,000 to an investor. Under the terms of the convertible note, immediately prior to the closing of the Offering, the principal amount and all accrued and unpaid interest, converted into 182,266 shares of common stock.

        In December 2015, the Company sold 4,100,000 shares of common stock at a price per share of $1.43 resulting in net proceeds of $5.5 million in a private placement to investment vehicles of Franklin Advisers. For a period of 5 years, Franklin Advisers have the right to purchase up to an aggregate of 20% of the securities offered by the Company in any subsequent private placement.

Series A Preferred Stock

        The Company entered into subscription agreements for the private placement of shares of its Series A preferred stock and warrants with 47 accredited investors during 2014 whereby the Company sold an aggregate of 4,207,987 shares of Series A preferred stock at a per share price of $1.85 for gross proceeds of $7.5 million and issued to the investors for no additional consideration warrants to purchase in the aggregate 2,042,589 shares of common stock, with an exercise price of $3.70 per share. The allocated fair value of the warrants related to these subscription agreements was determined to be $845,000 and was recorded as additional paid-in capital. The fair value was computed using the Black-Scholes pricing model with the following assumptions: dividend rate of 0%, risk-free rate of 1.6% to 4.0%, contractual term of 5 years and expected volatility of 88.8%. In connection with the uplisting to the NYSE MKT, the Series A preferred stock, including accrued and unpaid interest, converted into 4,319,426 shares of common stock.

        In March and April 2015, the Company amended certain of the warrants issued in connection with the Series A preferred financing to reduce the exercise price of such warrants from $3.70 to $2.50 per

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

share with a corresponding increase in the number of shares of common stock exercisable under the warrants so that the aggregate exercise value of such warrants remained the same. As of January 31, 2016, certain holders had exercised such warrants for an aggregate of 564,662 shares of common stock for an aggregate cash exercise price of $1,411,655. The Company recorded a charge for the incremental fair value of $436,000 in other expense related to the amended warrants in the first quarter of fiscal year 2016. The fair value of the warrants exercised was computed as of the date of modification using the following assumptions: dividend rate of 0%, risk-free rate of 1.6%, contractual term of 4 to 5 years and expected volatility of 85.9%. As of January 31, 2016, of the warrants issued in connection with the Series A preferred stock financing, warrants to purchase 1,661,055 shares of common stock remain outstanding.

        The warrant exercise agreements included a provision such that if the public offering price related to the Offering was less than $3.125 per share, then immediately prior to the closing of the Offering, additional shares of common stock would be issued at no additional consideration to each holder equal to: (i) the product of (A) the difference between $2.50 per share and 80% of the public offering price and (B) such holder's shares of common stock received pursuant to exercise of the amended warrants, divided by (ii) 80% of the public offering price in the Offering. Based on a public offering price of $2.75 per share, 77,006 shares of common stock were issued pursuant to this provision.

Warrants

        In addition to the warrants issued in conjunction with the subscription agreements, the Company issued warrants on May 15, 2014, to a service provider for 316,395 shares of common stock at an exercise price of $2.035 per share, which were valued at $99,000 and expensed. As of January 31, 2016, all were outstanding. On May 14, 2014, the Company also issued warrants valued at $105,000 for 343,559 shares of common stock at an exercise price of $1.85 per share to a qualified investor as a part of his convertible loan package. These warrants expire five years after the date of issuance. These warrants are immediately exercisable, and in June 2015, a portion of the warrants were exercised for 54,054 shares of common stock. As of January 31, 2016, warrants exercisable for 289,505 shares of common stock remain outstanding.

        In connection with the Offering, 109,091 warrants were issued to the underwriters at the public offering price of $2.75. These warrants expire five years after the date of issuance. As of January 31, 2016, all were outstanding.

Equity Incentive Plan

        On January 23, 2014, the Company adopted the 2014 Equity Incentive Plan, or the 2014 Plan, which permits the Company to grant stock options to directors, officers or employees of the Company or others to purchase shares of common stock of the Company through awards of incentive and nonqualified stock options, restricted stock awards and stock appreciation rights. Stock options previously issued under BioPharmX, Inc.'s 2011 Equity Incentive Plan were substituted with stock options issued under the 2014 Plan. Stock options generally vest in two to four years and expire ten years from the date of grant.

        The total number of shares originally reserved and available for grant and issuance pursuant to the 2014 Plan was 2,700,000. Shares issued under the 2014 Plan are drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company. On November 7, 2014, the Company increased the stock reserve available to the 2014 Plan for stock awards from 2,700,000 shares to 4,500,000 shares.

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        The following table summarizes the Company's stock option activities under the 2014 Plan:

	Available for Grant	Shares	Weighted Average Exercise Prices	Remaining Contractual Life	Aggregate Intrinsic Value
					(in thousands)
Balance at January 1, 2013	1,550,000	1,150,000	$0.06
Granted	(1,456,000)	1,456,000	0.40

Balance at December 31, 2013	94,000	2,606,000	$0.25
Additional shares authorized	1,800,000	—	—
Granted	(891,000)	891,000	1.85
Exercised	—	(727,643)	0.14
Cancelled	160,000	(160,000)	0.37

Balance at December 31, 2014	1,163,000	2,609,357	$0.82	8.52	$5,686
Granted	(130,000)	130,000	2.75
Exercised	—	(40,105)	0.95
Cancelled	10,000	(10,000)	1.85

Balance at January 31, 2015	1,043,000	2,689,252	$0.91	8.58	$5,625
Granted	(1,274,000)	1,274,000	2.25
Exercised	—	(676,769)	0.12
Cancelled	581,875	(581,875)	1.59

Balance at January 31, 2016	350,875	2,704,608	$1.59	8.37	$1,343

Vested and exercisable		1,059,709	$1.13	7.34	$794

Vested and expected to vest		2,467,713	$1.55	8.29	$1,287

Inducement Grants

        The Company has also awarded inducement options to purchase common stock to new employees outside of the 2014 Plan as material inducements to the acceptance of employment with the Company as permitted under Section 711(a) of the NYSE MKT Company Guide. Such options vest at the rate of 25% of the shares on the first anniversary of the commencement of such employee's employment with the Company, and then one forty-eighth (1/48) of the shares monthly thereafter subject to such employee's continued service. The following table summarizes the Company's inducement grant stock option activities:

	Shares	Weighted Average Exercise Prices	Remaining Contractual Life	Aggregate Intrinsic Value
				(in thousands)
Balance at January 31, 2015	—	—	—	—
Granted	660,000	$1.44

Balance at January 31, 2016	660,000	$1.44	9.72	$227

Vested and exercisable	—	$—	—	$—

Vested and expected to vest	529,212	$1.44	9.72	$182

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        The following table summarizes significant ranges of outstanding and exercisable options as of January 31, 2016:

	Options Outstanding			Options Vested and Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Prices	Number Vested and Exercisable	Weighted Average Exercise Prices
$0.25 - $1.00	882,108	7.48	$0.41	570,340	$0.41
$1.01 - $1.67	1,264,000	9.74	$1.49	51,664	$1.48
$1.68 - $3.00	988,500	8.09	$2.28	437,705	$2.02
$3.01 - $3.25	230,000	9.33	$3.25	—	—

	3,364,608	8.63	$1.56	1,059,709	$1.13

        The total intrinsic value of stock options exercised during the year ended January 31, 2016, the month ended January 31, 2015 and year ended December 31, 2014 was $1.4 million, $82,000 and $676,000, respectively. The weighted average grant date fair values of the stock options granted during the year ended January 31, 2016, the month ended January 31, 2015 and year ended December 31, 2014 was $1.44, $1.92 and $1.10, respectively.

7. STOCK-BASED COMPENSATION

        The following table summarizes the stock-based compensation expenses included in the Company's Statement of Operations and Comprehensive Loss for the periods ended (in thousands):

	Year ended January 31,	One month ended January 31,	Year ended December 31,
	2016	2015	2014
Research and development	$256	$27	228
Sales and marketing	443	40	147
General and administrative	515	32	818

Total	$1,214	$99	$1,193

        The Company estimates the fair value of stock options granted using the Black-Scholes pricing model. This model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. For employee grants, the fair value is amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. As of January 31, 2016, total compensation costs related to unvested, but not yet recognized, stock-based awards was $2.7 million, net of estimated forfeitures. This cost will be amortized on a straight-line basis over a weighted average remaining period of 3.02 years and will be adjusted for subsequent changes in estimated forfeitures.

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Valuation Assumptions

        The following assumptions were used to calculate the estimated fair value of awards granted for the periods ended:

	Year ended January 31,	One month ended January 31,	Year ended December 31,
	2016	2015	2014
Expected volatility	81.3% - 82.6%	82.1%	82.2%
Expected term in years	6.0	6.0	6.0
Risk-free interest rate	1.57% - 2.26%	1.56%	1.74%
Expected dividend yield	—%	—%	—%

Expected Term

        The expected term represents the period that the Company's stock-based awards are expected to be outstanding. For awards granted subject only to service vesting requirements, the Company utilizes the simplified method for estimating the expected term of the stock-based award, instead of historical exercise data.

Expected Volatility

        The Company uses the historical volatility of the price of the common shares of selected public companies in the biotechnology sector due to its limited trading history.

Expected Dividend

        The Company has never paid dividends on its common shares and currently does not intend to do so and, accordingly, the dividend yield percentage is zero for all periods.

Risk-Free Interest Rate

        The Company bases the risk-free interest rate used in the Black-Scholes pricing method upon the implied yield curve currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

8. EMPLOYEE BENEFIT PLAN

        The Company sponsors a 401(k) defined contribution plan for its employees. This plan provides for tax-deferred salary deductions for all full-time employees. Employee contributions are voluntary. Employees may contribute up to 100% of their annual compensation to this plan, as limited by an annual maximum amount as determined by the Internal Revenue Service. The Company may match employee contributions in amounts to be determined at the Company's sole discretion. The Company has made no contributions to the plan for the year ended January 31, 2016, the month ended January 31, 2015 and the year ended December 31, 2014.

9. INCOME TAXES

        No federal income taxes were provided in the year ended January 31, 2016, month ended January 31, 2015 or year ended December 31, 2014 due to the Company's net losses. The provision of income taxes consist of state minimum income taxes.

BIOPHARMX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        At January 31, 2016, the Company had available federal net operating loss ("NOL") carry-forwards of approximately $19.4 million which will begin to expire in 2030 and California state NOL carry-forwards of approximately $19.4 million which will begin to expire in 2030. At January 31, 2016 and 2015, the net deferred tax assets of approximately $8.8 million and $3.6 million, respectively, generated primarily by NOL carry-forwards, have been fully reserved due to the uncertainty surrounding the realization of such benefits. The net valuation allowance increased by approximately $5.2 million, $0.4 million and $2.6 million during the year ended January 31, 2016, the month ended January 31, 2015 and year ended December 31, 2014, respectively.

        Current tax laws impose substantial restrictions on the utilization of net operating loss and credit carry-forwards in the event of an "ownership change," as defined by the Internal Revenue Code. If there should be an ownership change, the Company's ability to utilize its carry-forwards could be limited.

        Significant components of the Company's deferred tax assets were as follows (in thousands):

	January 31,
	2016	2015
Deferred tax assets:
Net operating loss carryforwards	$7,727	$3,538
Stock-based compensation expense	577	—
Tax credit carryforwards	311	—
Other	216	50

Total deferred tax assets	8,831	3,588
Less: Valuation allowance	(8,831)	(3,588)

Net deferred tax assets	$—	$—

        A reconciliation of income taxes provided at the federal statutory rate (34%) to the actual income tax provision was as follows (in thousands):

Year ended January 31,
2016
Income tax benefit computed at U.S. statutory rate	$(5,302)
State income tax (net of federal benefit)	(838)
Stock-based compensation	200
Warrant valuation	148
Research and development credits	(128)
Change in valuation allowance	5,904
Other	20

Income tax provision	$4

        As of January 31, 2016 and 2015, the Company did not have any material unrecognized tax benefits. The tax years from 2010 to 2016 remain open for examination by the federal and state authorities.

10. SUBSEQUENT EVENTS

        In April 2016, the Company raised net proceeds of approximately $3.6 million, after expenses of approximately $0.7 million, excluding any proceeds from warrant exercises, from the sale of 3,600,000 shares of common stock and 1,952,000 warrants to purchase common stock at an exercise price of $1.20 per share in an equity offering under its shelf registration statement.

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share data)

	July 31, 2016	January 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$436	$4,039
Accounts receivable, net	1	7
Inventories	112	100
Prepaid expenses and other current assets	475	285

Total current assets	1,024	4,431
Property and equipment, net	204	216
Intangible assets, net	104	119
Other assets	50	50
Restricted cash	—	35

Total assets	$1,382	$4,851

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$3,416	$1,777
Accrued expenses and other current liabilities	998	795
Related party payables	104	225

Total current liabilities	4,518	2,797
Commitments and contingencies (Note 6)
Series A convertible redeemable preferred stock, $0.001 par value; 10,000,000 shares authorized; none outstanding	—	—

Stockholders' equity (deficit):
Common stock, $0.001 par value; 90,000,000 shares authorized; 28,881,351 and 25,208,684 shares issued and outstanding at July 31, 2016 and January 31, 2016, respectively	29	25
Additional paid-in capital	32,562	28,261
Accumulated deficit	(35,727)	(26,232)

Total stockholders' (deficit) equity	(3,136)	2,054

Total liabilities, convertible redeemable preferred stock and stockholders' (deficit) equity	$1,382	$4,851

The accompanying notes are an integral part of these condensed consolidated financial statements.

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (UNAUDITED)
(in thousands, except share and per share data)

	Three months ended July 31,		Six months ended July 31,
	2016	2015	2016	2015
Revenues, net	$19	$5	$52	$9
Cost of goods sold	17	10	37	19

Gross margin (deficit)	2	(5)	15	(10)
Operating expenses:
Research and development	2,973	1,141	5,146	2,217
Sales and marketing	895	1,307	2,002	2,388
General and administrative	1,169	1,118	2,362	2,144

Total operating expenses	5,037	3,566	9,510	6,749

Loss from operations	(5,035)	(3,571)	(9,495)	(6,759)
Other income (expense), net	1	—	2	(436)

Loss before income taxes	(5,034)	(3,571)	(9,493)	(7,195)
Provision for income taxes	—	—	2	—

Net and comprehensive loss	(5,034)	(3,571)	(9,495)	(7,195)
Accretion on Series A convertible redeemable preferred stock	—	(79)	—	(202)
Deemed dividend on Series A convertible redeemable preferred stock	—	(85)	—	(201)

Net loss available to common stockholders	$(5,034)	$(3,735)	$(9,495)	$(7,598)

Basic and diluted net loss available to common stockholders per share	$(0.18)	$(0.24)	$(0.35)	$(0.56)

Shares used in computing basic and diluted net loss per share	28,674,000	15,443,000	27,459,000	13,616,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six months ended July 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(9,495)	$(7,195)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	697	624
Expense related to modification of warrants	—	436
Depreciation expense	33	21
Amortization expense	15	15
Changes in assets and liabilities:
Accounts receivable	6	(32)
Inventories	(12)	(204)
Prepaid expenses and other assets	(190)	(175)
Accounts payable	1,639	2,177
Accrued expenses and other liabilities	203	563
Related party payables	(121)	8

Net cash used in operating activities	(7,225)	(3,762)

Cash flows from investing activities:
Change in restricted cash	35	—
Purchase of property and equipment	(21)	(13)

Net cash provided by (used in) investing activities	14	(13)

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants, net of issuance costs	3,583	7,821
Proceeds from exercises of stock options	25	25
Proceeds from exercises of common stock warrants	—	1,512
Proceeds from issuance of convertible notes payable	—	500

Net cash provided by financing activities	3,608	9,858

Net (decrease) increase in cash and cash equivalents	(3,603)	6,083
Cash and cash equivalents at beginning of period	4,039	1,305

Cash and cash equivalents at end of period	$436	$7,388

The accompanying notes are an integral part of these condensed consolidated financial statements.

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

        BioPharmX Corporation (the "Company") is incorporated under the laws of the state of Delaware and originally incorporated on August 30, 2010 in Nevada under the name Thompson Designs, Inc. The Company has one wholly-owned subsidiary, BioPharmX, Inc., a Nevada corporation. The Company is a specialty pharmaceutical company focused on utilizing its proprietary drug delivery technologies to develop and commercialize novel prescription and over-the-counter, or OTC, products that address large markets in dermatology and women's health. The Company's objective is to develop products that treat health or age-related conditions that (1) are not presently being addressed or treated or (2) are currently treated with drug therapies or drug delivery approaches that are suboptimal. The Company's strategy is designed to bring new products to market by identifying optimal delivery mechanisms and/or alternative applications for FDA-approved active pharmaceutical ingredients, or APIs, and biological materials, while in appropriate circumstances, reducing the time, cost and risk typically associated with new product development by repurposing drugs with demonstrated safety profiles and taking advantage of the regulatory approval pathway under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act available for repurposed/reformulated drugs. The Company believes the 505(b)(2) regulatory pathway may reduce drug development risk and could reduce the time and resources it spends during development.

        Since the Company's inception, substantially all of the Company's efforts have been devoted to developing its product candidates, including conducting preclinical and clinical trials, and providing general and administrative support for its operations. The Company commercially launched its breast health supplement at the end of 2014, although to-date the Company has not generated significant revenue from product sales. The Company is not dependent on sales to any one customer. The Company has financed its operations primarily through the sale of equity and convertible debt securities. In June 2015, the Company raised $7.8 million through the sale of its common stock in a public offering and concurrently completed an uplisting to the NYSE MKT. In December 2015 the Company raised net proceeds of $5.5 million in a private offering of its common stock and, in April 2016, it raised net proceeds of approximately $3.6 million from an issuance of common stock and warrants to purchase common stock in a public offering. In August 2016, the Company raised net proceeds of approximately $1.4 million in a private offering of its common stock and $1.5 million through the sale of convertible promissory notes.

Basis of Presentation and Principles of Consolidation

        These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and applicable rules and regulations of the Securities and Exchange Commission ("SEC") regarding interim financial reporting and include the accounts of the Company and its subsidiary. Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this registration statement. The condensed consolidated balance sheet as of January 31, 2016, included herein, was derived from the audited consolidated financial statements as of that date.

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

        The unaudited interim condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary and have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the Company's statement of financial position as of July 31, 2016 and January 31, 2016, and the Company's results of operations and its cash flows for the three and six months ended July 31, 2016 and 2015. The results for the three and six months ended July 31, 2016 are not necessarily indicative of the results to be expected for the year ending January 31, 2017 or any future period.

Use of Estimates

        The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses recognized during the reported period. Actual results could differ from those estimates.

Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the standard cost method which approximates actual cost on a first-in, first-out basis. Market value is determined as the lower of replacement cost or net realizable value. The Company regularly reviews inventory quantities in consideration of actual loss experiences, projected future demand and remaining shelf life to record a provision for excess and obsolete inventory when appropriate.

Impairment of Long-Lived Assets

        The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. When such an event occurs, management determines whether there has been an impairment by comparing the anticipated undiscounted future net cash flows to the related asset's carrying value. If an asset is considered impaired, the asset is written down to fair value, which is determined based either on discounted cash flows or appraised value, depending on the nature of the asset. The Company has not identified any such impairment losses to date.

Advertising Expenses

        The Company expenses the costs of advertising, including promotional expenses, as incurred. Advertising expenses were approximately $59,000 and $313,000 for the three months ended July 31, 2016 and 2015, respectively. Advertising expenses were approximately $278,000 and $549,000 for the six months ended July 31, 2016 and 2015, respectively.

Net Loss per Share

        Basic net loss per share attributable to common stockholders is calculated based on the weighted-average number of shares of the Company's common stock outstanding during the period. The weighted average shares outstanding for the three and six months ended July 31, 2016 excludes 193,333 of unvested common stock. Diluted net loss per share attributable to common stockholders is calculated based on the weighted-average number of shares of the Company's common stock outstanding and other dilutive securities outstanding during the period. The potential dilutive shares of

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

common stock resulting from the assumed exercise of outstanding stock options, warrants and the assumed conversion of preferred stock are determined under the treasury stock method.

        For the three months ended July 31, 2016 and 2015, approximately 10,002,000 and 4,837,000 potentially dilutive securities, respectively, were excluded from the computation of diluted loss per share because their effect on net loss per share would be anti-dilutive.

Summary of Significant Accounting Policies

        These unaudited interim condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company's annual financial statements and related notes contained in the Annual Report on Form 10-K for the fiscal year ended January 31, 2016. There have been no significant changes in the Company's significant accounting policies for the three months ended July 31, 2016, as compared to the significant accounting policies described in the Annual Report on Form 10-K for the fiscal year ended January 31, 2016.

Recent Accounting Pronouncements

        In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases, which requires entities to recognize assets and liabilities for leases with lease terms greater than twelve months. The new guidance also requires quantitative and qualitative disclosures regarding the amount, timing and uncertainty of cash flows arising from leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

        In March 2016, FASB issued ASU No. 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, which relates to the accounting for employee share-based payments. This standard provides guidance on simplifying several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, accounting for forfeitures and classification of excess tax benefits on the statement of cash flows. This standard will be effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

        In April 2016, FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which addresses certain implementation issues that have surfaced since the issuance of ASU No. 2014-09 in May 2014. ASU No. 2016-10 provides guidance in identifying performance obligations and determining the appropriate accounting for licensing arrangements. This standard will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

        In May 2016, FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. ASU No. 2016-12 will affect all entities that enter into contracts with customers to transfer goods or services that are an output of the entity's ordinary activities in exchange for consideration. The amendments in this update affect the guidance in ASU No. 2014-09 which is not yet effective. The amendments in this update also affect narrow aspects of Topic 606 including among others: assessing collectability criterion, noncash consideration, and

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

presentation of sales taxes and other similar taxes collected from customers. The effective date of this update is the same as ASU No. 2014-09. The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

2. GOING CONCERN

        The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, meaning the Company will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. As of July 31, 2016, the Company had cash and cash equivalents of $0.4 million and working capital deficit of $3.5 million. In August 2016, the Company raised net proceeds of approximately $2.9 million in a private offering of its common stock and sale of convertible promissory notes.

        The Company has incurred recurring losses and negative cash flows from operations since inception and has funded its operating losses through the sale of common stock in public and private offerings and the issuance of convertible notes, Series A convertible redeemable preferred stock and warrants. The Company incurred a net loss available to common stockholders of $5.0 million and $3.7 million during the three months ended July 31, 2016 and 2015, respectively, and $9.5 million and $7.6 million during the six months ended July 31, 2016 and 2015, respectively, and had an accumulated deficit of $35.7 million as of July 31, 2016.

        The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by companies in its industry. To date, the Company has generated a de minimis amount of revenue from the sale of VI2OLET, its iodine dietary supplement. The Company continues its research and development efforts for its product candidates, which will require significant funding. If the Company is unable to obtain additional financing in the near-term, or if revenues fall short of expectations or research and development efforts require higher than anticipated capital, there may be a negative impact on the financial viability of the Company.

        The Company plans to increase working capital by managing its cash flows and expenses and raising additional capital through either private or public equity or debt financing. The Company also continues to pursue additional channel distribution expansion for VI2OLET through partnerships with women's health companies to provide broader access to consumers.

        There can be no assurance that such financing will be available or on terms which are favorable to the Company. While management of the Company believes that it has a plan to fund ongoing operations, there is no assurance that its plan will be successfully implemented. Failure to generate sufficient cash flows from operations, raise additional capital through one or more financings, or reduce certain discretionary spending could have a material adverse effect on the Company's ability to achieve its intended business objectives. These factors raise substantial doubt about the Company's ability to continue as a going concern. The condensed consolidated financial statements do not contain any adjustments that might result from the resolution of any of the above uncertainties.

3. FAIR VALUE MEASUREMENTS

        The Company recognizes and discloses the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

    •
    Level 1 – Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date.

    •
    Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

    •
    Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

        As of July 31, 2016, the Company held $0.2 million in money market funds, which are classified as Level 1 within the fair value hierarchy. No unrealized gains or losses are recorded in connection with these amounts.

4. BALANCE SHEET DETAILS

	July 31, 2016	January 31, 2016
	(in thousands)
Inventories:
Work in process	$54	$18
Finished goods	17	28
Channel inventory	41	54

Total	$112	$100

5. RELATED-PARTY PAYABLES

        Since the beginning of 2014, a portion of the compensation of the founding executives of the Company has been deferred and is included in the related party payables balance. The deferred compensation is non-interest bearing and has periodically been repaid to these executives. Related party payables as of July 31, 2016 and January 31, 2016 were approximately $104,000 and $225,000, respectively.

6. COMMITMENTS AND CONTINGENCIES

Commitments

        The following table summarizes the Company's commitments as of July 31, 2016 (in thousands):

	Total	2017	2018	2019	2020	2021
Operating lease	$99	$99	$—	$—	$—	$—
Purchase commitment	1,368	316	263	263	263	263

Total	$1,467	$415	$263	$263	$263	$263

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

        On August 23, 2013, the Company signed a lease for 10,800 square feet of office and laboratory space in Menlo Park, California. The lease expires in November 2016. Rent expense for the three months ended July 31, 2016 and 2015 was approximately $86,000 and $94,000, respectively. Rent expense for each of the six months ended July 31, 2016 and 2015 was approximately $172,000. The purchase commitment relates to the manufacturing of VI2OLET and is non-cancelable.

Legal Proceedings

        The Company is not a party to any material legal proceeding that the Company believes is likely to have a material adverse effect on its consolidated financial position or results of operations. From time to time the Company may be subject to legal proceedings and claims in the ordinary course of business. These claims, even if not meritorious, could result in the expenditure of significant financial resources and diversion of management efforts.

Indemnification

        The Company enters into standard indemnification arrangements in the ordinary course of business. Pursuant to these arrangements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, in connection with any trade secret, copyright, patent or other intellectual property infringement claim by any third-party with respect to the Company's technology. The term of these indemnification agreements is generally perpetual. The maximum potential amount of future payments the Company could be required to make under these agreements is not determinable because it involves claims that may be made against the Company in the future, but have not yet been made.

        The Company has entered into indemnification agreements with its directors and officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of the individual. The Company has not incurred costs to defend lawsuits or settle claims related to these indemnification agreements. No liability associated with such indemnifications has been recorded to date.

License Agreement

        In March 2013, the Company entered into an amended and restated collaboration and license agreement with Iogen LLC, which provides the Company with a license to certain rights to label, market, and resell the finished inventory and ongoing manufacturing of the Iogen molecular iodine technology for future product formulation development and commercialization. New formulation patents developed by the Company will be solely owned by the Company. The agreement gives the Company a perpetual, fully paid-up, exclusive license to make, have made, use, sell and offer for sale and import products.

        Pursuant to the terms of the license, the Company must pay:

    •
    a fee for the exclusive license to the IP.

    •
    30% of net profit associated with direct commercialization of an OTC product or 30% of net royalties received from any sub-licensee.

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

    •
    a royalty of 3% of net sales for the first 24 months of commercialization and 2% of net sales thereafter for a prescription iodine tablet developed and commercialized under the license.

    •
    a royalty of 3% of net sales for the first 12 months of commercialization for other products developed and commercialized under the license and 2% of net sales thereafter until expiration of applicable patents covering such products and 1% thereafter.

    •
    a fixed royalty fee for the protection and indemnification of licensed intellectual property right ("IP rights") for the prescription product developed, marketed and sold from newly developed formulations as long as the patents are valid and cover the prescription product.

    •
    a fixed royalty fee for the protection and indemnification of licensed IP rights for the other products utilizing the molecular iodine technology developed, marketed and sold from newly developed formulations as long as the patents are valid and cover the prescription product.

        The Company capitalized as intangible assets, in the year ended December 31, 2013, the amount of $150,000 related to this agreement. As of July 31, 2016 and January 31, 2016, the balance, net of amortization, was approximately $104,000 and $119,000, respectively. No royalties have been paid as of July 31, 2016.

7. CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Common Stock

        In June 2015, the Company uplisted to the NYSE MKT and simultaneously completed a public offering in which it issued 3,636,384 shares of common stock resulting in net proceeds of $7.8 million. Pursuant to the terms of a convertible note previously issued, immediately prior to the closing of the offering, the principal amount and all accrued and unpaid interest converted into 182,266 shares of common stock. Pursuant to a subscription agreement dated October 24, 2014, Korea Investment Partners Overseas Expansion Platform Fund ("KIP"), an existing stockholder, agreed to purchase 1,081,081 shares of common stock from the Company at a price of $1.85 per share in a private placement (the "KIP private placement") upon the earlier to occur of (i) the Company receiving revenues from Violet of $2,000,000 or (ii) receipt by the Company of approval to list on any tier of the NYSE or Nasdaq stock market at a market price of at least $3.70 per share. In addition, KIP has previously informed the Company of its intention to complete the KIP private placement even if the Company's stock price was not at least $3.70 per share. As of the date of this registration statement, this private placement has not closed, and the Company does not expect the private placement to close. As consideration for Ping Wang's service as a director of the Company (Mr. Wang is no longer a director of the Company), 290,000 shares of the Company's common stock were issued, of which 96,667 shares vested immediately and 193,333 shares will vest immediately upon completion of the $2.0 million purchase.

        In December 2015, the Company sold 4,100,000 shares of common stock at a price per share of $1.43 resulting in net proceeds of $5.5 million in a private placement to investment funds managed by Franklin Advisers. For a period of five years, Franklin Advisers has the right to purchase up to an aggregate of 20% of the securities offered by the Company in any subsequent private placement.

        In April 2016, the Company issued 3,600,000 shares of common stock at a price per share of $1.195 resulting in net proceeds of approximately $3.6 million and warrants to purchase

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1,952,000 shares of common stock in a public offering. These warrants have an exercise price of $1.20 per share and expire on April 1, 2021. As of July 31, 2016, all of these warrants were outstanding.

Series A Preferred Stock

        During 2014, the Company entered into subscription agreements for the private placement of 4,207,987 shares of its Series A preferred stock and warrants to purchase 2,042,589 shares of common stock at an exercise price of $3.70 per share. In connection with the uplisting to the NYSE MKT, the Series A preferred stock, including accrued and unpaid interest, converted into 4,319,426 shares of common stock. The warrant exercise agreements included a provision such that if the public offering price related to the offering was less than $3.125 per share, then immediately prior to the closing of the offering, additional shares of common stock would be issued at no additional consideration to each holder equal to: (i) the product of (A) the difference between $2.50 per share and 80% of the public offering price and (B) such holder's shares of common stock received pursuant to exercise of the amended warrants, divided by (ii) 80% of the public offering price in the offering. Based on a public offering price of $2.75 per share, 77,006 shares of common stock were issued pursuant to this provision.

        In March and April 2015, the Company amended certain of the warrants issued in connection with the Series A preferred stock financing to reduce the exercise price of such warrants from $3.70 to $2.50 per share with a corresponding increase in the number of shares of common stock exercisable under the warrants so that the aggregate exercise value of such warrants remained the same. As of January 31, 2016, certain holders had exercised such warrants for an aggregate of 564,662 shares of common stock for an aggregate cash exercise price of $1,411,655. The Company recorded a charge for the incremental fair value of $436,000 in other expense related to the amended warrants in the first quarter of fiscal year 2016. The fair value of the warrants exercised was computed as of the date of modification using the following assumptions: dividend rate of 0%, risk-free rate of 1.6%, contractual term of four to five years and expected volatility of 85.9%. As of July 31, 2016, of the warrants issued in connection with the Series A preferred stock financing, warrants to purchase 1,661,055 shares of common stock remain outstanding.

        Pursuant to the Certificate of Elimination filed with the Secretary of State of the State of Delaware on March 17, 2016, all shares of Series A preferred stock previously designated were returned to the status of authorized but unissued shares of preferred stock, without designation as to series or rights, preferences, privileges or limitations.

Warrants

        In addition to the warrants issued in conjunction with the Series A preferred stock subscription agreements, the Company issued warrants on May 15, 2014, to a service provider for 316,395 shares of common stock at an exercise price of $2.035 per share, which were valued at $99,000 and expensed. As of July 31, 2016, all were outstanding. On May 14, 2014, the Company also issued warrants valued at $105,000 for 343,559 shares of common stock at an exercise price of $1.85 per share to a qualified investor as a part of his convertible loan package. These warrants expire five years after the date of issuance. These warrants are immediately exercisable, and in June 2015, a portion of the warrants were exercised for 54,054 shares of common stock. As of July 31, 2016, warrants exercisable for 289,505 shares of common stock remain outstanding.

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

        In connection with the offering completed in June 2015, warrants to purchase 109,091 shares of common stock were issued to the underwriters at the public offering price of $2.75. These warrants expire five years after the date of issuance. As of July 31, 2016, all of these warrants were outstanding.

        In connection with the sale of common stock in April 2016, warrants to purchase 1,952,000 shares of common stock were issued at an exercise price of $1.20. As of July 31, 2016, all of these warrants were outstanding.

Equity Incentive Plan

        On July 5, 2016, the Company adopted the 2016 Equity Incentive Plan, or 2016 Plan, which permits the Company to grant equity awards to directors, officers, employees and consultants. In connection with the adoption of the 2016 Plan, the Company ceased to grant equity awards under its 2014 Equity Incentive Plan, or 2014 Plan, which was adopted on January 23, 2014. All grants and awards under the 2014 Plan, including stock options previously issued under BioPharmX, Inc.'s 2011 Equity Incentive Plan which were substituted with stock options issued under the 2014 Plan, remain in effect in accordance with their terms. Stock options generally vest in two to four years and expire ten years from the date of grant. Under the 2016 Plan, 4,000,000 shares were reserved for issuance. The 2014 Plan and 2016 Plan are referred to collectively as the "Plans."

        The following table summarizes the Company's stock option activities under the Plans:

	Available for Grant	Shares	Weighted Average Exercise Prices	Remaining Contractual Life	Aggregate Intrinsic Value
					(in thousands)
Outstanding as of January 1, 2016	350,875	2,704,608	$1.59	8.37	$1,343
Exercised	—	(54,333)	$0.33
Cancelled	87,500	(87,500)	$1.85

Outstanding as of April 30, 2016	438,375	2,562,775	$1.61	8.42	$340
Shares authorized for issuance	4,000,000	—
Granted	(2,635,000)	2,635,000	$0.64
Exercised	—	(18,334)	$0.35
Cancelled	358,416	(358,416)	$2.19
Expired upon termination of the 2014 Plan	(21,691)	—	$—

Outstanding as of July 31, 2016	2,140,100	4,821,025	$0.95	8.94	$502

Vested and exercisable		1,547,679	$1.12	7.68	$237

Vested and expected to vest		4,295,839	$0.97	8.85	$462

Inducement Grants

        The Company has also awarded inducement option grants to purchase common stock to new employees outside of the 2014 Plan as permitted under Section 711(a) of the NYSE MKT Company Guide. Such options vest at the rate of 25% of the shares on the first anniversary of the commencement of such employee's employment with the Company, and then one forty-eighth (1/48) of

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

the shares monthly thereafter subject to such employee's continued service. The following table summarizes the Company's inducement grant stock option activities:

	Shares	Weighted Average Exercise Prices	Remaining Contractual Life	Aggregate Intrinsic Value
				(in thousands)
Balance at January 31, 2016, April 30, 2016 and July 31, 2016	660,000	$1.44	9.22	$—

Vested and exercisable	—	$—	—	$—

Vested and expected to vest	561,692	$1.44	9.22	$—

        The following table summarizes significant ranges of outstanding and exercisable options as of July 31, 2016:

	Options Outstanding			Options Vested and Exercisable
		Weighted Average Remaining Contractual Life (in Years)
Range of Exercise Price	Number Outstanding		Weighted Average Exercise Price	Number Vested and Exercisable	Weighted Average Exercise Price
$0.25 - $0.62	2,547,259	9.05	$0.54	781,418	$0.42
$0.63 - $1.00	887,100	9.56	$0.73	108,332	$0.96
$1.01 - $1.67	1,365,666	9.12	$1.52	209,890	$1.57
$1.68 - $3.00	636,000	8.12	$2.04	403,039	$2.06
$3.01 - $3.25	45,000	0.14	$3.25	45,000	$3.25

	5,481,025	8.97	$1.00	1,547,679	$1.12

        The total intrinsic value of stock options exercised during the three and six months ended July 31, 2016 was approximately $5,000 and $39,000, respectively. The total intrinsic value of stock options exercised during the three and six months ended July 31, 2015 was $1.2 million and $1.3 million, respectively.

8. STOCK-BASED COMPENSATION

        The following table summarizes the stock-based compensation expenses included in the unaudited condensed consolidated statement of operations and comprehensive loss (in thousands):

	For the three months ended July 31,		For the six months ended July 31,
	2016	2015	2016	2015
Research and development	$129	$39	$205	$125
Sales and marketing	98	83	182	207
General and administrative expenses	197	202	310	292

Total	$424	$324	$697	$624

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

        The Company estimates the fair value of stock options granted using the Black-Scholes pricing model. This model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. For employee grants, the fair value is amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. As of July 31, 2016, total compensation costs related to unvested, but not yet recognized, stock-based awards was $2.7 million, net of estimated forfeitures. This cost will be amortized on a straight-line basis over a weighted average remaining period of 2.76 years and will be adjusted for subsequent changes in estimated forfeitures.

Valuation Assumptions

        The following assumptions were used to calculate the estimated fair value of awards granted during the three and six months ended July 31, 2016:

	For the three months ended July 31,		For the six months ended July 31,
	2016	2015	2016	2015
Expected volatility	97.0% - 98.6%	82.6%	97.0% - 98.6%	82.6%
Expected term in years	6.5	6.0	6.5	6.0
Risk-free interest rate	1.14% - 1.28%	1.71%	1.14% - 1.28%	1.62% - 1.71%
Expected dividend yield	—	—	—	—

Expected Term

        The expected term represents the period that the Company's stock-based awards are expected to be outstanding. For awards granted subject only to service vesting requirements, the Company utilizes the simplified method for estimating the expected term of the stock-based award, instead of historical exercise data.

Expected Volatility

        The Company uses the historical volatility of the price of shares of common stock of selected public companies, including the Company's stock price, in the biotechnology sector due to its limited trading history.

Risk-Free Interest Rate

        The Company bases the risk-free interest rate used in the Black-Scholes pricing method upon the implied yield curve currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Expected Dividend

        The Company has never paid dividends on its shares of common stock and currently does not intend to do so and, accordingly, the dividend yield percentage is zero for all periods.

9. INCOME TAXES

        The Company evaluates its ability to recover deferred tax assets, in full or in part, by considering all available positive and negative evidence, including past operating results and its forecast of future taxable income on a jurisdictional basis. The Company bases its estimate of current and deferred taxes

BIOPHARMX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

on the tax laws and rates that are currently in effect in the appropriate jurisdiction. Changes in laws or rates may affect the tax provision as well as the amount of deferred tax assets or liabilities.

        Current tax laws impose substantial restrictions on the utilization of net operating loss and credit carry-forwards in the event of an "ownership change," as defined by the Internal Revenue Code. If there should be an ownership change, the Company's ability to utilize its carry-forwards could be limited.

        As of July 31, 2016 and January 31, 2016, the Company has not recorded any liability for unrecognized tax benefits related to uncertain tax positions. The 2011 to 2015 tax years remain open for examination by the federal and state authorities.

10. SUBSEQUENT EVENTS

        In August 2016, the Company (i) raised net proceeds of approximately $1.4 million in a private offering of 2,423,077 shares of its common stock at $0.65 per share and (ii) issued convertible promissory notes in the principal amount of $1.5 million. One convertible promissory note is secured, has a principal amount of $1.0 million and matures 36 months from the date of issuance if not earlier converted pursuant to the terms therein. The secured note is convertible into shares of the Company's common stock at a conversion rate of $0.80 per share and bears interest at a rate of 10% per year. The secured note will automatically convert into shares of the Company's common stock at the conversion price on the earlier of (a) the closing of a Qualified Financing Event, (b) the Maturity Date, or (c) a Liquidation Event, each as defined and as further described in the secured note. In connection with the issuance of the secured note, the Company entered into a security agreement with the investor pursuant to which the investor was granted a security interest in substantially all assets of the Company. The other convertible promissory note is unsecured, has a principal amount of $0.5 million and matures six months from the date of issuance if not earlier converted pursuant to the terms therein. The unsecured note is convertible into shares of the Company's common stock at a conversion rate of $0.80 per share and bears interest at a rate of 10% per year. The unsecured note will automatically convert into shares of the Company's common stock at the conversion price on the earlier of (a) the Maturity Date, (b) the closing of a public offering of equity securities or securities convertible into equity securities or (c) a Liquidation Event, each as defined and as further described in the unsecured note.

        In connection with the August 2016 private placements, the Company entered into a standstill agreement with certain investors in the common stock offering as well as a registration rights agreement with all investors in the common stock offering, and registration rights agreements with each of the holders of the convertible promissory notes.

        In September 2016, the Company raised net proceeds of approximately $0.8 million in a registered direct offering for the sale of 1,550,000 shares of its common stock at a purchase price of $0.60 per share, which included the issuance of warrants to purchase 1,240,001 shares of common stock with an exercise price of $0.75 per share. The warrants are not exercisable until six months after the date of issuance and are exercisable for five years from the initial exercise date.

22,440,392 Shares of Common Stock

Warrants to Purchase 16,830,294 Shares of Common Stock

PROSPECTUS

Roth Capital Partners

                        , 2016

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following sets forth estimated expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be Paid
SEC registration fee	$1,648
FINRA filing fee	$2,630
Printing expenses	$50,000
Legal fees and expenses	$240,000
Accounting fees and expenses	$40,000
Transfer agent and registrar fees and expenses	$7,000
Miscellaneous expenses	$10,000
Total	$351,278

Item 14.    Indemnification of Directors and Officers.

        The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise.

        The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) actually and reasonably incurred.

        The Registrant's amended and restated certificate of incorporation provides for the indemnification of its directors to the fullest extent permitted under the Delaware General Corporation Law. The Registrant's bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

    •
    transaction from which the director derives an improper personal benefit;

    •
    act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

    •
    unlawful payment of dividends or redemption of shares; or

    •
    breach of a director's duty of loyalty to the corporation or its stockholders.

        The Registrant's amended and restated certificate of incorporation includes such a provision. Under the Registrant's bylaws, expenses incurred by any director or officers in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant, as long as such undertaking remains required by the Delaware General Corporation Law.

        Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and officers that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys', witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

    •
    indemnification beyond that permitted by the Delaware General Corporation Law;

    •
    indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

    •
    indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant's stock;

    •
    indemnification for proceedings involving a final judgment that the director's or officer's conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination) or a breach of his or her duty of loyalty or resulting in any personal profit or advantage to which the director or officer is not legally entitled;

    •
    indemnification for proceedings or claims brought by an officer or director against the Registrant or any of the Registrant's directors, officers, employees or agents, except for (i) claims to establish or enforce a right of indemnification, (ii) claims approved by the Registrant's board of directors, or (iii) claims required by law;

    •
    indemnification for settlements the director or officer enters into without the Registrant's consent; or

    •
    indemnification in violation of any undertaking required by the Securities Act of 1933, as amended (the "Securities Act") or in any registration statement filed by the Registrant.

        The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        There is at present no pending litigation or proceeding involving any of the Registrant's directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

        The Registrant has entered into an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

        The Registrant plans to enter into an underwriting agreement which provides that the underwriters are obligated, under some circumstances, to indemnify the Registrant's directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

        The Registrant's restated certificate of incorporation provides that none of its directors shall be personally liable to the Registrant or its stockholders for monetary damages for an act or omission in such director's capacity as a director; provided, however, that the liability of such director is not limited to the extent that such director is found liable for (i) a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of the director is expressly provided by an applicable statute.

        The Registrant's restated certificate of incorporation and bylaws provide that the Registrant shall indemnify its officers, directors, agents and any other persons to the fullest extent permitted by applicable law. The Registrant's directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such. Pursuant to terms of their employment contracts, certain of the Registrant's officers are entitled to indemnification in their capacity as such and to the fullest extent permitted by applicable law.

        At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification would be required or permitted. The Registrant is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 15.    Recent Sales of Unregistered Securities.

        The following is a summary of all securities that we have sold within the past three years without registration under the Securities Act.

  (1)
  From September 2012 to March 2014, we issued 6% convertible notes to investors in the aggregate principal amount of $2.3 million. The then outstanding balance and unpaid interest on these notes converted into 1,526,001 shares of our common stock in 2014.

  (2)
  On January 23, 2014, we issued 7,025,000 shares of our common stock to the stockholders of BioPharmX, Inc. pursuant to a share exchange agreement.

  (3)
  From March 2014 to November 2014, we issued and sold an aggregate of 4,207,987 shares of Series A preferred stock to 47 accredited investors for aggregate consideration of $7.8 million, and issued warrants to purchase an aggregate of 2,042,589 shares of our common stock at an exercise price of $3.70 per share.

  (4)
  On May 16, 2014, in connection with our reincorporation into Delaware, each outstanding share of common stock was converted into one share of the new Delaware corporation and each outstanding share of preferred stock was converted into one preferred share of the new Delaware corporation.

  (5)
  On November 10, 2014, we issued 290,000 shares of restricted common stock to one accredited investor.

  (6)
  From March 2014 to September 2016, we issued an aggregate of 618,716 shares of common stock upon the exercise of warrants for aggregate proceeds of $1.5 million.

  (7)
  In December 2015, we issued and sold 4,100,000 shares of common stock to two accredited investors at a purchase price of $1.43 per share, or aggregate consideration of $5.9 million.

  (8)
  From August 2016 to September 2016, we issued and sold 2,423,077 shares of common stock to 17 accredited investors at a purchase price of $0.65 per share, or aggregate consideration of $1.6 million.

  (9)
  In August 2016, we issued 10% convertible notes to two accredited investors in the aggregate principal amount of $1.5 million.

  (10)
  In September 2016, we issued warrants to purchase up to 1,240,001 shares of common stock at an exercise price of $0.75 per share to five accredited investors.

  (11)
  In September 2016, we issued warrants to purchase up to 46,500 shares of common stock at an exercise price of $0.75 per share to one accredited investor.

        The offers, sales and issuances of the securities described in above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions.

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

        The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

  (b)
  Financial statement schedules

        All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (7)   The undersigned registrant hereby undertakes that:

            (i)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

            (ii)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, California, on November 4, 2016.

BIOPHARMX CORPORATION
By:	/s/ ANJA KRAMMER Anja Krammer President

        Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ ANJA KRAMMER Anja Krammer		President and Director (Principal Executive Officer)	November 4, 2016
/s/ GREG KITCHENER Greg Kitchener		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 4, 2016
* Michael Hubbard		Director	November 4, 2016
* Stephen Morlock		Director	November 4, 2016
*By:	/s/ ANJA KRAMMER Anja Krammer Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description
1.1	†	Form of underwriting agreement.
3.1		Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.01 to the Registrant's Registration Statement on Form S-8 filed January 26, 2015 (File No. 333-201708)).
3.2
Certificate of Elimination of Certificate of Designations, Preference and Rights of Series A Preferred Stock (incorporated by reference from Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed March 18, 2016 (File No. 001-37411)).
3.3		Bylaws of the Registrant (incorporated by reference from Exhibit 4.02 to the Registrant's Registration Statement on Form S-8 (File No. 333-201708)).
4.1		Specimen Stock Certificate of Registrant (incorporated by reference from Exhibit 4.03 to the Registrant's Registration Statement on Form S-8 (File No. 333-201708)).
4.2
Standstill Agreement, dated August 12, 2016, by and among the Registrant and the purchasers listed on Schedule I thereto (incorporated by reference from Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed August 18, 2016).
4.3
Registration Rights Agreement, dated August 12, 2016, by and among the Registrant and the purchasers listed on Schedule I thereto (incorporated by reference from Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed August 18, 2016).
4.4
Registration Rights Agreement, dated August 17, 2016, by and between the Registrant and RTW Master Fund, Ltd. (incorporated by reference from Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed August 18, 2016).
4.5	@	Assignment and Acceptance, dated September 8, 2016, by and among the Registrant, RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd.
4.6	@	Secured Convertible Promissory Note, dated September 8, 2016, issued to RTW Master Fund, Ltd.
4.7	@	Secured Convertible Promissory Note, dated September 8, 2016, issued to RTW Innovation Master Fund, Ltd.
4.8
Convertible Promissory Note, dated August 24, 2016, issued to Xiao Dong Hua (incorporated by reference from the form of Convertible Promissory Note included as Exhibit 4.6 to the Company's Current Report on Form 8-K filed on August 18, 2016).
4.9
Registration Rights Agreement, dated August 24, 2016, by and between the Registrant and Xiao Dong Hua (incorporated by reference from Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed August 24, 2016).
4.10
Registration Rights Agreement, dated December 10, 2015 by and between the Registrant, Strategic Series-Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds-Franklin Biotechnology Discovery Fund (incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed December 11, 2015).
4.11
Form of Common Stock Purchase Warrant (issued in connection with April 2016 stock offering) (incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed March 29, 2016).
4.12
Form of Underwriters' Warrant Agreement (issued in connection with June 2015 stock offering) (incorporated by reference from Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 filed June 1, 2015 (File No. 333-203317)).

Exhibit No.		Description
4.13		Form of Common Stock Purchase Warrant issued in connection with Series A stock offering (incorporated by reference from Exhibit B to Exhibit 10.11 to the Registrant's Annual Report on Form 10-K filed March 31, 2014).
4.14
Investor Rights Agreement, dated October 24, 2014, between BioPharmX Corporation, James Pekarsky, Anja Krammer, Kin Chan and KIP Overseas Expansion Platform Fund (incorporated by reference from Exhibit 10.13 to the Registrant's Annual Report on Form 10-K filed May 2, 2016).
4.15		Form of Warrant (issued in connection with September 2016 stock offering) (incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed September 27, 2016).
4.16	*	Form of Common Stock Purchase Warrant.
4.17	*	Form of Representative's Common Stock Purchase Warrant.
5.1	*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.1
Purchase Agreement, dated December 9, 2015, by and between the Registrant, Strategic Series-Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds-Franklin Biotechnology Discovery Fund (incorporated by reference from Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed December 11, 2015).
10.2
Purchase Agreement, dated August 12, 2016, by and among the Registrant and the purchasers listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed August 18, 2016).
10.3
Letter Agreement, dated August 12, 2016, by and among the Registrant, Franklin Strategic Series – Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund (incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed August 18, 2016).
10.4
Security Agreement, dated August 17, 2016, by and between the Registrant and RTW Master Fund, LTD (incorporated by reference to Exhibit 10.4 of the Registrant's Current Report on Form 8-K filed August 18, 2016).
10.5		Form of Securities Purchase Agreement (incorporated by reference from Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed September 27, 2016).
10.6
Engagement Letter between BioPharmX Corporation and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, dated as of September 24, 2016 (incorporated by reference from Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed September 27, 2016).
10.7	+
2016 Equity Incentive Plan and forms of agreements thereunder (incorporated by reference from Exhibits 4.04, 4.05, 4.06. 4.07, 4.08 and 4.09 to the Registrant's Registration Statement on Form S-8 filed September 14, 2016).
10.8	+
Employment Agreement, dated August 10, 2015, by and between the Registrant and Greg Kitchener (incorporated by reference from Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q filed September 14, 2015).
10.9	+
Notice of Inducement Option Grant and Inducement Stock Option Plan and Agreement, dated August 10, 2015, by and between the Registrant and Greg Kitchener (incorporated by reference from Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q filed September 14, 2015).
10.10	+	2014 Equity Incentive Plan (incorporated by reference from Exhibit 10.7 to the Registrant's Current Report on Form 8-K filed January 27, 2014).

Exhibit No.		Description
10.11	+	Form of 2014 Equity Incentive Plan award agreement (incorporated by reference from Exhibit 4.05 to the Registrant's Registration Statement on Form S-8 filed January 26, 2015).
10.12	+	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.16 to the Registrant's Registration Statement on Form S-1/A filed May 14,2015).
10.13		Commercial Supply Agreement (incorporated by reference from Exhibit 10.17 to the Registrant's Registration Statement on Form S-1/A filed May 14,2015).
10.14
Amended and Restated Collaboration and License Agreement dated March 1, 2013 between BioPharmX, Inc. and Iogen LLC (incorporated by reference from Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed January 27, 2014).
10.15
Collaboration and Supply Agreement dated October 22, 2013 between BioPharmX, Inc. and Nutech Medical, Inc. (incorporated by reference from Exhibit 10.5 to the Registrant's Current Report on Form 8-K filed January 27, 2014).
10.16		Lease Agreement dated August 23, 2013 between Prologis, L.P. and BioPharmX, Inc. (incorporated by reference from Exhibit 10.6 to the Registrant's Current Report on Form 8-K filed January 27, 2014).
21.1		List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant's Annual Report on Form 10-K filed on May 2, 2016).
23.1	*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	*	Consent of Burr Pilger Mayer, Inc.
24.1	@	Power of Attorney.
101.INS	*	XBRL Instance Document.
101.SCH	*	XBRL Schema Document
101.CAL	*	XBRL Calculation Linkbase Document
101.DEF	*	XBRL Definition Linkbase Document
101.LAB	*	XBRL Label Linkbase Document
101.PRE	*	XBRL Presentation Linkbase Document

*
Filed herewith
@
Previously filed
†
To be filed by amendment
+
Management contract or compensatory plan or arrangement